UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

Amendment No. 1

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

MYECHECK, INC.

(Exact name of registrant as specified in its charter)

WYOMING	20-1884354
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2600 E. BIDWELL STREET, STE 190
FOLSOM, CA	95630
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (844) 693-2432

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

NONE	NONE

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.00001 par value

Preferred Stock, $0.00001 par value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

MyECheck, Inc.

FORM 10

Amendment No. 1

FORWARD LOOKING STATEMENTS

CERTAIN STATEMENTS IN THIS ANNUAL REPORT ON FORM 10, OR THE "REPORT," ARE "FORWARD-LOOKING STATEMENTS." THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS ABOUT THE PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS OF MYECHECK, INC., A WYOMING CORPORATION AND OTHER STATEMENTS CONTAINED IN THIS REPORT THAT ARE NOT HISTORICAL FACTS. FORWARD-LOOKING STATEMENTS IN THIS REPORT OR HEREAFTER INCLUDED IN OTHER PUBLICLY AVAILABLE DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE "COMMISSION," REPORTS TO OUR SHAREHOLDERS AND OTHER PUBLICLY AVAILABLE STATEMENTS ISSUED OR RELEASED BY US INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE OUR ACTUAL RESULTS, PERFORMANCE (FINANCIAL OR OPERATING) OR ACHIEVEMENTS TO DIFFER FROM THE FUTURE RESULTS, PERFORMANCE (FINANCIAL OR OPERATING) OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FUTURE RESULTS ARE BASED UPON MANAGEMENT'S BEST ESTIMATES BASED UPON CURRENT CONDITIONS AND THE MOST RECENT RESULTS OF OPERATIONS. WHEN USED IN THIS REPORT, THE WORDS "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "BELIEVE," "SEEK," "ESTIMATE" AND SIMILAR EXPRESSIONS ARE GENERALLY INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, BECAUSE THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES. THERE ARE IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS, INCLUDING OUR PLANS, OBJECTIVES, EXPECTATIONS, INTENTIONS AND OTHER FACTORS.

PART I

Item 1. Business

Business Summary

MyECheck is the pioneer of the fully electronic check, the leader in electronic check technology, and the trusted advisor in the rapidly evolving landscape of consumerism in the payments industry. Electronic checks are considered by many to be the fastest, safest and lowest cost payment method in America, providing secure, low cost, same day payments from any checking account. MyECheck offers a variety of electronic check services for almost any application including personal, business and government payments.

Focused on defining real time secure mobile payments, MyECheck offers a suite of mobile payment apps that can be downloaded onto any smart mobile device and used immediately with no special hardware requirements. MyECheck’s merchant point-of-sale app can be downloaded and run from leading accounting software enabling mobile commerce for anyone, anywhere, anytime.

MyECheck is a leading mobile payment system licensor and develops custom mobile payment solutions for corporations and payment service providers.

Founded in 2004 the day Check 21 legislation became effective, MyECheck has evolved the payments landscape by creating the platforms that enable real-time mobile and online payments for all applications and users.

Summary History of MyECheck

MyECheck started processing transactions on version one of its software platform in July of 2005 and continued through March of 2006, after which it ceased processing in order to further develop and refine its service offerings.

During the period from March of 2006 through September 2007, MyECheck redesigned and developed its software platform to better suit the demands of its prospective customers and to ensure the accurate performance of the software.

MyECheck had been sponsored by First Regional Bank, and successfully completed approval and check image file (ANSI X9.37) testing with the Federal Reserve Bank in the second quarter of 2007. On January 29, 2010, the Company’s sponsoring bank, First Regional Bank, was closed by the Federal Deposit Insurance Corporation (FDIC). The new bank acquiring the old bank from the FDIC obtained all rights to accept or reject former contracts. The new bank elected to reject the Company’s agreement with the old bank. The Company is in the process of moving its customers to one of its other processing banks, such as JP Morgan Chase and Bank of America. While the Company does image cash letter deposits with JP Morgan Chase and Bank of America, there is currently no direct contractual relationship between MyECheck and JP Morgan Chase or Bank of America. The Company only makes deposits to their customer’s accounts.

MyECheck entered into a merger agreement in November 2007 with Sekoya Holdings Ltd., a non-trading Nevada corporation in the process of developing an online payment system for use in the Chinese online community.  This agreement was amended on February 4, 2008, and became effective on March 14, 2008. Under the merger agreement, shareholders of Sekoya at the time of the merger would own approximately 40% of the shares of the surviving company and shareholders of MyECheck would own approximately 60% of the surviving company, with all parties being diluted by additional financing to be completed following the Merger (excluding 2,000,000 shares held in escrow as remedies for breaches of the Merger Agreement). Subsequent to the acquisition by MyECheck, Sekoya’s operations were phased out.

MyECheck filed a Registration Statement with the SEC in February, 2008, to have its securities traded on the OTC:BB exchange. The Company engaged Berman & Co., PA as their auditors and became a fully reporting company in June, 2008. At that time, MyECheck commenced trading on the OTC:BB exchange. After the Company’s sponsoring bank, First Regional Bank, shut down, MyECheck had very limited revenue and few prospects for capital. As a result, the Company was unable to maintain the costs associated with being a fully reporting company. On October 5, 2012, the Company filed Form 15 with the SEC to terminate its reporting obligations and has since been trading on the OTC:PK as a limited reporting company.

Revenue

Revenue is generated from transaction fees charged to companies that contract with MyECheck to utilize the Company’s services. In addition, the Company also generates revenue from software licensing and maintenance fees. The Company charges a flat fee per transaction that is relatively low in comparison to card interchange rates plus fees. A transaction fee is charged per electronic check and per use of MyECheck’s fraud control tools. Fees for fraud control vary according to the amount of fraud screening required per each merchant.

About Check 21

Check 21 was signed into law on October 28, 2003, and became effective on October 28, 2004. Check 21 is designed to foster innovation in the payments system and to enhance its efficiency by reducing some of the legal impediments to check truncation. The law facilitates check truncation and permits banks to truncate original checks and to process check information electronically. As a result, the check clearing system has transformed from a paper exchange system to an electronic exchange system, whereby financial institutions can now handle and process all checks electronically, increasing efficiencies and reducing time and costs.

MyECheck leverages Check 21 by utilizing the national electronic check clearing networks that were created as a result of the law. The Company uses the national electronic check clearing system to process and clear the fully electronic checks that it creates.

The Company is aware of other companies that have emerged as a result of the opportunities created by Check 21. To date these companies have not been direct competitors to MyECheck. Primarily because most companies engaged in the Check 21 related industries have been focused on imaging, formatting and clearing checks that originated as paper items while MyECheck has focused on the processing of the fully electronic checks..

MyECheck believes that competition in the fully electronic check space will increase in the near future as changes to Reg CC, the law that defines payment instruments, further enables fully electronic checks.

The Services of MyECheck

MyECheck offers comprehensive, easily implemented solutions that include real-time check authorization, payment guarantee, check image creation and clearing and complete online reporting. Set out below are services that MyECheck provides or intends to provide as part of its business plan.

Electronic Check Service

Internet merchants and other companies wishing to accept payments online or over a telephone (“Merchants”) can directly integrate with MyECheck’s payment engine. Payer check data is collected by the Merchant either at the Merchant’s website or over the telephone, and is transmitted in real-time to MyECheck for processing.

MyECheck uses patented technology, US Patent 7389913 – Method and apparatus for online check processing, to generate electronic checks in accordance with the Federal Reserve Check 21 specification. Electronic checks are formatted and are transmitted in near real-time to banks, or more commonly directly to the Federal Reserve for clearing on behalf of MyECheck’s partner bank(s).

MyECheck believes that its electronic check service overcomes many of the shortcomings of Automated Clearing House (“ACH”) based e-check systems and cost effectively provides higher transaction success rates, faster funds clearing and fewer returned items.

MyECheck believes that it is positioned to capture a significant market share of the payments industry with a viable alternative payment method for mobile and online payments.

Check Authorization Service

MyECheck offers Check Authorization Service that enables merchants to verify consumer provided data, check the status of the customer’s bank account, provide evidence that the consumer has authorized the check and predict the likelihood of a check being returned unpaid. Businesses that accept payments online through MyECheck utilize this service to provide greater assurance that the check will clear. Transactions can be approved or declined based upon the results of the Check Authorization Service.

Check Guarantee Service

MyECheck co-markets with Giact Systems, Inc., Check Guarantee Provider, to offer Check Guarantee Services. On June 11, 2014, the Company entered into a Services Agreement with Giact Systems, Inc. for a term of one (1) year with automatic renewal for like periods unless either Party gives a 30 day written notice of its intent not to renew. See Exhibit 10.18.

The Check Guarantee Provider warranties all approved checks and reimburses the Payee for financial losses incurred as a result of returned checks. The Check Guarantee Provider buys the returned checks that have been warranted from merchants for the full face value of the returned checks. MyECheck merchants utilize Check Guarantee Service so that they can ship products or provide services immediately without having to wait for the check to clear.

The Check Guarantee Service also eliminates the need for Merchants to collect on returned checks from their customers. The Check Guarantee Providers are independent third parties whose services are offered to Merchants separately from the MyECheck service. MyECheck is not compensated by, and does not compensate, Check Guarantee Providers. MyECheck may in the future enter into compensated arrangements with Check Guarantee Providers.

Merchant Reporting

Through our Merchant interface, MyECheck provides the following reports:

•	Detailed transaction history
o	Successful
o	Failed
•	MyECheck fees and settlement statements

In addition to the above reports, pertinent information is returned at the end of each transaction to facilitate reporting on the Merchant side.

Mobile Payment Apps

MyECheck plans to launch mobile payment applications in the third quarter of 2015. The Mobile Payment Apps’ launch is dependent upon one or more bank partners and that the bank partners are able to provide the services required by MyECheck. If the bank partners are unable to provide the services required by the Company, the launch of the Mobile Payments App may not occur or may be delayed. When launched, the Company expects that the mobile payments applications will enable secure mobile commerce between registered users. There is a User application and a Merchant application, each can be downloaded, registered and used in real time. The merchant application system will facilitate a complete merchant point of sale that is software only based, such that there are no additional hardware requirements such as NFC (near field communication). The Company believes the merchant application system will enable point of sale payments from anyone in the US with any smart mobile device at a very low cost without interchange fees or costly equipment.

Licensed Remote Payment Processing

MyECheck licenses its custom payment software solutions to payment processors, banks and enterprise clients.

G-Pay

MyECheck’s G-Pay service is a fully electronic payment service for government entities. Management is unaware of any other similar system on the market that has the same capabilities as G-Pay. The G-Pay solution enables electronic check payments from any government account, allowing government entities to transfer money fully electronically, eliminating paper checks and wire transfers from their processes. G-Pay is designed to save time and money for any government entity.

Emerging Growth Company

We are an "emerging growth company" as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this registration statement and future filings.

As a company with less than $1.0 billion in revenue during our most recently completed fiscal year, we qualify as an "emerging growth company" as defined in Section 2(a) of the Securities Act of 1933, as amended, which we refer to as the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not emerging growth companies. These provisions include:

•	Reduced disclosure about our executive compensation arrangements;
•	No non-binding shareholder advisory votes on executive compensation or golden parachute arrangements;
•	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and
•	Reduced disclosure of financial information in this registration statement, including two years of audited financial information and two years of selected financial information.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenues as of the end of a fiscal year, if we are deemed to be a large-accelerated filer under the rules of the Securities and Exchange Commission, or if we issue more than $1.0 billion of non-convertible debt over a three-year-period.

The JOBS Act permits an emerging growth company to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are choosing to "opt out" of this provision.

Company Competition

MyECheck’s competition includes other payment methods such as credit and debit card processing systems, Automated Clearing House (ACH) processing systems, paper checks and even cash, along with other electronic check processing systems.

A stream of alternative payment brands have emerged, some of which have experienced tremendous growth. However, virtually all of these payment services require consumers to pay using either a payment card or ACH-based e-Checks, and offer nothing substantially new with respect to a payment method.

Although there are a very large number of companies selling credit card services called Independent Sales Organizations (ISOs), virtually none of these sell electronic check services.

The Company has many competitive advantages over ACH based e-Checks. Since MyECheck does not use the ACH network, transactions are not subject to National Automated Clearing House Association (“NACHA”) regulation, including their rules, fees and fines. Electronic checks are governed by Uniform Commercial Code and federal Check 21 regulations which are more favorable to the Payee than NACHA rules. Electronic checks work with more bank accounts than ACH payments, resulting in fewer items being returned unpaid. Electronic checks also clear at least a day faster than ACH items. However, ACH processing systems are more well-established within the marketplace, and the industry has invested considerable resources in ACH processing systems. ACH rules make it easier for a payer to reverse a transaction after it clears affording more convenient fraud protection for consumers but a much weaker fraud protection for the recipient of the payment.

Other fully electronic check services providers have merged and some are successful within the marketplace. These companies pose the most direct competitive threat to MyECheck. Some of these companies include CheckAlt, Check21.com and The ECheck to name a few. MyECheck believes that its rights to US Patent 7389913 will help stave off some direct competition. The Company recently filed a patent infringement lawsuit against a direct competitor, Zipmark. (See Exhibit 10.12)

MyECheck provides access to more US consumers than any other payment method because it can be used to clear checks from 100% of US checking accounts, including business accounts and accounts where ACH does not work. MyECheck facilitates fast funds clearing for the Merchant, providing same day or next day availability of funds to the merchant’s bank. MyECheck does not charge interchange fees therefore it has a much lower cost than card processing systems.

E-commerce & The Mobile Payments Industry

The payments industry is going mobile, and the mobile payments industry is exploding with growth. Companies such as Apple, Google, Microsoft, Amazon and Starbucks, all companies not known for being payments companies, have entered the mobile payments arena. The industry could be the largest in the world, with trillions of dollars in processing at stake.

The coming payment systems will allow people to spend at retail locations without having to carry a traditional wallet with cash, cards and paper checks. The mobile device will replace the leather wallet, and transactions will originate from mobile devices, including consumer to business payments, business-to-business (B2B) and government payments.

MyECheck believes its product mix to be the optimum offering to engage in the mobile payments industry. The Company’s fully electronic check service clears checks the same day from any checking account, therefore MyECheck believes that the electronic check is the fastest and safest method of loading money onto mobile wallets at a low cost. The Company’s mobile app systems can be adopted by anyone, anywhere, and at any time enabling low cost, secure mobile commerce without any barriers to adoption such as swipe devices or NFC hardware.

Although many new payment schemes exist today with many more on the horizon, the vast majority of these systems continue to be based upon the two fundamental payment methods, credit and debit.

Successful payment solutions such as PayPal offer a slight twist to the traditional payment mechanism of credit cards. PayPal for example, offers consumer payment options consisting of either credit cards or bank debit through the ACH network.

Other e-check (online electronic check) solutions are based upon the ACH (automated clearing house) system. ACH transactions are bank electronic funds transfers whereby the consumer’s bank account is debited and the recipients account is credited. ACH transactions work reasonably well in most instances, however the system does suffer from some shortcomings which have impacted adoption.

The ACH system was designed in the 1970s and has experienced multiple upgrades to add new capabilities. As a payment backbone, the ACH network is a robust and reliable system, and the NACHA rules provide a regulatory framework that protects the parties involved in transactions on the system. The marketplace is familiar and somewhat comfortable with ACH which causes a resistance to change the established process.

ACH transactions are governed by NACHA, (the National Automated Clearing House Association), which imposes a substantial number of rules and regulations upon the transactions and their users. Compliance with the many, and continuously updating, NACHA operating rules can be complicated for Merchants. The rules afford the ability for payers to easily reverse a transaction, if they believe it wasn’t authorized, providing an easy charge back for the payer but leaving the merchant vulnerable to fraud.

ACH transactions take several days to clear through the system. During the clearing period the recipient has no way to determine if the transaction is even going to clear or if it will result in an administrative return. ACH has more than 60 reasons why a transaction can fail. Many times it is because the consumer’s bank has chosen not to participate in ACH, or the subject account is an ineligible account type for ACH according to NACHA rules.

Checks in 2012, continue to be the number one non-cash payment method in the US. This ACH activity is the primary market focus of MyECheck.

Federal Reserve Proposed New Rule, February 4, 2014

On February 4, 2014, the Board of Governors of the Federal Reserve System took the final step before creating a new law that will define a new payment instrument called the “electronic check”. Request for comment was made on the proposed rule through May, 2014.

The Federal Reserve Board proposes to include two new defined terms, ‘‘electronic check’’ and ‘‘electronic returned check,’’ in Regulation CC, and would define ‘‘electronic check’’ and ‘‘electronic returned check’’ as (1) an electronic image of a check, or returned check, or electronic information related to a check, or returned check, that a bank sends to a receiving bank pursuant to an agreement with the receiving bank, and (2) that conforms with ANS X9.100-187, unless the Board determines that a different standard applies or the parties otherwise agree. The Federal Reserve Board’s proposal included the following description of an electronic check:

“Electronically-created items are electronic images that resemble images of the fronts and backs of paper checks but that were created electronically and not from, for example, scanning a paper check in order to create the electronic image. Electronically-created items are also sometimes referred to as ‘‘electronic payment orders’’ or ‘‘EPOs.’’ For example, a corporate customer sending payments might, rather than printing and mailing a paper check, electronically create an image that looks exactly like an image of the corporate customer’s paper checks, and email the image to the payee. Alternatively, a consumer might use a smart-phone application through which the consumer is able to fill in the payee and amount, and provide a signature, on the phone’s screen. The application then electronically sends the image to the payee.”

The new rule is valuable to MyECheck because it provides a regulatory framework for electronic checks and would enable banks to more easily adopt the technology and understand what the risks and liabilities are. The rule defines who is responsible for the item throughout the clearing process. As of the date of the filing, the new law has not been adopted.

MyECheck believes that US Patent 7389913 describes a method for creating a new payment instrument that the Federal Reserve is naming “electronic check”. MyECheck has the exclusive master license to US Patent 7389913 as described below.

US Patent 7389913 Method and apparatus for online check processing

On June 24, 2008, the Company entered into a Patent License Agreement with MyECheck’s CEO, Edward R. Starrs (as Licensor) for a term of nineteen (19) years to use the invention described in US Patent Number 7389913, Method and apparatus for online check processing. This license is relevant to the Company as MyECheck is in the business of providing electronic check services to businesses, payment services providers, financial institutions and other government entities. (See Exhibit 10.17, Patent License Agreement). The following is an excerpt from the Patent summarizing the invention:

SUMMARY OF THE INVENTION In general, in one aspect, this specification describes a computer-implemented method for processing an online payment for an item. The method includes receiving information from a user corresponding to the online payment for the item. The information from the user is received through a graphical user interface, and includes an authorization to pay for the item using an electronic check. The method further includes creating an electronic image of an authorized demand draft based on the authorization received from the user. The electronic image of the authorized demand draft is created directly from the information provided by the user through the graphical user interface.

Particular implementations can include one or more of the following features. Creating an electronic image of an authorized demand draft can include creating an electronic image of an authorized demand draft that is compliant with the Check Clearing for the 21st Century Act (Check 21). The electronic image of the authorized demand draft can be unsigned by the user. The method can further include transmitting the electronic image of the authorized demand draft to a financial institution, and receiving funds from the financial institution based on the electronic image of the authorized demand draft to provide payment for the item.

Creating an electronic image of an authorized demand draft, transmitting the electronic image of the authorized demand draft to a financial institution, and receiving funds from the financial institution based on the electronic image of the authorized demand draft can be performed substantially in real-time. The method can further include performing one or more real-time verifications on the user prior to creating the electronic image of the authorized demand draft.

A check processing system for processing an online payment from a user, the online payment being for an item that is purchasable through a website of a merchant. Particular implementations can include one or more of the following features. The item can comprise one of a physical product, a service, digital media, or digital content. The financial institution can be one of a bank, savings and loan (S&L), credit union, or Federal Reserve. Implementations may provide one or more of the following advantages. In one implementation, a fully integrated online check processing system is provided that functions much like credit card authorization and settlement, but is much more universally available to consumers or other users.

Implementations of the present invention relates generally to data processing, and more particularly to methods and apparatus for processing a bank instrument. Various modifications to implementations and the generic principles and features described herein will be readily apparent to those skilled in the art. Thus, the present invention is not intended to be limited to the implementations shown but is to be accorded the widest scope consistent with the principles and features described herein.

MyECheck’s Mobile Product Strategy

MyECheck’s strongest competitive advantage as an electronic payment platform is its exclusive ability to enable transfers from any checking account. MyECheck believes that electronic checks clear faster, have fewer returns and are lower in cost than ACH e-Checks and card transactions. The benefits are substantial making the MyECheck platform clearly superior in many ways for mobile payments.

MyECheck provides three types of mobile payment solutions for different applications:

1) As a backend or wholesale processor to Mobile Payment Service Providers (MPSP). These include payment processors, e-wallets, stored value, and large merchant proprietary payment systems. The MPSP integrates with MyECheck in the traditional manner.

2) As a MPSP with a comprehensive solution for POS purchases on mobile devices.

3) As a licensor of customized mobile payment solutions MyECheck has developed and expects to launch new products in the coming months including an end-to-end turn-key mobile payments solution that any business can easily implement remotely. The retail Point Of Sale system will include user apps for Apple and Android devices, and a download merchant POS app that runs on Quickbooks accounting software. There are two mobile payment systems, one has higher security and has been developed for regulated industries. The other has been developed for retail sales, however the set-up and process flow is almost identical. The Merchant only requires an internet connected computer with Quickbooks and a bank account, the User only requires an internet connected mobile device or tablet and a checking account.

The process flow for remote registration apps the regulated industries system:

Step 1: Merchant downloads, installs and registers MyECheck Merchant App

Step 2: User downloads and installs MyECheck User App

Step 3: User selects Merchant in User App Merchant Menu

Step 4: User enters Registration Data and submits to Merchant App

Step 5: Merchant App validates Bank Data and Pre-Approves/Declines User Account

Step 6: User presents ID at Merchant Location, Merchant compares to Registration Data

Step 7: Merchant App displays QR code to User App containing User Account Token

Step 8: At POS Merchant App displays QR code to User App containing Invoice

Step 9: User App displays Transaction Detail and prompts authorization

Step 10: User authorizes payment by sending Token to Merchant App

Step 11: Merchant App verifies User Bank Account and Approves/Declines Transaction

Step 12: Merchant App sends receipt to User App

Step 13: MyECheck backs up transaction data at an independent data warehouse.

With this uniquely broad range of capabilities, MyECheck can serve almost any customer in any market either directly or through one of MyECheck’s licensees or MPSP partners. This model also enables growth through leveraging partners’ existing customer base and sales and marketing resources.

Employees and Contractors

As of June 30, 2015, we employed seven (7) full-time employees. We also use outside contractors on an as needed basis.

Leases

On July 1, 2014, MyECheck, leased approximately 3700 square feet of Class A Office Space from Maidu Investment, LLC (“Maidu Investment”) at the office development known as College Point Business Center, located at 2600 E. Bidwell Street in the City of Folsom, State of California as its corporate headquarters and primary product development center. This is a 42 month full service lease expiring on December 31, 2017 with an average rent per month of $4,866. The rent increases annually by $0.05 per square foot. Both physical and electronic security features are employed at this location.

On October 28, 2014, MyECheck amended its original lease agreement with Maidu Investment, LLC (Maidu Investment) at the office development known as College Point Business Center, located at 2600 E. Bidwell Street in the City of Folsom, State of California, to include an expansion space defined as Suite 190. The lease term on the expansion space is 42 months expiring on June 30, 2018 with an average combined rent per month of $10,998. MyECheck paid an additional security deposit in the amount of $20,000, for a combined deposit amount of $52,812.

In addition, MyECheck entered into a secured networking co-location lease with QTS Data Center. The term of this lease agreement is thirty nine (39) months, and the monthly lease payment is at $500. MyECheck uses the services of QTS Data Center, located about 90 miles from San Francisco in seismically-neutral Sacramento. The data center and the Folsom office are connected via a secure VPN, allowing the development staff to interact with the MyECheck development, test, and production equipment.

On January 27, 2015, MyECheck entered into a copier equipment lease with Caltronics Business Systems. The term of this lease agreement is thirty nine (39) months and the monthly lease payments are $155, with a fair market value buyout at the end of the thirty nine month lease. (See Exhibit 10-22)

On March 1, 2015, Seergate, Ltd. (a recently acquired subsidiary of the Company) entered into a sublease with YK. Multimedia, Ltd. renting one room within the offices of an Executive Suite located on level 1 at “Gamla Building in Park” in Ra’anana, Israel. This lease is open ended and can be terminated with a thirty day written notice of intent to vacate the premises at any time. The monthly rent is $900 U.S. and is prepaid in increments of three months in advance. There was no deposit or guarantee required.

Regulation

Since MyECheck processes but does not conduct transactions, and does not directly hold or transfer cash, we are not subject to direct federal, state or local regulations regarding money transfer. We are also not subject to any regulation or law that applies to accessing or conducting Internet commerce. We are only subject to regulations applicable to general business conduct. However, there are no assurances that MyECheck will not be subject to financial regulations in the future.

Cost of Compliance with Environmental Regulation

MyECheck currently has no costs associated with compliance with environmental regulations. However, there can be no assurances that MyECheck will not incur such costs in the future.

Software Development

In April 2006, MyECheck entered into an open ended software development agreement with R Systems International Ltd., a software product development company. At December 31, 2007, MyECheck no longer utilized these services. MyECheck also develops some of its software in-house and utilizes independent contractors. Per the contractual agreements with the independent contractors, the Company owns all intellectual property created by the independent contractors. We have architected the MyECheck ‘Engine’ to run on the rock-solid RHEL

(Red Hat Enterprise Linux) platform. Security and scalability has been our priority from the beginning, resulting in a multi-threaded check engine that is capable of automatically scaling to any load.

By taking a modular approach to systems design, we will avoid being orphaned as new technologies emerge. This approach has served us well for the past 10 years, allowing us to improve our system without a complete redesign. An example of this is in our service APIs. Our original web services were created using SOAP (Simple Object Access Protocol). SOAP is a way for a program running in one operating system to communicate with a program with the same or different type of operating system. Current methods “consume” our web services based upon REST (REpresentational State Transfer). REST is a simple stateless architecture that generally runs over HTTP. REST is often used in mobile applications. SOAP and REST both allow us to roll-out new technologies without orphaning our existing customers.

With the acquisition of GreenPay LLC., in August of 2014, MyECheck has assumed primary responsibility for significantly improving the mobile payments platform. We believe this platform will greatly extend MyECheck’s ability to leverage the ubiquity of smartphones and capitalize on the growth of mobile payments. We currently have both Android and iOS apps in our product pipeline. We have avoided some mobile technologies that have inherent security blind spots and embraced others that are more robust. We are creating products that will offer both complete security and ease of use.

Our web site (www.MyECheck.com) is not only a community outreach and marketing tool, but has been securely designed as a merchant/user gateway to the MyECheck services. This gives our customers a comprehensive, single point of access to all their merchant needs and reporting.

During the past four years, research and development costs associated with the development of the software have been approximately $603,816.

MyECheck owns proprietary software and intellectual property, and licenses patented technology from the Company founder Edward R. Starrs.

Business Partners

In 2008, we entered into an agreement with Forever Living Products and Simplifile, the leading provider of electronic recording services. The agreement with Simplifile facilitates the MyECheck Electronic Check solution in the Simplifile e-recording service. The Forever Living Products and Simplifile agreement remains in effect as of the date of this filing.

In the second half of 2013 we signed independent licensing agreements with InterPay (a related party) and Sierra Global, which will allow them to develop and sell their own payment solutions using our technology.

During 2014 we are continuing to nurture existing and develop new partner relationships. During the first quarter GreenPay and Itonis licensed our software to develop their own Check21 payment solutions. We also added VX Gateway in the first quarter to our Electronic Check Service.

On March 31, 2014, Itonis, Inc. signed a Licensing Agreement with MyECheck, Inc. for Itonis to acquire a software license for MyECheck’s patented mobile payment app that will facilitate point of purchase transactions. The license agreement calls for Itonis to pay a one-time licensing fee of $300,000 to MyECheck as well as a portion of the per-transaction fees collected at the point of sale. There is no expiration date on that license.

On February 24, 2014, MyECheck was selected by GreenPay, LLC to provide a comprehensive processing solution. MyECheck sold a continuous non-exclusive license and a mobile license to GreenPay for $1,000,000 and will share in a percentage of transaction fee revenue. On June 13, 2014, the Company announced that it would acquire GreenPay, LLC. The merger was completed on August 20, 2014. The net purchase price for the licenses sold to Sierra Global was determined to be $412,000 after the acquisition of GreenPay, LLC. The license issued to GreenPay, LLC on February 24, 2014 will remain with Sierra Global per the terms and conditions of the merger.

The patent license issued to GreenPay, LLC on February 24th, 2014 will remain with Sierra Global per the terms and conditions of the merger.

In October, 2014, the Software License and Services Agreement between the Company and Sierra Global, LLC, dated November 23, 2013, was amended to include a 2014 Software Module License Fee in the amount of $500,000. (See Exhibit 10.20)

The Company entered into a License Agreement with GreenPay, LLC on February 24, 2014. Subsequent to that Agreement, the Company and Sierra Global, LLC entered into business discussions, the point of which was the purchase of GreenPay by the Company. In anticipation of that transaction, the Company’s CEO became an unpaid business consultant to GreenPay and was authorized to establish a bank account for GreenPay.

After the acquisition of GreenPay by the Company, the bank account was retained by Sierra Global (the Company executed a license under which Sierra Global was permitted to use the GreenPay trade name for limited purposes). During this time, the Company’s CEO did not participate in any ownership of either Sierra Global or GreenPay. (See Exhibit 10.19).

The Company was able to utilize cash flow generated from operations to purchase 1,000,000,000 shares of MyECheck’s Common stock from its major shareholder, Edward Starrs, for $10,000.

In the second quarter of 2014, our longtime customer Simplifile renewed their contract and expanded their use of our payment processing services.

During the fiscal year ended December 31, 2014, three (3) of the Company’s customers accounted for approximately 98% of the Company’s revenues. The loss of any one of these customers or a sustained decrease in demand by any of such customers could result in a substantial loss of revenues and could have a material adverse effect on MyECheck’s results of operations.

During the third and fourth quarters of 2014, MyECheck entered into Service Agreements with ten (10) customers.  The Services Agreement required MyECheck to complete the integration process with MyECheck’s bank partner, Avidia Bank.  Under the terms of the Reseller Agreement between MyECheck and Avidia Bank executed on May 7, 2015, herein attached as Exhibit 10.31, MyECheck agreed to authorize Avidia Bank to sell MyECheck’s data processing services and its mobile payment system to Avidia’s customers. The integration process with Avidia Bank has now been completed and the services contemplated under the aforementioned Service Agreements will now become operational.  In the third quarter the Company signed Services Agreements with Monthly Filter Club, LLC, Cuallix Consumer Services, Inc. and SionicMobile. (See Exhibits 10.32-10.34).  During the fourth quarter of 2014 the Company executed Services Agreements with (i) Withum Smith & Brown, (ii) Dad’s Roast Custom Coffee, (iii) New Age Telecom, Inc., (iv) Mesorah Heritage Foundation, (v) Artscroll Mesorah Publications, Ltd., (vi) Sushi Groove, LLC, and (vii) eze System, Inc. (See Exhibits 10.35 – 10.41). Under the terms of the Services Agreement, MyECheck will provide fully electronic check services to each customer.

During the third quarter of 2014, the Company’s wholly owned subsidiary, GreenPay, LLC, also entered into a Software License and Services Agreement with MJ SafePay, LLC pursuant to which GreenPay agreed to provide software and payment data processing services to MJ SafePay, (Exhibit 10.42) In addition, in the fourth quarter of 2014, GreenPay, LLC, executed an Authorized Reseller Agreement with Maverick Bankcard, LLC to sell GreenPay’s Check 21 Electronic Check Services, Mobile Payment Applications and Consulting Services, (Exhibit 10.43).

In 2013, Seergate entered into a Memorandum of Understanding with Centric Gateway authorizing them to be a sales agent for their software license platform and services.  Subsequently, in February of 2015, Centric Gateway entered into a Memorandum of Understanding with a major bank in Africa to license the Seergate Software Platform and Services, herein attached as Exhibit 10.58, and was awarded the contract with the Bank in Africa to license the Seergate Software Platform and Services, herein attached as Exhibit 10.59.  The identity of the Bank in the attached Exhibits 10.58 and 10.59 are redacted due to the confidentiality agreement between Centric Gateway and the Bank.

The first quarter of 2015 produced seven (7) executed Services Agreements, one (1) executed Reseller Agreement and one (1) executed Partnership Agreement.  The customers executing Services Agreements with MyECheck during the first quarter were (i) truCrowd Texas, Inc., (ii) Lucid Integrated Systems, (iii) Boss Tech Support, LLC, (iv) Vergence Entertainment, LLC, (v) The Mother of All Kits, (vi) Credit Shop, Incorporated and (vii) Nutronix Revolution, Inc. a leading distributor of health and wellness products, pursuant to which MyECheck agreed to process payments from NXR Global’s customers. MyECheck provides fully electronic check services to its customers under the Services Agreement, herein attached as Exhibits 10.44 through 10.50.  On January 25, 2015, MyECheck entered into a Partnership Agreement with Hercules Credit Union pursuant to which MyECheck agreed to integrate its electronic check processing technology into Hercules Credit Union’s existing payment processing system, herein attached as Exhibit 10.51.  Subsequently, on March 5, 2015 the Company entered into an Authorized Reseller Agreement with Access Payment Systems, Inc. authorizing Access Payment Systems to sell MyECheck’s Check 21 data processing services to its customers, herein attached as Exhibit 10.52.

In addition to the new customers MyECheck acquired during the previous three quarters, during the second quarter of 2015 the Company continued the expansion of its customer base through the execution of four (4) Services Agreements and one (1) Reseller Agreement.  The four Services Agreements were executed between MyECheck, Inc. and Fantasy Grudge, LLC, Elite Tech Help, LLC, Kokopay, Inc., and PacNet Services, Ltd, see Exhibits 10.53 through 10.56.  On April 17, 2015, the Company executed an Authorized Reseller Agreement with Peter Farinas DBA PK and Maverick, Inc. pursuant to which PK and Maverick was authorized to sell MyECheck’s Check 21 data processing services to its customers, herein attached as Exhibit 10.57.

The Company believes that the additional customers acquired during the previous four quarters will result in increased revenue for MyECheck during the fourth quarter of 2015.

We continue to explore additional banking relationships to support future growth and strategic flexibility.

Mergers and Acquisitions

Sekoya Holdings, Limited Transaction

MyECheck, Inc., a Wyoming corporation (“MEC”) and Sekoya Holdings, Limited (a Nevada corporation) entered into a Merger Agreement in November 2007, which was amended and restated as of February 4, 2008, and was filed as an exhibit to the Report on Form 8-K filed on February 7, 2008 (the Report on Form 8-K and Merger Agreement are incorporated herein by reference). The merger was effective March 14, 2008.

A total of 2,000,000 shares otherwise issuable to MEC’s shareholders were held back (the “Escrow Shares”) for purposes of compensating MEC and its officers, directors, employees, agents and affiliates should they sustain any loss due to a breach of Company’s representations, warranties, covenants or agreements contained in the Merger Agreement or any related document (a “Loss”). Subsequent to the acquisition by MyECheck, Sekoya’s operations were phased out.

GreenPay, LLC Transaction

On August 20, 2014, MyECheck completed the acquisition of its licensee, GreenPay, LLC. GreenPay, LLC is now a wholly owned subsidiary of MyECheck, Inc. GreenPay assets are owned by MyECheck, however Greenpay will be operated as a separate entity and will move forward with an independent board of directors and management in 2015. (See Exhibit 10.24 - Membership Purchase Agreement).

Seergate, Ltd. Transaction

On January 30, 2015, MyECheck signed an agreement to acquire 100% of the stock of Seergate, Ltd, developer of a comprehensive electronic payment platform for banks. The Seergate system will be integrated with the MyECheck payment systems adding multiple new capabilities to MyECheck’s payment platform. The acquisition closed on May 6, 2015. The December 31, 2014 and 2013 Seergate, Ltd Audited Annual Report (Financial Statements) and the Unaudited Pro Forma Condensed Combined Financial Information for the Twelve Months Ended December 31, 2014 and the Six Months Ended June 30, 2015, are herein attached as Exhibits 10.26 and 10.27.

Item 1A. Risk Factors

MYECHECK IS A HIGH RISK, START-UP COMPANY AND, AS SUCH, THERE IS UNCERTAINTY REGARDING WHETHER IT WILL SUCCESSFULLY EXECUTE ITS BUSINESS PLAN, GENERATE ENOUGH REVENUE TO SUPPORT OPERATIONS, RECEIVE ANY INVESTMENT, OR ENGAGE ANY NEW CUSTOMERS.

The ability of the Company to continue as a going concern is dependent on Management's plans, which include the raising of capital through debt and/or equity markets. The Company will require additional funding during the next twelve months to finance the growth of its current and expected operations and achieve strategic objectives. Additionally, the Company will need to continually generate revenues through its current business operations in order to generate enough cash flow to fund operations through 2015. The Company is also dependent on bank partnerships when processing transactions. If the Company were to lose bank partnerships, their ability to provide services would be affected negatively.

Changes in laws or interpretation of existing laws may impose significant risks and may prevent the Company from providing its services.

There are no assurances that MyECheck will continue to be able to provide its services. Changes in laws or interpretation of existing laws may pose significant risk and may prevent MyECheck from providing its serviceS. MyECheck is dependent on a bank relationship and there are no assurances that MyECheck will be able to maintain its current bank relationships, or develop new bank relationships.

With the Internet and high technology industries rapidly evolving there are no guarantees that the market demand for the Company’s services exist.

There are no assurances that the market demand for MyECheck’s services exist, or will continue to exist in the future. The Internet and high technology industries are rapidly evolving and changing, and new products or services may be introduced that may make MyECheck’s services less viable or obsolete.

The Company business depends to a large extent on retaining the services of its founder and executive officers.

The Company's business depends to a large extent on retaining the services of its founder, Mr. Edward R Starrs (Chairman of the Board of Directors and Chief Executive Officer), as well as MyECheck’s Chief Technical Officer Mr. Robert S. Blandford and MyECheck’s Chief Operations Officer Mr. James T. Fancher. The Company's operations could be materially adversely affected if, for any reason, one or more of the above officers ceases to be active in MyECheck’s management.

We have limited operating history and may not have sufficient resources to continue operations.

There are no assurances that MyECheck will always have sufficient resources to continue operations. Management estimates that the Company will require Six Hundred Six Thousand and Six Hundred and Sixty Six dollars ($606,666) to operate for the next six (6) months.

There are no assurances that MyECheck will be able to effectively compete against larger, better funded competitors.

There are no assurances that MyECheck will be able to effectively compete against larger, better funded competitors. Although MyECheck is apparently first to market with its RCC service, competing services may be developed that may offer more advantages, cost less or may have higher sales and marketing success. With the ever-growing popularity of the Internet and as computer hardware (i.e., servers) and creating/maintaining virtual private networks becomes more affordable, other on-line services may appear or are already established which will try to create an electronic link to provide similar products and services that MyECheck offers. Some of those businesses may have far greater financial and marketing resources, operating experience and name recognition than MyECheck. Potential competitors include PayPal, Google Checkout, BillMeLater and others.

All these companies take different approaches to processing electronic transactions and to the best of MyECheck’s knowledge, none of them currently offer services of the same type as MyECheck. Nonetheless, these potential competitors, as well as the entry of more competitors offering similar services, could have a material adverse effect upon MyECheck’s business, operating results and financial condition.

Customer Retention

While the Company believes that the market for its products and services will continue to grow, at present MyECheck depends on several significant customers for a significant portion of its revenue, and a loss of one or more of these significant customers could have a material adverse effect on MyECheck’s results of operations.

Our officers and directors are not obligated to commit their time and attention exclusively to our business and therefore they may encounter conflicts of interest with respect to the allocation of time between our operations and those of other businesses.

Our directors are not obligated to commit their time and attention exclusively to our business and, accordingly, they may encounter conflicts of interest in allocating their own time between our operations and those of other businesses.

Interim Chief Financial Officer

Currently, Bruce M. Smith, our Interim Chief Financial Officer, commits 50% of his time to our Company in his capacity as an officer. On February 28, 2015, the Company and Mr. Smith agreed it would be in the best interest of the Company that Mr. Smith continue as acting Interim CFO through the filing process of the Form 10 Registration Statement and thereafter until such time as a new CFO is duly appointed.

The future success of the Company depends largely in part on whether the Internet continues to be a viable commercial marketplace as the Company’s products and services are provided directly over the internet.

Because MyECheck’s products and services are provided directly over the Internet, the future success of MyECheck will depend in large part on whether the Internet continues to be a viable commercial marketplace. Whether because of inadequate development of the necessary infrastructure or as a result of fraud, or any other cause, if customers lack confidence in sourcing products over the Internet, MyECheck’s business, operating results and financial condition will be materially adversely affected.

Rapid and significant technological developments, new product introductions and enhancements may render the Company’s products and services obsolete if we are unable to adapt accordingly.

The Internet market in which MyECheck intends to compete is characterized by rapid and significant technological developments, frequent new product introductions and enhancements, continually evolving business expectations and swift changes.

To compete effectively in such markets, MyECheck must continually improve and enhance its products and services and develop new technologies and services that incorporate technological advances, satisfy increasing customer expectations and compete effectively on the basis of performance and price. MyECheck’s success will also depend substantially upon its ability to anticipate, and to adapt its products and services to its collaborative partner’s preferences. There can be no assurance that technological developments will not render some of MyECheck’s products and services obsolete, or that MyECheck will be able to respond with improved or new products, services, and technology that satisfy evolving customers’ expectations. Failure by MyECheck to acquire, develop or introduce new products, services, and enhancements in a timely manner could have a material adverse effect on MyECheck’s business, financial condition and operations. Also, to the extent one or more of MyECheck’s competitors introduces products and services that better address a customer’s needs, MyECheck’s business would be materially adversely affected.

Delays in new product and service development and introduction could adversely affect the Company’s business, operating results and financial conditions.

The process of developing products and services such as those offered by MyECheck may prove to be extremely complex and it is highly likely that MyECheck will experience delays in developing and introducing new products and services in the future. If MyECheck is unable to develop and introduce new products, services or enhancements to existing products and services in a timely manner in response to changing market conditions or customer requirements, MyECheck’s business, operating results and financial conditions could be materially adversely affected. Also, announcements of currently planned or other new products and services may cause customers to delay their subscription decisions in anticipation of such products and services, which could have a material adverse effect on MyECheck’s business, operating results and financial condition, especially if the introduction of such products and services is delayed.

Products and services offered by the Company are complex and may contain flaws or defects.

Products and services as complex as those offered by MyECheck may contain undetected flaws or defects when first introduced or as new versions are released. Any inaccuracy or defects may result in adverse products and service reviews and a loss or delay in market acceptance. There can be no assurance that flaws or defects will not be found in MyECheck’s products and services. If found, flaws and defects could have a material adverse effect upon MyECheck’s business operations and financial condition.

There has not been a regular trading public market or that a regular trading market will develop in the near term for the Company’s shares.

There has not been a regular trading public market for MyECheck’s shares. There are no assurances that a regular trading market will develop in the near term or that, if developed, it will be sustained. In the event a regular public trading market does not develop, any investment in MyECheck’s Common Stock would be highly illiquid. Accordingly, investors in MyECheck may not be able to readily sell their shares.

There are risks in investing in shares of “microcap” companies which would include the Company.

The Securities and Exchange Commission has advised investors to use caution in investing in shares of “microcap” companies, which would include the Company, (http://www.sec.gov/investor/pubs/microcapstock.htm). The Company encourages investors to consider the information provided by the SEC prior to making an investment in the Company’s stock.

The Company is heavily reliant upon a license with it founder and CEO. If future terms of the license are not agreed upon this could have a material adverse impact on the Company.

On June 28, 2004, the Company entered into a Patent License Agreement with Ed Starrs, its founder and CEO, under which the Company will become the sole licensee of a newly granted patent for check processing technology. The Company believes that it will obtain a competitive advantage from the ability to access the patent. Failure to agree on future terms of the license could have a material adverse impact on the Company. The current terms of the license are defined in Article II of the Patent License Agreement herein attached as Exhibit 10-17.

The Company is a plaintiff in ongoing litigation which could have a material adverse impact on the Company.

The Company is the plaintiff in the United States District Court, Eastern District of California action styled MyECheck vs.Zipmark, Inc. et al. The Company is seeking damages in this action for breach of its license agreement in the amount of $35,000, plus interest, in addition to damages of not less than $500,000 for infringement of the patent that the Company has licensed from its founder, Ed Starrs. There is a risk, common to most litigation seeking damages for patent infringement that the defendant in this case will seek to invalidate the patent on which the Company is suing. An invalidation of the Company’s patent may have a material adverse impact on the Company. As of the date of this filing there have been no new developments.

The Company is also the plaintiff in the United States District Court, Eastern District of California action styled MyEcheck, Inc., vs Sweetsun Intertrade, Inc., Seven Mile Securities, Titan International Securities, Inc. and Scottsdale Capital Advisors Corporation. The Company is seeking Declaratory Relief in this case from the Court to cancel 530,005,000 shares of common stock in the Company that were fraudulently issued due to the actions of the defendants. The Company is also seeking damages of not less than $16,000,000 which is the current market value of the fraudulently issued shares. There is risk, common to all litigation, that the defendants may assert counter-claims for damages that they may allege to have suffered. If the defendants assert counter-claims in this action upon which they ultimately prevail, an award of damages against the Company in connection with any such counter-claims may have may have a material adverse effect on the Company’s financial condition. However, the defendants have not asserted any counter-claims in this case and the Company does not believe there is any merit in any counter-claim that could be conceivably asserted by these defendants. As of the date of this filing there have been no further communication or new developments.

MyECheck is a defendant in a civil action initiated on July 13, 2015 by TCA Global Credit Master Fund, L.P. (as Plaintiff) in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida.  The action is styled TCA Global Credit Master Fund, L.P. v. MyECheck, Inc., et al.  TCA is a holder of the Company’s convertible notes and is seeking damages in the aforementioned action for alleged breaches by MyECheck of the provisions of the convertible notes issued to TCA.  Although MyECheck disputes many of the allegations set forth in TCA’s complaint, there is a risk that TCA may ultimately prevail in its action against MyECheck and an award of damages to TCA in this case may have a material adverse effect on the Company’s financial condition.

Item 2. Financial Information

The following discussion contains certain forward-looking statements that are subject to business and economic risks and uncertainties, and MyECheck’s actual results could differ materially from those forward-looking statements. The following discussion regarding the financial statements of MyECheck should be read in conjunction with the financial statements and notes thereto.

MyECheck’s prior full fiscal year ending December 31, 2014 is not indicative of MyECheck’s current business plan and operations. Incorporated in October 2004, MyECheck currently has limited revenues and is deemed an early stage Company. This plan of operation will focus on MyECheck’s business plan and operations current. There can be no assurance that MyECheck will generate positive cash flow and there can be no assurances as to the level of revenues, if any, MyECheck may actually achieve from its operations.

Implementation Plan

Following is an outline of MyECheck’s plan to build a widely used payment system. The success of MyECheck depends on a number of factors including the careful selection and active participation of qualified Value Added Resellers (“VARs”) and Payment Service Providers (“PSPs”). The VARs / PSPs commitment to MyECheck will depend on the commercial viability of MyECheck’s solutions and web-based services.

MyECheck targets internet payment gateways and payments software and service providers for partnership and reseller opportunities.

Early emphasis has been on building sales channels through partnerships. MyECheck has experienced early success in partnerships with PSP Cardinal Commerce and is in discussions and other major PSPs.

In addition to its in-house direct sales department, MyECheck has engaged a number of specialized independent sales agents such as Sheffield Resource Network and others, who leverage their existing contacts for direct sales.

MyECheck has an active PR program and issues press releases on a regular basis which generate in-bound leads and interest from industry press. Company management conducts interviews with national press. MyECheck attends and exhibits at industry trade shows, conferences and other networking events.

MyECheck’s in-house sales force and independent sales agents also use email and cold calling marketing techniques, focusing on the industry’s largest target companies. MyECheck is currently in discussion with a large Independent Sales Organizations (ISOs) regarding partnership and representation opportunities.

In addition to the effective marketing and distribution of MyECheck’s services, MyECheck’s infrastructure must be able to support a significant increase in transaction volume. MyECheck plans to enhance its infrastructure by adding a new data center and new hardware in anticipation of increased transaction volume. MyECheck plans to continue to scale it’s infrastructure in advance of the need.

Overview

Results of Operations

We incurred a net loss of $992,923 for the year ended December 31, 2014 and a net loss for the three and six-month periods ended June 30, 2015 of $1,675,376 and $1,777,783, respectively. At June 30, 2015 we had cash and cash equivalents of $22,850 and a working capital deficit of $1,966,936.

Years ended December 31, 2014 and 2013

We had revenue from continuing operations in December 31, 2014 of $952,156, compared to $89,496 in 2013. Cost of revenue from continuing operations in December 31, 2014 was $99,976, compared to $0 in 2013, for an increase of $99.976 or 100%. Selling, general and administrative expenses (“S,G &A”) was $1,458,374 in 2014 compared to $79,943 in 2013, an increase of $1,378,431 or 1724.2%. S,G & A was mostly contributable to the following:

Twelve months ending:	12/31/2014	12/31/2013	$ VAR	% VAR
Salaries & Related Expense	$411,080	$0.00	$411,080	100%
Stock Compensation	299,695	0.00	299,695	100%
Research & Development	254,580	7,000	247,580	3536.8%
Legal & Professional Fees	169,164	(70)	169,234	241762.8%
Advertising & Marketing expense	74,461	4,231	70,230	1625.3%
Amortization of Loan Fees	43,106	0.00	43,106	100%
Rent	29,797	0.00	29,797	100%
Miscellaneous	176,491	68,782	107,709	156.6%
Total Expenses	$1,458,374	$79,943	$1,378,431	1724.2%

Other Income (Expense)

Interest income (expense) for the years ended December 31, 2014 and 2013 was ($24,347) and ($26,613), respectively for a decrease of $2,266 or 8.5% from the same period in 2013.

Other income for the years ended December 31, 2014 and 2013 was $147,164 and $130,167 respectively for an increase of $16,997 or 13.0% over the same period in 2013.

Three –month periods ended June 30, 2015 and 2014

We had revenue from continuing operations in the three-month periods ended June 30, 2015 of $181,801 and $362,281 for 2014. A decrease of $180,480, or 50%. S, G & A was $576,672 in 2015 compared to $155,970 in 2014, an increase of $420,702 or 269%. S, G & A was mostly contributable to the following:

Three months ending:	6/30/2015	6/30/2014	$ VAR	% VAR
Salaries & Related Expenses	$147,951	$65,391	$82,560	126%
Contract Labor & Consulting	7,999	-	7,999	100%
Legal & Professional Fees	63,171	26,210	36,961	141%
Amortization of Loan Fees	64,659	-	64,659	100%
Advertising & Marketing Development	14,257	6,771	7,486	11%
Research & Development	166,133	35,359	130,774	369%
Rent	38,751	600	38,151	6359%
Miscellaneous	73,751	21,639	52,112	240%
Total Expenses	$576,672	$155,970	$420,702	269%

Six –month periods ended June 30, 2015 and 2014

We had revenue from continuing operations in the six-month periods ended June 30, 2015 of $558,109 and $724,063 for 2014. A decrease of $165,954, or 23%. S, G & A was $1,209,727 in 2015 compared to $189,457 in 2014, an increase of $1,020,270 or 539%. S, G & A was mostly contributable to the following:

Six months ending:	6/30/2015	6/30/2014	$ VAR	% VAR
Salaries & Related Expenses	$401,950	$65,713	$336,237	512%
Contract Labor & Consulting	20,849	-	20,849	100%
Legal & Professional Fees	179,443	40,738	138,705	340%
Amortization of Loan Fees	129,318	-	129,318	100%
Advertising & Marketing Development	28,767	10,443	18,324	175%
Research & Development	230,960	41,359	189,601	458%
Rent	74,174	600	73,574	12262%
Miscellaneous	144,266	30,604	113,662	371%
Total Expenses	$1,209,727	$189,457	$1,020,270	539%

Other Income (Expense)

Interest income (expense) net for the six-month periods ended June 30, 2015 and 2014 was ($36,593) and ($2,934), respectively for an increase of $34,019 or 1159%. Interest income (expense) for the three-month periods ended June 30, 2015 and 2014 was ($18,717) and ($1), respectively for an increase (decrease) of $18,716 or 99.99%

Other income (expense) for the six-month periods ended June 30, 2015 and 2014 was $1,114 and ($9,952) respectively for an increase of $11,066 or 111%. In addition, other income for the three-month periods ended June 30, 2015 and 2014 was $1,114 and $53,438, respectively for a decrease of $52,324 or (1114%).

Liquidity and Capital Resources

Year Ended December 31, 2014

Net cash used by operating activities for the year ended December 31, 2014 amounted to $398,966, which mainly consisted of the following: an increase in accounts receivable of $140,740, an increase in deferred revenue of $25,000, an increase in prepaid expenses of $135,444, an increase of accounts payable and accrued expenses of $125,730, an increase in depreciation and amortization of $51,061 which comprised depreciation expense of $4,205 and amortization of loan fees and website fees of $43,106 and $3,750, an increase of loss on debt conversion of $62,980 offset by income from forgiveness of debt of $147,164, an increase of stock compensation of $299,965 and an increase of fair value of derivative liabilities of $439,368.

On December 31, 2014 the Company had total assets of $639,296. The Company had total stockholders’ deficit of $1,193,035 on December 31, 2014. As of December 31, 2014 the Company’s working capital deficit was $1,345,517.

Six –Month Period Ended June 30, 2015

Net cash used by operating activities for the six-month period ended June 30, 2015 amounted to $388,169, which mainly consisted of the following: a decrease in accounts receivable of $66,540, a decrease in prepaid expenses of $108,592, a net increase of accounts payable and accrued expenses of $35,634, an increase in depreciation and amortization of $142,065 which comprised depreciation expense of $8,745, amortization of capitalized loan fees of $129,318, amortization of IP of $96,980 and website fees of $4,002, a net decrease in payroll and accrued payroll of $3,790, an increase of stock compensation of $9,833, a decrease of fair value of derivative liabilities of $163,104 and a loss on the conversion of debt of $1,229,550.

On June 30, 2015 the Company had total assets of $3,445,352. The Company h ad total stockholders’ equity of $1,345,559 on June 30, 2015. As of June 30, 2015 the Company’s working capital deficit was $1,945,840.

Capital Resources

Management estimates that the Company will require Six Hundred Six Thousand and Six Hundred Sixty Six Dollars ($606,666) to operate for the next six (6) months.

Critical Accounting Policies

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting) are the financial statements are presented in US dollars. The Company has adopted a December 31 fiscal year end. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and the expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

The Company records revenue when all of the following have occurred; (1) persuasive evidence of an arrangement exists, (2) product delivery has occurred, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.

The Company earns revenue from services, which has included the following: electronic check processing, financial verification, identity verification and check guarantee services. The services are performed under the terms of a contract with a customer, which states the services to be utilized and the terms and fixed price for all services under contract.

The price of these services may be a fixed fee per transaction and/or a percentage of the transaction processed depending on the service. Revenue from electronic check processing is derived from fees collected from merchants to convert merchant customer check data into an electronic image of a paper draft, which allows the Company to deposit the funds to the merchant’s bank through image clearing with the Federal Reserve on behalf of the bank. The Company recognizes the revenue related to electronic check processing fees when the services are performed.

Revenue from financial verification is derived from fees collected from merchants to process requests to validate financial verifications to an outside service provider under contract with the Company. This revenue is recognized when the transaction is processed, since the Company has no further obligations.

Revenue from check guarantee services is derived from fees collected from merchants to process transaction to an outside service provider under contract with the Company. This revenue is recognized when the transaction is processed, since the Company has no further obligations.

Stock-based compensation

Stock-based compensation is accounted for at fair value in accordance with ASC 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

For option-based simple derivative financial instruments, the Company uses the Black-Scholes option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for one year in which those temporary differences are expected to be recovered or settled. Use of net operating loss carry forwards for income tax purposes may be limited by Internal Revenue Code section 382 if a change of ownership occurs.

Earnings per Share

In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,” basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

Item 3: Properties

MyECheck’s primary business operations have been established in greater Sacramento, CA area. The Company does not hold title to any real estate properties. Accordingly, the Company does not have any mortgages, liens or encumbrances against such properties.

On July 1, 2014, MyECheck leased approximately 3700 square feet of Class A Office Space from Maidu Investment, LLC (“Maidu Investment”) at the office development known as College Point Business Center, located at 2600 E. Bidwell Street in the City of Folsom, State of California as its corporate headquarters and primary product development center. This is a 42 month full service lease expiring on December 31, 2017 with an average rent per month of $4,866. The rent increases annually by $0.05 per square foot. Both physical and electronic security features are employed at this location.

On October 28, 2014, MyECheck amended its original lease agreement with Maidu Investment, LLC (Maidu Investment) at the office development known as College Point Business Center, located at 2600 E. Bidwell Street in the City of Folsom, State of California, to include an expansion space defined as Suite 190. The lease term on the expansion space is 42 months expiring on June 30, 2018 with an average combined rent per month of $10,998. MyECheck paid an additional security deposit in the amount of $20,000, for a combined deposit amount of $52,812.

In addition, MyECheck entered into a secured networking co-location lease with QTS Data Center. The term of this lease agreement is three (3) years and the monthly lease payment is $500. MyECheck uses the services of QTS Data Center, located about 90 miles from San Francisco in seismically-neutral Sacramento. The data center and the Folsom office are connected via a secure VPN, allowing the development staff to interact with the MyECheck development, test, and production equipment.

Item 4: Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following tabulates holdings of shares of the Company by each person who, subject to the above, at the date of this registration statement, holders of record or is known by Management to own beneficially more than 5.0% of the Common Shares and, in addition, by all directors and officers of the Company individually and as a group. Each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name.

Shareholdings at Date of Filing

Name and Address of Beneficial Owner	Common Stock	Percentage
Edward R. Starrs	1,953,456,970	47.44%
PO Box 10712
Zephyr Cove, NV 89448

a) William B. Delgado – Director	-	0.00%
9477 Greenback Lane
Folsom, CA 95630

Robert S. Blandford	92,314	0.00%
2624 Alana Court
Cameron Park, CA 95682

b) Bruce M. Smith	500,000	0.01%
401 Listowe Drive
Folsom, CA 95630

c) Seven Mile Securities	-	0.00%
724 Britannia Drive
Seven Mile Beach Grand Cayman
KY1 1203 Cayman Islands

d) Titan International Securities, Inc.	280,000,000	6.80%
The Matalon Bldg Coney Drive
Ste 403 4th Floor
Belize City, Belize

a) On February 23, 2015, the Company relieved Mr. Delgado of his duties as Director for cause. His duties have been assumed by other members of the management team.

b) On January 15, 2015, the Company decided to release Mr. Bruce M. Smith of his CFO duties. However, the separation agreement stated he would continue to act as CFO through February 28, 2015. On February 28, 2015, the Company and Mr. Smith agreed it would be in the best interest of the Company that he continue on as acting CFO through the filing process of the Form 10 Registration Statement and thereafter until such time as a new CFO is duly appointed.

c) Seven Mile Securities is one of four parties to litigation initiated against them by the Company. Seven Miles shares were returned and cancelled pursuant to the litigation settlement (see Item 8, page 25, in this Registration Statement for more detailed information concerning this development).

d) Titan International Securities, Inc. is one of four defendants in litigation against them by the Company. The details of this litigation are set forth in Item 8, page 24 herein. On September 8, 2014, the Brooklyn New York’s U.S. Attorney’s Office filed a criminal indictment against Titan International Securities, Inc. and other defendants charging them with a fraudulent scheme to conceal the true ownership of stocks and funds and engage in market manipulation of U.S. public companies. On September 15, 2014, the International Financial Services Commission of Belize suspended Titan International Securities, Inc., a Belize international business company, from “trading in financial and commodity-based derivative instruments and other securities” until further notice. To date, these shares of the Company have not been transferred and remain in their entirety. As of the date of this filing there have been no new developments.

Except as described above, there are currently no options, warrants, rights or other securities conversion privileges granted to our officers, directors or beneficial owners.

Securities Authorized for Issuance Under Equity Compensation Plans. We have no equity compensation plan.

Item 5: Directors and Executive Officers

The following persons listed below have been retained to provide services as directors and executive officers until the qualification and election their respective successors. All holders of Common Stock will have the right to vote for Directors of the Company. The Board of Directors has primary responsibility for adopting and reviewing implementation of the business plan of the Company, supervising the development business plan, review of the officers' performance of specific business functions. The Board is also responsible for monitoring management, and from time to time, to revise the strategic and operational plans of the Company. Directors receive no cash compensation or fees for their services rendered in such capacity.

Name	Age	Position	Date Appointed
Edward R. Starrs	54	President	October 29, 2004
		Chief Executive Officer
		Chairman of the Board
		Director

James T. Fancher	51	Executive Vice President	December 1, 2014
		Chief Operating Officer

Robert S. Blandford	54	Vice President Product Development	October 29, 2004
		Chief Technology Officer
		Secretary
		Board Member

*Bruce M. Smith	56	Vice President Administration & Finance	March 1, 2014
		Chief Financial Officer
		Controller

**W.J. “Bill” Delgado	55	Investor Relations	March 1, 2014
		Board Member
		Director

* As stated in the previous Item, on January 15, 2015, the Company decided to release Mr. Bruce M. Smith from his CFO duties. However, the separation agreement stated he would continue through February 28, 2015. On February 28, 2015, the Company and Mr. Smith agreed it would be in the best interest of the Company that he continue on as the Interim CFO through the filing process of the Form 10 Registration Statement and thereafter until such time as a new CFO is duly appointed.

** On February 23, 2015, the Company relieved Mr. Delgado of his duties as Director for cause. His duties have been assumed by other members of the management team.

Biographic Sketches

Ed Starrs, Founder, President and CEO

Ed Starrs has more than 24 years of experience as an international business executive with management experience in multiple industries. He has been an officer and director of MyECheck since its formation in 2004. From January, 2002 through October, 2004, Mr. Starrs was President of Digency, Inc., an online payment company engaged in credit card and eCheck transaction processing for Internet Merchants. Starrs was previously President of Starnet Systems International, Inc., a public company that processed more than $2 billion annually in Internet transactions through the year 2000 using its StarMX transaction processing engine. Starrs created comprehensive solutions for Internet payment processing including developing and implementing systems to control fraud, secure transactions, and increase global distribution for e-commerce merchants.

James T. Fancher, Executive Vice President, Chief Operating Officer

Jim Fancher joined MyECheck in December 2014. Mr. Fancher brings over 20 years of financial services and payments technology experience. Fancher’s prior roles include COO of Seergate, Inc., a real time payment processing company from 2010 to the present and General Manager for Endpoint Exchange from 2007 through 2009, an FIS company, where he had full P&L responsibility for the company’s real time, check image exchange. Mr. Fancher went from Senior Business Development Manager in 2004 to Senior Accounts Executive in 2005 through 2006 for VECTORsgi, an FIS company. From 1995 to 2003 Fancher was CEO of G&A, Inc. where he created CheckMine, a Check Image Mining application.

Robert “Steve” Blandford, Vice President, Product Development, CTO and Board Member

Steve Blandford joined MyECheck in July 2004. He brings more than 25 years of experience as a senior information technology professional including serving as CTO for companies in the online entertainment and gaming industries. He is skilled at both business and technology adoption. His professional background includes i2 Corp., MXM Media, Maxim Entertainment Group, Perspective Technologies, Win Streak and others. From January, 2002 through October, 2004, Mr. Blandford was Chief Technology Officer for Digency, Inc., an online payment processing company engaged in credit card and eCheck transaction processing for Internet Merchants.

Bruce M. Smith, CPA, Vice President, Administration/Finance, Controller, and CFO

Bruce Smith is a Certified Public Accountant. He joined MyECheck in March 2014 where he brings a significant amount of executive and financial experience. He is a forensic auditor, business advisor and a seasoned financial professional with over 30 years of progressive accounting responsibility.

In 2004, Smith became a Principal of BBRS, LLP, one of the most prestigious accounting firms in the Sacramento region. In 2005, Smith became a Capital Partner in the firm. Mr. Smith remains a Partner in the firm and devotes approximately 10% of his time to this position. He oversees the Outsourced CFO and Controller Services, Small Business Consulting, and traditional CPA services for financial statements (Compiled, Reviewed, and Audited), and tax work. Prior to joining BBRS, LLP, Smith worked as a CPA consultant for hire, offering contract CFO, Controller, and Consulting services for small businesses. From 1999 through 2001, Smith was the Corporate Controller for eCongo.com, Inc., an ASP internet software developer specializing in creating on-line enterprises.

Audit Committee Financial Expert

We do not have an audit committee financial expert as we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee is that one of our officers and one director devotes time to projects that do not involve us. Our director devotes a portion of his working time to one other publicly traded company and our officer in one other private business activity. However, management believes this does not constitute a risk to the shareholders given the time allocated to these outside projects.

SECTION 16(A) BENEFICIAL OWNER REPORTING COMPLIANCE.

Section 16(a) of the Securities and Exchange Act of 1934 requires that the Company's directors, executive officers, and persons who own more than 10% of registered class of the Company's equity securities, or file with the Securities and Exchange Commission (SEC), initial reports of ownership and report of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

Code of Ethics

Our board of directors has approved, and we have adopted, a Code of Ethics that applies to all of our directors, officers, employees, consultants and agents. We will provide a copy of the Code of Ethics free of charge upon request to any person submitting a written request to our chief executive officer.

Item 6: Executive Compensation

MyECheck pays Mr. Edward R. Starrs, MyECheck’s President and Chief Executive Officer, an annual salary of $55,000 and provides health insurance coverage for Mr. Starrs and his children.

MyECheck pays Mr. Robert S. Blandford, MyECheck’s Vice President of Technology and Chief Technology Officer, an annual salary of $100,000 and provides health insurance coverage for Mr. Blandford.

MyECheck pays Mr. Bruce M. Smith, MyECheck’s Vice President of Finance and Chief Financial Officer, an annual salary of $100,000 and provides complete health insurance coverage for Mr. Smith.

MyECheck pays Mr. James T. Fancher, MyECheck’s Executive Vice President and Chief Operating Officer, an annual salary of $170,000 and provides complete health insurance coverage for Mr. Fancher and his family.

MyECheck paid Mr. Rod Zalunardo, as MyECheck’s Senior Vice President and Chief Operating Officer through October 14, 2014, then removed to President and CEO of the Company’s subsidiary company, GreenPay, LLC, an annual salary of $100,000 and provided complete health insurance coverage for Mr. Zalunardo.

The following table sets forth the total compensation by MyECheck pays it Officers:

	Annual Compensation				Long-Term Compensation
					Awards		Pay-outs
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts

Edward R. Starrs	2014	55,000	-	-	-	-	-
(President & CEO)

James T. Fancher	2014	170,000	-	-	-	-	-
(Executive Vice President)

Robert S. Blandford	2014	100,000	-	-	-	-	-
(Chief Technology Officer)

Bruce M. Smith	2014	100,000	-	-	-	-	-
(Chief Financial Officer)

* Rod Zalunardo	2014	100,000	-	-	-	-	-
(Chief Operating Officer)

* As of October 14, 2014, Mr. Zalunardo was removed from his position as Chief Operating Officer and Senior Vice President of MyECheck and appointed to the position of President and CEO of the Company’s subsidiary company GreenPay, LLC. Since the preparation of this Registration Statement Mr. Zalunardo has ended his association with the subsidiary company and his duties have been assumed by other members of the management team.

On April 7, 2009 the Company adopted the 2009 Equity Incentive Plan (the “Plan”) covering 10,000,000 stock rights including options, restricted stock and stock appreciation rights. Under the Plan, employees, and consultants receive initial grants of options, which vest immediately, and the remaining unvested portion of a grant vests ratably over a three-year period.

On May 11, 2009, the Company granted 7,300,000 non-qualified stock options to employees and non-employee consultants for services to be rendered over a three-year period. The options are exercisable over a 5 - 10 year term at $0.13 per share and vest 25% immediately while the remaining 75% vests monthly in equal increments over a three-year period. These options had a fair value of $871,828 using the Black-Scholes option-pricing model.

On December 31, 2011 by order of a Board Resolution all equity incentive plans, non-qualified stock options and warrants were cancelled.

There are no retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans.

Compensation of Directors

We do not have any plans to pay our directors any compensation for Board participation.

Item 7: Certain Relationships and Related Transactions

MyECheck is not required as a Bulletin Board listed company to have independent directors and at the present time does not have any directors who are not also members of management.

The Company’s major shareholder, Edward R. Starrs, has agreed to advance short term funding until revenue or other funding has been obtained. The advances and repayments will fluctuate depending on cash flow. As of June 30, 2015, the amount owed the shareholder was $523.

On June 28, 2008, the Company entered into a Patent License Agreement with Ed Starrs, its founder and CEO, under which the Company became the sole licensee of a newly granted patent for check processing technology. No royalties were due for the patent for the first year of the license term, and future royalties for the remaining nineteen (19) years of the license term are defined in Article III – License Payments of the Patent License Agreement herein attached as Exhibit 10-17, pursuant to Item 404 of Regulation S-K. The initial term of one year under which no royalty payments were to be paid expired on June 2009. As of the date of this filing there have been no royalty payments made or are currently due as the Company has not met the threshold described in the Patent License Agreement, Article III.1.b., which states: “.. providing that the Gross Sales exceed One Hundred Thousand US Dollars (US $100,000) in any single calendar month, or exceed One Million and Two Hundred Thousand US Dollars (US $1,200,000) in any single calendar year.”

Mr. James T. Fancher, MyEcheck’s current COO, was formerly the COO of Seergate, Inc. (a subsidiary of Seergate, Ltd). On January 30, 2015, MyECheck signed an agreement to acquire 100% of the stock of Seergate, Ltd, developer of a comprehensive electronic payment platform for banks. As of the date of this filing MyECheck’s acquisition of Seergate, Ltd, closed on May 7, 2015. Mr. Fancher is also a stockholder of Seergate, Ltd. and as such received 2,198,580 shares of MyECheck common stock in connection with MyECheck’s acquisition of Seergate, Ltd. Pursuant to the terms of the acquisition agreement with Seergate, Ltd., the purchase price for 100% of the common stock of Seergate, Ltd. was $3,000,000, which was paid with 150,000,000 shares of MyECheck’s $.02 per share common stock. Based on the purchase price for Seergate’s shares, the value of the MyECheck shares issued to Mr. Fancher in connection with the Seergate transaction is approximately $43,971.60.

Item 8: Legal Proceedings

MyECheck may from time to time be involved in various claims, lawsuits, and disputes with third parties, actions involving allegations of discrimination, intellectual property infringement, or breach of contract actions incidental to the operation of its business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. MyECheck is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

Meegan, Hanschu & Kassenbrock

On August, 21, 2012, a judgment was filed against the Company in the State of California, awarding the plaintiff $38,183 for unpaid legal fees, damages and interest. As of December 31, 2014, the judgment is still in force and the amount remains unpaid. The Company’s management will open discussions with the law firm to attempt to negotiate a settlement in the third quarter of 2015.

MyECheck, Inc. vs Zipmark Inc., Jay Bhattacharya

On October 10, 2014, the Company filed a complaint with the United States District Court, Sacramento Division, against Zipmark, Inc. and Jay Bhattacharya, Inc. for damages for breach of contract in the amount of $35,000 plus interest from June 1, 2012, patent infringement damages in an amount no less than $500,000 and that such amounts be tripled, and for a temporary and permanent injunction prohibiting defendants from using the patented MyECheck technology for online check processing. MyECheck has been informed that the defendants Zipmark and Jay Bhattacharya continue to operate Zipmark’s business using technology that infringes on MyECheck’s patented technology. In addition, defendant Zipmark breached the Services Agreement by failing to pay the second part of the required license fee. Zipmark and/or Jay Bhattacharya have filed a motion to dismiss and challenge the venue. The Company has filed a response to these motions and continues to vigorously pursue all claims against Zipmark and Jay Bhattacharya.

As of the date of the filing the Company has received the Scheduling Order from the Court that sets out the dates for completing discovery, disclosing expert witnesses, filing dispositive motions and pre-trial dates. These dates commence November 6, 2015 and continue through June 20, 2016.

MyECheck, Inc. vs Sweetsun Intertrade, Inc., Seven Miles Securities, Titan International Securities, Inc. and Scottsdale Capital Advisors Corporation

On December 11, 2014, the Company filed a complaint with the United States District Court, Sacramento Division, against Sweetsun Intertrade, Inc., Seven Mile Securities, Titan International Securities, Inc. and Scottsdale Capital Advisors Corporation for declaratory relief for cancellation of share certificates, damages for fraud, including punitive damages from Sweetsun, and preliminary and permanent injunctions restraining them from transferring any shares of the Company’s common stock. In 2010, the Company entered into a settlement agreement with Tangiers Investors, LP on a note due Tangiers in the amount of $32,200 plus attorney fees. Sweetsun was to have purchased the note from Tangiers satisfying the liability. Sweetsun failed to purchase the note and induced the Company to issue shares to Titan International Securities, Inc. as if the note had been paid. The Company first learned of the false claim of defendant Sweetsun’s representations, and the additional issuance of fraudulent shares to Seven Mile Securities in October, 2013. Defendant Scottsdale Capital Advisors Corporation currently holds an unknown amount of the shares of stock in the Company that were originally issued to defendant Sweetsun as they are a brokerage company. At December 20, 2014, there was a stop transfer enforced on the shares issued to Titan International Securities. To date, these shares have not been transferred and remain in their entirety until this matter is resolved. MyECheck paid the note thereby eliminating the liability and on October 9, 2014, Tangiers acknowledged that it had been paid in full.

On September 8, 2014, the Brooklyn New York’s U.S. Attorney’s Office filed a criminal indictment against Titan International Securities, Inc. and other defendants charging them with a fraudulent scheme to conceal the true ownership of stocks and funds and engage in market manipulation of U.S. public companies. On September 15, 2014, the International Financial Services Commission of Belize suspended Titan International Securities, Inc., a Belize international business company, from “trading in financial and commodity-based derivative instruments and other securities” until further notice. To date, these shares of the Company have not been transferred and remain in their entirety. As of the date of this filing there have been no new developments.

On March 12, 2015, Seven Mile Securities submitted all the required documentation to the Company’s transfer agent which permitted the return of 275,000,000 shares of common stock that was part of the subject matter of this litigation. The cancellation of the 275,000,000 shares for Seven Mile Securities was completed on April 14, 2015 and returned to common stock. The litigation continues against the other defendants in this action. Seven Mile Securities has been removed as a defendant in this litigation.

Cecil Edwin Boozer

In late 2014, an individual, Cecil E. Boozer, contacted the Company, contending that he had been promised a twenty percent (20%) equity interest in the Company as well as retaining a fifty percent (50%) membership interest as the “co-founder” of the Company’s wholly owned subsidiary, GreenPay, LLC, a Wyoming limited liability company.  The Company also received a letter from Mr. Boozer dated March 25, 2015 which contained similar claims.  As of the date of this filing, no legal proceeding has been initiated by this individual.  However, as a cautionary measure, on February 5, 2015, the Company referred this matter to outside counsel and, following an active investigation, the Company believes that the claims asserted by this individual lack legal merit. As of the date of this filing there have been no new developments.

TCA Global Credit Master Fund, L.P. v. MyECheck, Inc., et al.

On July 13, 2015, TCA Global Credit Master Fund, L.P. initiated a breach of contract action against MyECheck and several other defendants in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida.  TCA is a holder of the Company’s convertible notes and has filed its action against MyECheck seeking damages for alleged breaches by MyECheck of the provisions of the convertible notes.  Although MyECheck intends to file an answer to TCA’s complaint within the time allotted under Florida law, as of the date of this filing the Company is engaged in settlement discussions with TCA in an effort to resolve the dispute.

MyECheck has negotiated a restructuring of its debt to TCA.  In connection with the restructuring of the TCA debt, on July 15, 2015 MyECheck, TCA and Redwood Management, LLC entered into a Debt Purchase Agreement pursuant to which Redwood Management purchased from TCA all of MyECheck’s monetary obligations to TCA pursuant to the Senior Secured Convertible Redeemable Debenture previously executed by MyECheck in favor of TCA on August 31, 2014, herein attached as Exhibit 10.60.   In accordance with the terms of the Debt Purchase Agreement, on July 15, 2015 the Company and Redwood Management entered into an Exchange Agreement with Redwood pursuant to which MyECheck agreed to issue its 10% Convertible Notes to Redwood in exchange for the indebtedness Redwood purchased from TCA, herein attached as Exhibit 10.61.  Under the terms of the Exchange Agreement, the Company will issue its 10% Convertible Notes to Redwood in accordance with the closing schedule set forth on Schedule 1 of the Exchange Agreement.   The Exchange Agreement contemplates the eventual issuance of convertible notes with a combined principal amount of $700,000.  The first convertible note in the original principal amount of $50,000 was issued to Redwood on July 15, 2015, herein attached as Exhibit 10.62.

As part of the restructuring of its TCA debt, MyECheck also agreed to make three (3) payments of $30,000 with the first payment being due on July 31, 2015 and the remaining two (2) payments due on August 30, 2015 and September 31, 2015 (collectively referred to herein as the “TCA Payments”).  The Company is currently in default of its obligation to make the TCA Payments but is working with TCA to resolve the issue.

PART II

Item 9: Market for Common Equity, Related Stockholder Matters and Small Business Issuer Purchases of Equity Securities

Our common stock is quoted on the OTCQB Marketplace (“Pink OTC”) or pink sheets under the symbol “MYEC”. As of June 30, 2015, there were approximately 108 stockholders of record of our common stock. The transfer agent for our common stock is Signature Stock Transfer.

The following table sets forth the high and low bid prices for our common stock for the periods indicated, as reported by the Pink OTC. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Period	High	Low
March 10, 2008 through March 31, 2008	$4.9	$4.9
April 1, 2008 through June 30, 2008	5.5	1.55
July 1, 2008 through September 30, 2008	3.4	1.25
October 1, 2008 through December 31, 2008	3.05	0.92
January 1, 2009 through March 31, 2009	1.9	0.34
April 1, 2009 through June 30, 2009	0.49	0.11
July 1, 2009 through September 30, 2009	0.3	0.09
October 1, 2009 through December 31, 2009	0.2	0.08
January 1, 2010 through March 31, 2010	0.18	0.02
April 1, 2010 through June 30, 2010	0.02	0.02
July 1, 2010 through September 30, 2010	0.07	0.01
October 1, 2010 through December 31, 2010	0.01	0.01
January 1, 2011 through March 31, 2011	-	-
April 1, 2011 through June 30, 2011	-	-
July 1, 2011 through September 30, 2011	0.15	0.15
October 1, 2011 through December 31, 2011	1.00	1.00
January 1, 2012 through March 31, 2012	0.51	0.01
April 1, 2012 through June 30, 2012	0.51	0.06
July 1, 2012 through September 30, 2012	1.00	0.1
October 1, 2012 through December 31, 2012	1.00	0.05
January 1, 2013 through March 31, 2013	0.09	-
April 1, 2013 through June 30, 2013	0.01	-
July 1, 2013 through September 30, 2013	0.04	-
October 1, 2013 through December 31, 2013	-	-
January 1, 2014 through March 31, 2014	0.08	-
April 1, 2014 through June 30, 2014	0.07	0.02
July 1, 2014 through September 30, 2014	0.04	0.01
October 1, 2014 through December 31, 2014	0.04	0.02
January 1, 2015 through March 31, 2015	0.02	0.01
April 1, 2015 through June 30, 2015	0.02	0.02

The last reported sales price of our common stock on the Pink OTC on June 30, 2015 was $0.0170 per share.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. We currently intend to use all our available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

Securities authorized for issuance under Equity Compensation Plans

We do not have any equity compensation plans and we have not authorized any securities to be issued under an approved plan.

Trading Information

Our common stock is currently approved for quotation on the OTCQB Marketplace (“Pink OTC”) or pink sheets maintained by the Financial Industry Regulatory Authority, Inc. (FINRA) under the symbol MYEC.

Item 10. Recent Sales of Unregistered Securities

Stock Issuance

On May 29, 2012 the Company issued 3,000,000,000 shares of common stock as compensation to its principal stockholder under the terms of an employment agreement, having a fair value of $30,000 ($0.00001/share), based upon recent quoted trading price. The principal stockholder is considered an insider and would be deemed a sophisticated investor in that he has sufficient knowledge and experience in financial and business matters to make him capable of evaluating the merits and risks of receiving the shares. The securities were not registered under the Securities Act, or the securities laws of any state, and were offered or issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act, as a transaction by the Company not involving any public offering.

On December 21, 2012, the Company issued 255,000,000 shares of its common stock, having a fair value of $2,550 ($0.00001/share) in settlement of outstanding accounts payable of $2,550, based upon recent quoted trading price. At the date of settlement the quoted fair value of the Company’s stock was par. No gain or loss was recognized on the transaction. The settlement was issued to Titan International Securities, Inc. who is deemed an accredited investor. The securities were not registered under the Securities Act, or the securities laws of any state, and were offered or issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering.

During the year ended December 31, 2012, the Company issued an aggregate of 260,000,000 shares of its common stock to Sweetsun Intertrade, Inc., who is deemed an accredited investor, for the conversion of a $2,600 convertible note payable, based upon recent quoted trading price. At the date of settlement the quoted fair value of the Company’s stock was par. No gain or loss was recognized on the transaction. The securities were not registered under the Securities Act, or the securities laws of any state, and were offered or issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering.

As of December 31, 2013, Tangiers, who is deemed an accredited investor, sold $9,250 of its convertible debt to other investors and the Company was required to settle the debt with 925,000,000 shares of its common stock. At the date of settlement the quoted fair value of the Company’s stock was par. No gain or loss was recognized on the transaction. The securities were not registered under the Securities Act, or the securities laws of any state, and were offered or issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering.

During the year ended December 31, 2013, the Company issued 250,000,000 shares of its common stock to Sierra Global, LLC, who is deemed an accredited investor, for a subscription receivable of $17,500. The securities were not registered under the Securities Act, or the securities laws of any state, and were offered or issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering.

The Company contracted with an outside consultant, Kenneth Hobbs, to develop its website. The process began at the end of March, 2014 and continued through June with the support of additional consultants. Compensation was 500,000 shares of common stock, having a fair value of $15,000 ($0.03/share), based upon recent quoted trading price. Mr. Hobbs is deemed a sophisticated investor in that he has sufficient knowledge and experience in financial and business matters to make him capable of evaluating the merits and risks of receiving the shares. The securities were not registered under the Securities Act, or the securities laws of any state, and were offered or issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering.

On February 14, 2014, the Company issued 400,000,000 shares of its common stock to Sierra Global, LLC, who is deemed an accredited investor, for a subscription receivable, having a fair value of $28,000 ($0.00007/share), based upon recent quoted trading price. The securities were not registered under the Securities Act, or the securities laws of any state, and were offered or issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering.,

Additionally, on January 17, 2014, the Company issued 25,000,000 shares of its common stock to Asher Enterprise, Inc. on January 17, 2014, who is deemed an accredited investor for the settlement of debt, having a fair value of $3,225 ($0.000129/share), based upon recent quoted trading price. The securities were not registered under the Securities Act, or the securities laws of any state, and were offered or issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering.

On September 23, 2014, the Company entered into a severance agreement with one of its executives resulting in the authorization of 5,555,556 shares of the Company’s common stock having a fair value of $0.0194/share, based upon quoted trading price at the date of the executed agreement.  The company recorded $107,778 in stock compensation as this award was authorized by the Board of Directors on September 23, 2014. The stock was issued on November 6, 2014.

On October 29, 2014, the Company issued 2,941,176 shares of common stock to TCA Global Credit Master Fund, LP, an investment management company, who is deemed an accredited investor, for advisory fees not to exceed $100,000 as part of the terms for securing a $5,000,000 line of credit. If the originally issued shares were to exceed $100,000 the remaining shares are to be refunded to the Company. The securities issued were not registered under the Securities Act, or the securities laws of any state, and were offered or issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering.

On October 29, 2014, as part of the TCA Global Credit Master Fund, LP the Company agreed to pay a broker fee of 6% of the initial debenture to an accredited investor of 970,000 of common stock having a fair market value of $32,980 which resulted in a $20 gain, based upon quoted trading price at the date of the executed agreement. The securities were not registered under the Securities Act, or the securities laws of any state, and were offered or issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering.

On October 30, 2014, the Company established a share reserve of common stock to an accredited investor in the amount of 101,102,941 as part of the terms of the Debenture to TCA Global Credit Master Fund, LP, to be five (5) times such number of shares of Common Stock as shall be necessary to effect the full conversion per Article VII, Section 4 of the Debenture. As of June 30, 2015, the share reserve of common stock is 200,927,475. This is based on the stock price at June 30, 2015 with an eighty percent (80%) discount.

On January 27, 2015, the Company issued 7,500,000 shares of its common stock to Hermen Cruz, who is deemed an accredited investor, as consideration for his participation in the early development of the Company in 2007, having a fair value of $135,750 ($0.0181/share), based upon recent quoted trading price.  The securities were not registered under the Securities Act, or the securities laws of any state, and were offered or issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering.

On February 6, 2015, the Company issued 2,500,000 shares of its common stock to Erwin Sillerico, who is deemed an accredited investor, as consideration for his participation in the early development of the Company in 2007, having a fair value of $49,750 ($0.0199/share), based upon recent quoted trading price.  The securities were not registered under the Securities Act, or the securities laws of any state, and were offered or issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering.

On March 24, 2015, the Company entered into a severance agreement with its National Account Sales Manager resulting in the authorization of 833,335 shares of the Company’s common stock having a fair value of $16,250 ($0.0195/share), based upon quoted trading price at the date of the executed agreement. At December 31, 2014, the Company recorded $6,417 as common stock payable. This award was authorized by the Board of Directors on March 24, 2015. The stock was issued on March 24, 2015.

On April 2, 2015, the Company issued and executed a convertible note to an accredited investor for $15,900. The Company converted accounts payable for services provided to allow the Company to become DTC eligible of $14,500 plus interest of $1,400 incurred on January 29, 2014. The note has a term of one year and bears interest at 10% and is unsecured. The debt is convertible based upon 50% of the stock price at January 29, 2014 of a price per share of $0.0016. On April 7, 2015, the note was converted to 19,875,000 shares of the Company’s common stock which resulted in a loss of $389,550.

On May 6, 2015, MyECheck issued 150,000,000 shares of its common stock as payment of the purchase price for 100% of the issued and outstanding capital stock of Seergate, Ltd.  The common stock issued in connection with the Seergate transaction was valued at $0.02 per share and was calculated using the volume-weighted sales price per share on the OTC – PINK for a consecutive period of ten (10) business days.  The securities were not registered under the Securities Act, or the securities laws of any state, and were offered or issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering.

On April 16, 2015, the Company approved the partial assignment of $40,000 of a debt dated October 5, 2010. On April 21, 2015, the Company authorized the conversion of such debt into 40,000,000 shares of common stock to an accredited investor at $0.001 per share. The note was converted during the three months ended June 30, 2015 and the Company recorded a loss on conversion of $840,000.

Convertible Debt Payable

April 26, 2010 Convertible Debt – Asher Enterprises, Inc.

Terms

On April 26, 2010, the Company issued and executed a convertible note for $50,000. The Company paid $3,000 in debt issue costs and received net proceeds of $47,000. The note had a term of one year and bears interest at 8%, default interest rate of 22%, and was unsecured.

Conversion

The debt is convertible based upon 55% of the average of the three lowest closing prices within the prior ten trading day period. The conversion option may be exercised in the event of default or in whole or part at the option of the holder of the note prior to the debt’s maturity.

The Note was not issued with the intent of effectively hedging any future cash flow, fair value of any asset, liability or any net investment in a foreign operation.  In addition the notes contain a conversion price adjustment which is based upon 60% of the average of the three lowest closing bid prices within the prior fifteen trading day period. Therefore, the estimated fair value of the conversion feature of $26,182 (based on observable inputs) was bifurcated from the Note and accounted for as a separate derivative liability.  The Note Derivative is carried at fair value (using the Black Scholes Model) until the Note is converted or otherwise extinguished. Any changes in fair value are recognized in earnings.

At December 31, 2014 and 2013, the fair value of the Note Derivative was estimated to be $0.00 and $0.00, resulting in a gain of $0.00 and $12,218 for 2014 and 2013, respectively.

October 29, 2014 Convertible Debt – TCA Global Credit Master Fund, LP

Terms

On October 29, 2014, the Company issued and executed a convertible note for $550,000. The Company paid $60,975 in fees and received net proceeds of $489,025. In addition, the stock compensation are disclosed in Item 10, page 24. For value received, the Company promises to pay to the order of the Holder, by no later than July 29, 2015 interest on the outstanding principal amount under the Debenture, at the rate of eleven percent (11%) per annum simple interest from the Effective Date.

Conversion

The debt is convertible based upon 80% of the average daily volume weighted average price of the Company’s Common Stock during the five (5) trading days immediately prior to the Conversion Date.

Additionally, the note contains a ratchet provision. The Company determined under ASC 815, that the embedded conversion feature (if offering of common stock is at no consideration or at a price that is lower than the effective conversion price on the date shares are offered for sale, then a ratchet down of effective exercise price to price per share offered for common stock would be used to determine additional shares to be issued). The Company has determined that this ratchet provision indicates that these shares, if issued, are not indexed to the Company’s own stock and, therefore, is an embedded derivative financial liability, which requires bifurcation and to be separately accounted for. At each reporting period, the Company will mark this derivative financial instrument to fair value.

At October 29, 2014 the estimated fair value of the conversion feature of $488,246 (based on observable inputs) was bifurcated from the Note and accounted for as a separate derivative liability.  The Note Derivative is carried at fair value (using the Black Scholes Model) until the Note is converted or otherwise extinguished. Any changes in fair value are recognized in earnings.

The initial derivative expense of $488,246 was reported in the statement of operations. At June 30, 2015 the derivative expense was decreased by $274,770 leaving a balance of $164,598.

Convertible Debt Payable (Cont.)

At December 31, 2014 the balance on the note was $550,000. As reported in the current balance sheet prepaid interest of $33,737 was included in the prepaid expense amount of $135,444 with $9,638 included in interest expense of $23,066. (See Exhibit 10.21)

At June 30, 2015 the balance on the note was $550,000. As reported in the current balance sheet prepaid interest of $4,819 was included in the prepaid expense amount of $26,852 with $28,914 included in interest expense of $36,593.

Convertible Notes Payable

From time to time the Company raises working capital due to issuances of convertible notes as further described below. During the six months ended June 30, 2015, we entered into multiple convertible notes payable with five (5) containing embedded derivative liabilities (conversion options). At June 30, 2015, these notes consist of the following:

On April 2, 2015, the Company issued and executed a convertible note for $15,900. The Company converted accounts payable for services provided to allow the Company to become DTC eligible of $14,500 plus interest of $1,400 incurred on January 29, 2014. The note has a term of one year and bears interest at 10% and is unsecured. The debt is convertible based upon 50% of the stock price at January 29, 2014 of a price per share of $0.0016. During the three months ended June 30, 2015 the note was converted into 19,875,000 shares of common stock. The Company recorded a loss on conversion of $389,550.

On April 6, 2015, the Company issued and executed a convertible promissory note to Charlie Abujudeh for $40,000, due April 6, 2016, bearing interest at the rate of 10% per annum. This note shall be paid in full or in part to Holder by conversion into Common Stock at the maturity date based upon the discounted price of seventy percent (70%) of the closing price of the Company’s Common Stock on the date of this Note being April 6, 2015 as posted at the OTC Markets exchange of $0.0102 per share for a total common stock issuance of 3,913,894. (Substantially in the Form 10 attached as Exhibit 10.28)

On April 8. 2015, the Company issued and executed a convertible promissory note to Charlie Abujudeh for $13,000, due April 8, 2016, bearing interest at the rate of 10% per annum. This note shall be paid in full or in part to Holder by conversion into Common Stock at the maturity date based upon the discounted price of seventy percent (70%) of the closing price of the Company’s Common Stock on the date of this Note being April 8, 2015 as posted at the OTC Markets exchange of $0.0098 per share for a total common stock issuance of 1,326,531. (Substantially in the Form 10 attached as Exhibit 10.28)

On April 16, 2015, the Company issued and executed a convertible promissory note to Charlie Abujudeh for $30,000, due April 16, 2016, bearing interest at the rate of 10% per annum. This note shall be paid in full or in part to Holder by conversion into Common Stock at the maturity date based upon the discounted price of seventy percent (70%) of the closing price of the Company’s Common Stock on the date of this Note being April 16, 2015 as posted at the OTC Markets exchange of $0.0087 per share for a total common stock issuance of 3,456,221. (Substantially in the Form 10 attached as Exhibit 10.28)

On April 23, 2015, the Company issued and executed a convertible promissory note to Charlie Abujudeh for $25,000, due April 23, 2016, bearing interest at the rate of 10% per annum. This note shall be paid in full or in part to Holder by conversion into Common Stock at the maturity date based upon the discounted price of seventy percent (70%) of the closing price of the Company’s Common Stock on the date of this Note being April 23, 2015 as posted at the OTC Markets exchange of $0.0096 per share for a total common stock issuance of 2,606,882. (Substantially in the Form 10 attached as Exhibit 10.28)

On May 6, 2015, the Company issued and executed a convertible promissory note to Charlie Abujudeh for $20,000, due May 6, 2016, bearing interest at the rate of 10% per annum. This note shall be paid in full or in part to Holder by conversion into Common Stock at the maturity date based upon the discounted price of seventy percent (70%) of the closing price of the Company’s Common Stock on the date of this Note being May 6, 2015 as posted at the OTC Markets exchange of $0.0094 per share for a total common stock issuance of 2,132,196. (Substantially in the Form 10 attached as Exhibit 10.28)

Convertible Notes Payable with Embedded Derivative Liabilities (Conversion Options)

On October 29, 2014, the Company issued and executed a convertible debenture to TCA Global Credit Master Fund, LP for $550,000. The Company paid $60,975 in fees and received net proceeds of $489,025. In addition, the stock compensation are disclosed in Item 10, page 24. For value received, the Company promises to pay to the order of the Holder, by no later than July 29, 2015 interest on the outstanding principal amount under the Debenture, at the rate of eleven percent (11%) per annum simple interest from the Effective Date. (Attached as Exhibit 10.21)

Convertible Notes Payable with Embedded Derivative Liabilities (Conversion Options (Cont.))

On May 12, 2015, the Company issued and executed a Callable Secured Convertible Note to Charlie Abujudeh for $40,000, due May 12, 2016, bearing interest at the rate of 10% per annum. The conversion price shall be calculated at the election of the Holder the lesser of (i) 70% of the Trading Price of the Borrower’s Common Stock on the issue date or (ii) the Trading Price of the Borrower’s Common Stock on the Conversion Date. The lowest price the Holder can convert (including discount) is $0.001 per share. (Substantially in the Form 10 attached as Exhibit 10.29)

On May 28, 2015, the Company issued and executed a Callable Secured Convertible Note to Johann Gumpp for $30,000, due May 28, 2016, bearing interest at the rate of 10% per annum. The conversion price shall be calculated at 70% of the Trading Price of the Borrower’s Common Stock on the defined Conversion Date. The Common Stock to the Holder shall be restricted pursuant to SEC Rule 144 with a twelve month holding period. (Substantially in the Form 10 attached as Exhibit 10.30)

On June 8, 2015, the Company issued and executed a Callable Secured Convertible Note to Johann Gumpp for $40,000, due June 8, 2016, bearing interest at the rate of 10% per annum. The conversion price shall be calculated at 70% of the Trading Price of the Borrower’s Common Stock on the defined Conversion Date. The Common Stock to the Holder shall be restricted pursuant to SEC Rule 144 with a twelve month holding period. (Substantially in the Form 10 attached as Exhibit 10.30)

On June 19, 2015, the Company issued and executed a Callable Secured Convertible Note to Johann Gumpp for $40,000, due June 19, 2016, bearing interest at the rate of 10% per annum. The conversion price shall be calculated at 70% of the Trading Price of the Borrower’s Common Stock on the defined Conversion Date. The Common Stock to the Holder shall be restricted pursuant to SEC Rule 144 with a twelve month holding period. (Substantially in the Form 10 attached as Exhibit 10.30)

Item 11: Description of Registrant’s Securities to be Registered

Authorized Capital Stock

We are authorized to issue 5,000,000,000 shares of capital stock, of which 4,900,000,000 are shares of common stock, par value $.00001 per share (the “Common Stock”), and 100,000,000 shares of preferred stock, par value $.00001 per share (the “Preferred Stock”).

As of June 30, 2015, we have issued and outstanding securities on a fully diluted basis:

●	4,073,145,067 shares of common stock

●	no shares of preferred stock;

●	no stock options;

●	no warrants to acquire shares of our common stock; and

●	no unissued and unvested restricted stock grants.

Common Stock

The holders of the common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds; however, the current policy of our Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of the common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of the common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of the common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our Board of Directors and issued in the future.

Each outstanding share of common stock is entitled to one vote and each fractional share is entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting is allowed in the election of directors of the Company.

The holders of a majority of the shares who are entitled to vote at a shareholders meeting and who are present in person or by proxy shall be necessary for and shall constitute a quorum for the transaction of business at shareholder meetings, except as otherwise provided by the Wyoming statutes. If a quorum is not present or represented at a meeting of the shareholders, those present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At an adjourned meeting where a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

When a quorum is present at a meeting of shareholders, the vote of the holders of a majority of the issued and outstanding shares having voting power, present in person or represented by proxy, shall decide any question brought before the meeting, unless the question is one which, by express provision of the statutes, requires a higher vote in which case the express provision shall govern.  The shareholders present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough shareholders holding, in the aggregate, issued and outstanding shares having voting power to leave less than a quorum.

Preferred Stock

Our Board of Directors will be authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our Board of Directors, which may include, among others, distinct classes or series, dividend rights, voting rights, liquidation preferences, redemption rights, conversion rights and preemptive rights.

Warrants

In connection with the sale of the Shares, MyECheck has entered into warrant agreements with Youngal Group Ltd. And Anshan Finance Ltd. (the “Warrants”). The terms of the Warrants provide the Investors the opportunity to purchase up to 4,000,000 additional shares of MyECheck’s common stock for a purchase price of $4.00 per share or $2.00 per share, respectively. The Warrants may only be exercised following the effective time of the proposed merger between MyECheck and Sekoya and the right to exercise the warrants terminates as of 5:00 p.m. local time in Vancouver, B.C. on the third anniversary of issuance. The Warrants were to be issued in reliance upon an exemption from the registration requirements of the Act provided by Regulation S and may only be transferred in accordance with the provisions of Regulation S, pursuant to an effective registration under the Act, or pursuant to an available exemption from registration under the Act. Upon conversion of the Note all associated warrants were cancelled.

On December 31, 2011 by order of a Board Resolution all non-qualified stock options and warrants were cancelled.

Prior to exercise, the warrants do not confer upon holders any voting or any other rights as a stockholder. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we may, in our discretion, upon exercise, round up to the nearest whole number the number of shares of our common stock to be issued to the warrant holder or otherwise equitably adjust the exercise amount and exercise price per share.

Registration Rights

We have agreed to include all shares of common stock sold in private placements, including any warrants issued in connection therewith, or for fees, as well as certain share that have been issued as consideration for services, in our next filed "resale" registration statement with the Securities and Exchange Commission.

Item 12: Indemnification of Directors and Officers

The Corporation Laws of the State of Wyoming and MyECheck’s Bylaws provide for indemnification of MyECheck’s Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of MyECheck, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in MyECheck’s Articles of Incorporation.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Wyoming law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 13: Financial Statements and Supplementary Data

The consolidated financial statements required to be filed pursuant to this Item 8 begin on page F-1 of this report.

Item 14: Changes in Disagreements with Accountants on Accounting and Financial Disclosure

PMB Helin Donovan, LLP, the Company’s Independent Registered Public Accounting Firm (the “Firm”), has been the only auditor since 2010 and there have been no disagreements between MyECheck and the Firm.

Item 15: Financial Statements and Exhibits

Financial Statements	Page
(i) For the Years Ended December 31, 2014 and 2013
Report of PMB Helin Donovan, LLP, Independent Registered Public Accounting Firm	F – 1
Consolidated Balance Sheets as of December 31, 2014 and 2013	F – 2
Consolidated Statements of Operations for the Years Ended December 31, 2014 and 2013	F – 3
Consolidated Statements of Cash Flows for the Years Ended December 31, 2014 and 2013	F – 4
Consolidated Statements of Changes in Stockholders’ Deficit for the Years Ended December 31, 2014 and 2013	F – 5
Notes to the Consolidated Financial Statements	F – 6 - 27

Unaudited Financial Statements	Page
(i) For the Three and Six-Month Periods Ended June 30, 2015 and 2014
Consolidated Balance Sheets as of June 30, 2015 and December 31, 2014	F – 2
Consolidated Statements of Operations for the Three and Six-Months Ended June 30, 2015 and 2014	F – 3
Consolidated Statements of Cash Flows for the Six-Months Ended June 30, 2015 and 2014	F – 4
Notes to the Consolidated Financial Statements	F – 5 - 24

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

/s/ Edward R. Starrs
EDWARD R. STARRS
President and Chief Executive Officer

/s/ Bruce M. Smith
BRUCE M. SMITH
Chief Financial Officer

Date:	August 21, 2015

MYECHECK, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

MyECheck, Inc.

We have audited the accompanying consolidated balance sheets of MyECheck, Inc. (“the Company”) as of December 31, 2014 and 2013, and the related consolidated statements of operations, consolidated statements of stockholders’ deficit and consolidated statements of cash flows for each of the years in the two-year period ended December 31, 2014. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MyECheck, Inc. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has sustained net losses from operations and has an accumulated deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PMB Helin Donovan, LLP

PMB Helin Donovan, LLP

Seattle, Washington

April 7, 2015

F-1

MyECheck, Inc.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2014 AND 2013

	December 31, 2014	December 31, 2013

ASSETS

Current Assets
Cash	$51,261	$65
Accounts receivable	146,740	6,000
Employee advances	2,500	-
Capitalized loan fees -Net	150,869	-
Prepaid expenses	135,444	-
Total Current Assets	486,814	6,065

Fixed Assets - Net	61,730	3,374
Intangible Assets - Net Website net	20,250	-
Other Assets -Deposits	70,502	-
Total Other Assets	152,482	3,374

Total Assets	$639,296	$9,439

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$395,613	$442,295
Payroll taxes payable	251,285	207,779
Accrued payroll	47,710	82,901
Accrued rent	32,904	-
Loans payable - related party	34,036	-
Loans payable - other	56,415	-
Derivative liability	439,368	-
Deferred revenue	25,000	-
Convertible notes - net	550,000	54,750
Total Current Liabilities	1,832,331	787,725

Stockholders' Deficit
Preferred stock, $0.00001 par value, 100,000,000 authorized, one issued and outstanding	-	-
Common stock, $0.00001 par value, 4,900,000,000 shares authorized, 4,127,436,732 and 4,692,470,000 shares issued and outstanding, respectively	51,274	46,925
Treasury stock	(10,001)	-
Additional paid in capital	3,452,036	3,077,627
Subscription receivable	-	(17,500)
Common stockto be issued	191,917	-
Accumulated deficit	(4,878,261)	(3,885,338)
Total Stockholders' Deficit	(1,193,035)	(778,286)

Total Liabilities and Stockholders' Deficit	$639,296	$9,439

The accompanying notes are an integral part of these consolidated financial statements

F-2

MyECheck, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	For the Years Ended December 31,
	2014	2013
Revenues	$952,156	$89,496

Cost of revenues	99,976	-
Gross Profit	852,180	89,496

General and administrative	1,203,794	72,943
Research and development	254,580	7,000
Total Operating Expenses	1,458,374	79,943

Income or (Loss) from Operations	(606,194)	9,553

Other Income /(Expense)
Derivative liability	(488,246)	-
Change in fair value of derivative liabilities	48,878	24,351
Interest expense net of interest income	(24,266)	(26,613)
Loss on convertible note	(62,980)	-
Other income forgiveness of debt	140,685	130,167
Total Other Income/(Expense)	(385,929)	127,905
Net income or (loss) before income taxes	(992,123)	137,458
Provision for income taxes	(800)	(800)
Net (Loss) or Income	$(992,923)	$136,658

Basic earnings per share	$0.00	$0.00

Diluted earnings per share	$0.00	$0.00

Weighted average number of shares outstanding during the period - basic	4,198,671,107	4,153,976,849
Weighted average number of shares outstanding during the period - fully diluted	4,198,671,107	4,178,976,849

The accompanying notes are an integral part of these consolidated financial statements

F-3

MyECheck, Inc.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	Preferred Stock		Common Stock		Treasury Stock		Additional	Subscription	Common Stock	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Paid -in Capital	Receivable	Payable	Deficit	Total
Balance, December 31, 2012	-	$-	3,517,470,000	$35,175	-	$-	$2,897,653	$-	$-	$(4,021,996)	$(1,089,168)
Conversion of debt to common stock	-	-	925,000,000	9,250	-	-	-	-	-	-	9,250
Net Income or (loss)	-	-	-	-	-	-	-	-	-	29,965	29,965
Balance, August 31, 2013	-	-	4,442,470,000	44,425	-	-	2,897,653	-	-	(3,992,031)	(1,049,953)
September Net profit	-	-	-	-	-	-	-	-	-	30,764	30,764
Stock issued for cash	-	-	250,000,000	2,500	-	-	15,000	(17,500)	-	-	-
Forgiveness of accrued compensation	-	-	-	-	-	-	84,281	-	-	-	84,281
Forgiveness of note payable, related party	-	-	-	-	-	-	62,964	-	-	-	62,964
Forgiveness of note payable, related party	-	-	-	-	-	-	17,729	-	-	-	17,729
Net Income or (loss)	-	-	-	-	-	-	-	-	-	75,929	75,929
Balance, December 31, 2013	-	$-	4,692,470,000	$46,925	-	$-	$3,077,627	$(17,500)	$-	$(3,885,338)	$(778,286)
Purchase shares of Treasury Stock at par	(1)	-	-	-	-	(1)	-	-	-	-	(1)
Subscription receivable	-	-	-	-	-		-	45,500	-	-	45,500
Conversion of debt to common stock	-	-	25,000,000	250	-	-	94,750	-	-	-	95,000
Purchase shares of Treasury Stock at par	-	-	(1,000,000,000)	-	(1,000,000,000)	(10,000)	-	-	-	-	(10,000)
Subscription receivable	-	-	400,000,000	4,000	-	-	24,000	(28,000)	-	-	-
Common stock for services capitalized loan fees	-	-	2,941,176	29	-	-	99,971	-	-	-	100,000
Common stock for broker fees	-	-	970,000	10	-	-	32,970	-	-	-	32,980
Common stock for services	-	-	500,000	5	-	-	14,995	-	-	-	15,000
Common stock payable for services	-	-	-	-	-	-	-	-	185,500	-	185,500
Common stock for compensation	-	-	5,555,556	55	-	-	107,723	-	6,417	-	114,195
Net income or (loss)	-	-	-	-	-	-	-	-	-	(992,923)	(992,923)
Balance, December 31, 2014	(1)	-	4,127,436,732	51,274	(1,000,000,000)	(10,001)	3,452,036	-	191,917	(4,878,261)	$(1,193,035)

The accompanying notes are an integral part of these consolidated financial statements

F-4

MyECheck, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	For the Years Ended December 31,
	2014	2013
Cash Flows from Operating Activities:
Net income (loss)	$(992,923)	$136,658
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	51,061	178
Loss on debt conversion	62,980	-
Change in fair value of derivative liabilities	439,368	(24,351)
Warrants issued for services	-	390
Stock based Compensation	299,695	-
Other income forgiveness of debt	(147,164)	(130,167)
Changes in operating assets and liabilities:
(Increase) Decrease in:
Accounts receivable	(140,740)	(6,000)
Employee advances	(2,500)	-
Prepaid expenses	(135,444)	-
Increase in:
Accounts payable and accrued expenses	125,730	41,388
Deferred revenue	25,000	-
Payroll taxes payable	15,971	-
Accrued payroll	-	18,271
Net Cash (Used by) Provided by Operating Activities	(398,966)	36,367

Cash Flows from Investing Activities
Purchase of computer equipment	(62,561)	(3,552)
Purchase of website	(9,000)	-
Security deposit on new facility	(70,502)	-
Purchase of treasury stock	(10,001)	-
Net Cash Used by Investing Activities	(152,064)	(3,552)

Cash Flows from Financing Activities:
Repayment of convertible debt	(22,750)	(22,750)
Proceeds from loan payable - related parties	34,036	-
Proceeds from stock subscription receivable	45,500	-
Proceeds of convertible debenture	489,025	-
Proceeds from note payable	56,415	-
Repayment of shareholders	-	(10,000)
Net Cash Provided by (Used by) Financing Activities	602,226	(32,750)

Net Increase in Cash	51,196	65

Cash at Beginning of Period	65	-

Cash at End of Period	$51,261	$65

Supplemental Disclosure of Cash Flow Information
Cash Paid for:
Taxes	$4,800	$-
Interest	$-	$-

Supplemental Disclosure of Non Cash Investing and Financing Activities
Forgiveness of accrued officers comp	$-	$84,281
Forgiveness of N/P R/P	$-	$62,964
Forgiveness of N/P R/P	$-	$17,729
Common shares issued website	$15,000	$-
Common shares issued capitalized loan fees	$133,000	$-
Issuance for debt	$32,000	$8,860
Subscription receivable	$28,000	$17,500

The accompanying notes are an integral part of these consolidated financial statements

F-5

MyECheck, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 1 – ORGANIZATION, BASIS OF PRESENTATION AND NATURE OF OPERATIONS

Organization

MyECheck, Inc. (“MEC”) (“the Company”) was incorporated in the state of Delaware on October 29, 2004. The Company’s office is located at Folsom, California. On May 25, 2012 the Company was redomiciled in the State of Wyoming. In addition, the Company registered as a foreign corporation in the State of California on October 16, 2014.

GreenPay, LLC (“GreenPay”), a wholly owned subsidiary of the Company, incorporated in the State of Wyoming on March 11, 2014 was acquired by MyEcheck on August 20, 2014. After the acquisition, GreenPay registered as a foreign limited liability company in the State of California on November 10, 2014.

Sekoya Holdings, Ltd. (“Sekoya”) was incorporated in Nevada on May 19, 2005, and is an inactive company.

Reverse Acquisition and Recapitalization

On March 14, 2008, Sekoya Holdings, Ltd. (“Sekoya”), then a development stage company, merged with MEC and MEC became the surviving corporation. This transaction was accounted for as a reverse acquisition. Sekoya did not have any operations and majority-voting control was transferred to MEC. The transaction also required a recapitalization of MEC. Since MEC acquired a controlling voting interest, it was deemed the accounting acquirer, while Sekoya was deemed the legal acquirer. The historical financial statements of the Company are of those of MEC and of the consolidated entities from the date of merger and subsequent.

On August 20, 2014, MyECheck completed the acquisition of its licensee, GreenPay, LLC. GreenPay, LLC is now a wholly owned subsidiary of MyECheck, Inc. GreenPay assets are owned by MyECheck, however Greenpay will be operated as a separate entity and will move forward with an independent board of directors and management in 2015.

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) under the accrual basis of accounting.

Nature of Operations

The Company provides software that enables merchants and banks to receive and process real –time payments from consumers, businesses and government agencies. Payment can be initiated online, via point of sale terminals, or over the telephone. The Company also licenses patented technology in the mobile payments and banking industries.

F-6

MyECheck, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

All significant intercompany accounts and balances have been eliminated in consolidation.

Risks and Uncertainties

The Company’s operations are subject to significant risk and uncertainties including financial, operational, regulatory and other risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in its sales and earnings.  The factors expected to contribute to this variability include, among others, (i) the uncertainty associated with the commercialization and ultimate success of the product, (ii) intense competition and rapid technological changes for the mobile payment processing industry and (iii) general economic conditions which may cast doubt on future success.

See Note 3 regarding going concern matters.

Fiscal Year

The Company has adopted a December 31 fiscal year end.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the U.S. of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: the fair value of warrants granted, estimates of the probability and potential magnitude of contingent liabilities and the valuation allowance for deferred tax assets due to continuing operating losses.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. At December 31, 2014 and 2013, the Company had no cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At December 31, 2014 and 2013, there were no balances that exceeded the federally insured limit.

F-7

MyECheck, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts.

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible.

In 2014 and 2013, the Company recorded no bad debt expense.

Capitalized Loan Fees

On October 29, 2014, the Company obtained a loan facility which resulted in the capitalization of loan fees of $193,975 being amortized over the life of the loan. For the year ended December 31, 2014, the amortized loan fees was $43,106 for a net amount reported on the Balance Sheet of $150,869. See Notes 5 & 6.

Revenue Recognition

The Company records revenue when all of the following have occurred; (1) persuasive evidence of an arrangement exists, (2) product delivery has occurred, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.

The Company earns revenue from services, which has included the following: electronic check processing, financial verification, identity verification, check guarantee services and licensing of intellectual property. The services are performed under the terms of a contract with a customer, which states the services to be utilized and the terms and fixed price for all services under contract. The price of these services may be a fixed fee per transaction and/or a percentage of the transaction processed depending on the service.

Revenue from electronic check processing is derived from fees collected from merchants to convert merchant customer check data into an electronic image of a paper draft, which allows the Company to deposit the funds to the merchant’s bank through image clearing with the Federal Reserve on behalf of the bank. The Company recognizes the revenue related to electronic check processing fees when the services are performed.

Revenue from financial verification is derived from fees collected from merchants to process requests to validate financial verifications to an outside service provider under contract with the Company. This revenue is recognized when the transaction is processed, since the Company has no further obligations.

F-8

MyECheck, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Revenue from check guarantee services is derived from fees collected from merchants to process transaction to an outside service provider under contract with the Company. This revenue is recognized when the transaction is processed, since the Company has no further obligations.

The Company derives revenue from monthly maintenance fees and initial customer set-up fees. Monthly maintenance fee revenue billed monthly and is recognized as services are performed. Initial set-up fees are recognized over the respective customer relationship period. Payments received in advance of completing the earnings process are recorded as deferred revenue and recognized over the remaining service period.

Customers & Concentrations

Three customers comprised 98% of the total revenue for the year ended December 31, 2014 and two customers comprised 100% of the total revenue for the year ended December 31, 2013. Two customers represented 100% of net accounts receivable at December 31, 2014 and one customer represented 100% of net accounts receivable at December 31, 2013.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

•	Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

•	Level 2 – Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 – Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

F-9

MyECheck, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Fair Value of Financial Instruments

The following tables set forth our assets and liabilities measured at recurring or non-recurring, at December 31, 2014 and December 31, 2013, and the fair value calculation input hierarchy level that we have determined applies to each asset and liability category.

				Carrying
	Fair Value Measurements Using Inputs			Amount at
Financial Instruments	Level 1	Level 2	Level 3	December 31, 2014

Liabilities:
Derivative Instruments – Convertible	$-	$-	$439,368	$439,368

Total	$-	$-	$439,368	$439,368

Carrying
	Fair Value Measurements Using Inputs			Amount at
Financial Instruments	Level 1	Level 2	Level 3	December 31, 2013

Liabilities:
Derivative Instruments – Convertible	$-	$-	$-	$-

Total	$-	$-	$-	$-

Market price and estimated fair value of common stock used to measure the Derivative Instruments-Warrants at December 31, 2014 and December 31, 2013:

	December 31, 2014	December 31, 2013
Market price and estimated fair value of common stock:	.0218	0.00001
Exercise price	.0174	0.00006
Expected term (years)	.58	1
Dividend yield	-	-
Expected volatility	217%	830%
Risk-free interest rate	12%	13%

F-10

MyECheck, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

The risk-free rate of return reflects the interest rate for the United States Treasury Note with similar time-to-maturity to that of the convertible debt.

The recorded value of other financial assets and liabilities, which consist primarily of cash and cash equivalents, accounts receivable, other current assets, and accounts payable and accrued expenses approximate the fair value of the respective assets and liabilities at December 31, 2014 and December 31, 2013 based upon the short-term nature of the assets and liabilities.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion feature.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

For option-based simple derivative financial instruments, the Company uses the Black-Scholes option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a "beneficial conversion feature" ("BCF") and related debt discount.

When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid in capital) and amortized to interest expense over the life of the debt.

F-11

MyECheck, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Debt Issue Costs and Debt Discount

The Company may record debt issue costs and/or debt discounts in connection with raising funds through the issuance of debt.  These costs may be paid in the form of cash, or equity (such as warrants). These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Original Issue Discount

For certain convertible debt issued, the Company may provide the debt holder with an original issue discount.  The original issue discount would be recorded to debt discount, reducing the face amount of the note and is amortized to interest expense over the life of the debt.

Extinguishments of Liabilities

The Company accounts for extinguishments of liabilities in accordance with ASC 860 - “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities”. When the conditions are met for extinguishment accounting, the liabilities are derecognized and the gain or loss on the sale is recognized.

Income Taxes

We account for income taxes under the liability method, whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized. Our policy is to prescribe a recognition threshold and measurement attribute for the recognition and measurement of a tax position taken or expected to be taken in a tax return.

We have analyzed our filing positions in all jurisdictions where we are required to file returns, and found no positions that would require a liability for unrecognized income tax positions to be recognized. We are subject to tax examinations. In the event that we are assessed penalties and or interest, penalties will be charged to other financing expense and interest will be charged to interest expense.

Earnings (Loss) Per Share

Basic net earnings (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.

The Company uses the “treasury stock” method to determine whether there is a dilutive effect of outstanding convertible debt, option and warrant contracts. For the year ended December 31, 2013 the Company reflected net income and a dilutive net income.

F-12

MyECheck, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

The Company had the following potential common stock equivalents at December 31, 2014:

Convertible debt – face amount of $550,000, conversion price of $0.0174	31,609,195
Common Stock Payable (See Note 11 – Stockholders’ Deficit)	10,833,335
Total common stock equivalents	42,442,530

The Company had the following potential common stock equivalents at December 31, 2013:

Convertible debt – face amount of $50,000, conversion price of $0.002	25,000,000
Total common stock equivalents	25,000,000

Advertising

Advertising is expensed as incurred. For 2014 and 2013, advertising expense was $74,461 and $4,231, respectively.

Stock-Based Compensation

Periodically, we issue common shares or options to purchase our common shares to our officers, directors, employees, or other parties. Compensation expense for these equity awards are recognized over the vesting period, based on the fair value on the grant date. We recognize compensation expense for only the portion of options that are expected to vest, rather than record forfeitures when they occur. If the actual number of forfeitures differs from those estimated by management, additional adjustments to compensation expense may be required in the future periods. We determine the fair value of equity awards using the Black-Scholes valuation model.

Cost of Computer Software Developed or Obtained for Internal Use

The Company capitalizes certain costs incurred for computer software developed or obtained for internal use, which are incurred during the application development stage. These capitalized costs are to be amortized on a straight-line basis over the expected useful life of the software. Costs related to preliminary project activities and post-implementation activities are expensed as incurred. For the years ended December 31, 2014 and 2013, no costs for the development of internal use software have been capitalized.

Recent Accounting Pronouncements

On April 10, 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, which changes the criteria for determining which disposals can be presented as discontinued operations and modifies related disclosure requirements. This standard was effective for the Company on January 1, 2015. The Company does not expect significant impact to the financial statements upon implementation of ASU No. 2014-08.

F-13

MyECheck, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Recent Accounting Pronouncements (Cont.)

On May 28, 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU No. 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new standard will be effective for the Company on January 1, 2017. Early application is not permitted. The Company is currently evaluating the impact of ASU No. 2014-09.

On August 27, 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which is intended to define management’s responsibility to evaluate whether there is substantial doubt about the Company’s ability to continue as a going concern and to provide related footnote disclosures. This standard will be effective for the Company for the year ending on December 31, 2016. Early application is permitted. The Company is currently evaluating the impact of ASU No. 2014-15.

NOTE 3 – GOING CONCERN

The Company’s accountants have expressed substantial doubt about the Company’s ability to continue as a going concern as a result of its history of net operating losses. The Company’s ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to successfully deliver license and service agreements and obtain financing until revenue can generate cash flow to meet operating requirements. The outcome of these matters cannot be predicted at this time. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue its business.

As reflected in the accompanying consolidated financial statements, the Company has a net loss of $992,923 in 2014 and a net income of $136,658 in 2013, and net cash used by operations of $398,966 and net cash provided by operations of $36,367 for years ended December 31, 2014 and 2013, respectively; a working capital deficit of $1,345,517 and $781,660 and a stockholders’ deficit of $1,193,035 and $778,286 at December 31, 2014 and 2013, respectively.

The ability of the Company to continue as a going concern is dependent on Management's plans, which include the raising of capital through debt and/or equity markets. The Company will require additional funding during the next twelve months to finance the growth of its current and expected operations and achieve strategic objectives. Additionally, the Company will need to continually generate revenues through its current business operations in order to generate enough cash flow to fund operations through 2015.

The Company is also dependent on maintaining their positive approval status with the Federal Reserve. If the Company were to lose this approval, their ability to provide services would be affected negatively. The Company is also dependent on bank sponsorship when processing transactions directly with the Federal Reserve.  If the Company were to lose bank sponsorship, their ability to provide services would be affected negatively.

F-14

MyECheck, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 3 – GOING CONCERN (CONT.)

The Company believes its current available cash, along with anticipated revenues, may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

NOTE 4 – PROPERTY AND EQUIPMENT

For the years ended December 31, 2014 and 2013 property and equipment is as follows:

	12/31/2014	12/31/2013

Computer equipment	$33,139	$3,552
Furniture and fixtures	22,018	-
Leasehold improvements	10,956	-
Accumulated depreciation	(4,383)	(178)
Net Fixed Assets	$61,730	$3,374

For the years ended December 31, 2014 and 2013, the Company recorded a depreciation expense of $4,205 and $178, respectively.

Note 5 – INTANGIBLE ASSETS

Using the Company’s employees and outside consultants, the company invested $24,000 in the year ended December 31, 2014 to develop a new website as a critical component of its new marketing plan. In addition, $8,505 in content was expensed. The Company’s website went live on July 25, 2014. The Company has elected to amortize the capitalized costs over a thirty six month period for both financial reporting and for income tax purposes once the website is placed in service. For the years ended December 31, 2014 and 2013, $3,750 in amortization was included in operating expenses compared to zero in 2013.

	12/31/2014	12/31/2013

Intangible assets website	$24,000	$-
Accumulated amortization	(3,750)	-
Intangible assets website - net	$20,250	$-

For the year ended December 31, 2014, total depreciation and amortization expense recorded in the operating expenses consisted of the following components: depreciation of $4,205, website amortization of $3,750 and capitalized loan fees of $43,106 for a total of $51,061.

F-15

MyECheck, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 6 - Convertible note

June 26, 2009 Convertible Debt in Default – Tangiers Investors, LP

Terms

On June 26, 2009, the Company issued redeemable convertible debt totaling $35,000. The Company paid $2,800 in debt issue costs and received net proceeds of $32,200. The note was due on June 26, 2010, and went into default. The note bears interest at 8% and is unsecured.

Conversion

The debt is convertible based upon 60% of the average of the three lowest closing bid prices within the prior fifteen trading day period. The conversion option may be exercised in the event of default or in whole or part at the option of the holder of the note prior to the debt’s maturity. If any portion of the principal and/or interest are not paid within 10 days of when it is due (beginning June 26, 2010), the discount multiplier used to determine the conversion price decreases 1% for each period of 10 business days that any portion of the amount due remains unpaid by the Company for all conversions thereafter.

If the average price per share (as computed above based upon a 60% discount) of the Company’s stock is below $0.10, the Company has the right to prepay the portion of the Debenture that the Holder elected to convert, plus any unpaid interest, at 150% of such amount. The Company has the option with written notice to the Holder to prepay the note at 150% of the principal amount and accrued interest to the date of payment.

If conversion is held up by a third party or the Company cannot convert the note into common stock, all amounts are accelerated for payment and redeemable in cash at a price of 175% of principal plus all unpaid accrued interest to date.

If the note goes into default, the holder may elect to cancel any outstanding conversion notice and declare all amounts due and payable in cash at a price of 150% of principal plus all unpaid accrued interest to date.

On or before the 4th business day following the receipt of debt proceeds, June 30, 2009, the Company was required to file a Form 8-K announcing this debt transaction. Since the Company did not file an 8-K within this time period, the discount multiplier used to determine the conversion price decreases by 1% for each period of 5 business days that the 8-K is not filed by the Company following the June 30th due date. The Company did not file an 8-K by June 30, 2009 and sought a waiver from the Holder for this penalty. On November 9, 2009, the debt holder waived the condition to file the 8-K. As a result, the Company re-measured the derivative financial instrument using a fixed discount multiplier of 60%.

The Note was not issued with the intent of effectively hedging any future cash flow, fair value of any asset, liability or any net investment in a foreign operation.  In addition the notes contain a conversion price adjustment which is based upon 60% of the average of the three lowest closing bid prices within the prior fifteen trading day period.

Therefore, the estimated fair value of the conversion feature of $30,333 (based on observable inputs) was bifurcated from the Note and accounted for as a separate derivative liability.  The Note Derivative is carried at the estimated fair value (using the Black Scholes Model) until the Note is converted or otherwise extinguished. Any changes in fair value are recognized in earnings.

F-16

MyECheck, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 6 - Convertible note (CONT.)

June 26, 2009 Convertible Debt in Default – Tangiers Investors, LP (Cont.)

At December 31, 2014 and 2013, the fair value of the Note Derivative was estimated to be $0 and $0, resulting in a gain of $0 and $12,133 for 2014 and 2013, respectively.

During the year ended December 31, 2013, the Company paid $22,750 of this debt leaving a balance owing at December 31, 2013 of $22,750. On September 23, 2014, the Company paid the remaining balance of $22,750 plus $440 for a combined total paid of $23,190.

April 26, 2010 Convertible Debt in Default– Asher Enterprises, Inc.

Terms

On April 26, 2010, the Company issued and executed a convertible note for $50,000. The Company paid $3,000 in debt issue costs and received net proceeds of $47,000. The note has a term of one year and bears interest at 8%, default interest rate of 22%, and is unsecured.

Conversion

The debt is convertible based upon 55% of the average of the three lowest closing prices within the prior ten trading day period. The conversion option may be exercised in the event of default or in whole or part at the option of the holder of the note prior to the debt’s maturity.

Additionally, the note contains a ratchet provision. The Company determined under ASC 815, that the embedded conversion feature (if offering of common stock is at no consideration or at a price that is lower than the effective conversion price on the date shares are offered for sale, then a ratchet down of effective exercise price to price per share offered for common stock would be used to determine additional shares to be issued).

The Company has determined that this ratchet provision indicates that these shares, if issued, are not indexed to the Company’s own stock and, therefore, is an embedded derivative financial liability, which requires bifurcation and to be separately accounted for. At each reporting period, the Company will mark this derivative financial instrument it’s estimated to fair value.

For the years ended December 31, 2013 and 2012, the note was in default. At December 31, 2013 the balance on the note was $32,000. On January 17, 2014, the debt was converted into 25,000,000 shares of common stock, at a price per share of $0.002. The estimated fair market value on the conversion date was $0.0038 per share for an estimated a fair value of $95,000 resulting in a loss to the Company of $63,000 which was recorded in the first quarter of 2014.

The Note was not issued with the intent of effectively hedging any future cash flow, fair value of any asset, liability or any net investment in a foreign operation.  In addition the notes contain a conversion price adjustment which is based upon 60% of the average of the three lowest closing bid prices within the prior fifteen trading day period. Therefore, the estimated fair value of the conversion feature of $26,182 (based on observable inputs) was bifurcated from the Note and accounted for as a separate derivative liability.  The Note Derivative is carried at the estimated fair value (using the Black Scholes Model) until the Note is converted or otherwise extinguished. Any changes in the estimated fair value are recognized in earnings.

F-17

MyECheck, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 6 - Convertible note (CONT.)

April 26, 2010 Convertible Debt in Default– Asher Enterprises, Inc. (Cont.)

At December 31, 2014 and 2013, the estimated fair value of the Note Derivative was estimated to be $0 and $0, resulting in a gain of $0 and $12,218 for 2014 and 2013, respectively.

October 29, 2014 Convertible Debt – TCA Global Credit Master Fund, LP

Terms

On October 29, 2014, the Company issued and executed a convertible note for $550,000 receiving net proceeds of $489,025. The Company paid $60,975 in fees, 2,941,176 shares of common stock for advisory fees not to exceed $100,000 and $33,000 in broker fees for a total capitalized loan fee amount of $193,975. For value received, the Company promises to pay to the order of the Holder, by no later than July 29, 2015 interest on the outstanding principal amount under the Debenture, at the rate of eleven percent (11%) per annum simple interest from the Effective Date. The stock compensation is further disclosed in Note 11.

Conversion

The debt is convertible based upon 80% of the average daily volume weighted average price of the Company’s Common Stock during the five (5) trading days immediately prior to the Conversion Date.

Additionally, the note contains a ratchet provision. The Company determined under ASC 815, that the embedded conversion feature (if offering of common stock is at no consideration or at a price that is lower than the effective conversion price on the date shares are offered for sale, then a ratchet down of effective exercise price to price per share offered for common stock would be used to determine additional shares to be issued). The Company has determined that this ratchet provision indicates that these shares, if issued, are not indexed to the Company’s own stock and, therefore, is an embedded derivative financial liability, which requires bifurcation and to be separately accounted for. At each reporting period, the Company will mark this derivative financial instrument to its estimated fair value.

At December 31, 2014 the balance on the note was $550,000. As reported in the current balance sheet prepaid interest of $33,737 was included in the prepaid expense amount of $135,444 with $9,638 included in interest expense of $23,066.

Therefore, the estimated fair value of the conversion feature of $439,368 (based on observable inputs) was bifurcated from the Note and accounted for as a separate derivative liability.  The Note Derivative is carried at its estimated fair value (using the Black Scholes Model) until the Note is converted or otherwise extinguished. Any changes in fair value are recognized in earnings.

The initial derivative expense was $488,246 reported in the statement of operations. At December 31, 2014 the derivative expense was revalued and decreased by $48,878 leaving a balance of $439,368.

F-18

MyECheck, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 7 - Loans Payable – Related Parties

During the year ended December 31, 2013, the Company repaid $10,000 in notes payable to a related party and the related party forgave $62,964, which was recorded as an in-kind contribution of capital. At December 31, 2014 there was no related party activity.

The Company’s major shareholder has agreed to advance short term funding until revenue or other funding has been obtained. The advances and repayments will fluctuate depending on cash flow. As of December 31, 2014, the amount owed the shareholder was $14,036.

On December 4, 2014, the Company’s Chief Financial Officer has agreed to advance the company a short term bridge loan. The repayment of the bridge loan will be the principal amount only with zero interest calculated due March 31, 2015. As of December 31, 2014, the amount owed the shareholder was $20,000.

NOTE 8 – LEASES

On October 1, 2013, the Company entered into a secured lease with QTS Data Center. The terms of this agreement are three (3) years at $500 per month. The following table represents the future lease payments:

12/31/2015	6,000
12/31/2016	4,500
Total	$10,500

The lease expense for the years ended December 31, 2014 and 2013 were $7,000 and $13,082, respectively. In October of 2013 QTS bought the contracts from Herakles Data Center, $4,500 was paid to QTS and $8,582 was paid to Herakles for the year ended December 31, 2013 for a combined total of $13,082.

NOTE 9 – FACILITIES

On July 1, 2014, MyECheck, leased approximately 3700 square feet of Class A Office Space in the City of Folsom California as its corporate headquarters and primary product development center. This is a 42 month full service lease expiring on December 31, 2017 with an average rent per month of $4,735. The rent increases annually by $0.05 per square foot. Both physical and electronic security features are employed at this location.

On October 28, 2014, MyECheck amended its original lease agreement with Maidu Investment, LLC (Maidu Investment) at the office development known as College Point Business Center, located at 2600 E. Bidwell Street in the City of Folsom, State of California, to include an expansion space defined as Suite 190. The Company took possession of the property on December 5, 2014. The lease term on the expansion space is 42 months expiring on June 30, 2018 with an average combined rent per month of $10,998.

F-19

MyECheck, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 9 – FACILITIES (CONT.)

MyECheck paid an additional security deposit in the amount of $20,000, for a combined deposit amount of $52,812. The security deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of MyECheck’s default. Provided MyECheck is not in default under the new lease through the fifteenth (15th) full calendar month after the commencement of the Expansion Space Term, the Landlord will return fifty percent (50%) of the additional security deposit to the Company.

The table below shows the future rents as amended:

	Original	Amendment Space	Combined
For the years ended December 31,
2015	66,408	56,624	123,032
2016	68,280	79,380	147,660
2017	64,219	81,497	145,716
2018	-	41,278	41,278
Totals	$198,907	$258,779	$457,686

The rent expense for 2014 was $29,797 which was included in operating expenses as compared to zero in 2013.

Note 10 - Commitments and Contingencies

Litigations, claims and assessments

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims, other than disclosed below; that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

On October 10, 2014, the Company filed a complaint with the United States District Court, Sacramento Division, against Zipmark, Inc. and Jay Bhattacharya, Inc. for damages for breach of contract in the amount of $35,000 plus interest from June 1, 2012, patent infringement damages in an amount no less than $500,000 and that such amounts be tripled, and for a temporary and permanent injunction prohibiting defendants from using the patented MyECheck technology for online check processing. MyECheck has been informed that the defendants Zipmark and Jay Bhattacharya continue to operate Zipmark’s business using technology that infringes on MyECheck’s patented technology.

In addition, defendant Zipmark breached the Services Agreement by failing to pay the second part of the required license fee. As of the date of the filing, Zipmark and/or Jay Bhattacharya have filed a motion to dismiss and challenge the venue. The Company has filed a response to these motions and continues to vigorously pursue all claims against Zipmark and Jay Bhattacharya.

F-20

MyECheck, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 10 - Commitments and Contingencies (CONT.)

On December 11, 2014, the Company filed a complaint with the United States District Court, Sacramento Division, against Sweetsun Intertrade, Inc., Seven Mile Securities, Titan International Securities, Inc. and Scottsdale Capital Advisors Corporation for declaratory relief for cancellation of share certificates, damages for fraud, including punitive damages from Sweetsun, and preliminary and permanent injunctions restraining them from transferring any shares of the Company’s common stock. In 2010, the Company entered into a settlement agreement with Tangiers Investors, LP on a note due Tangiers in the amount of $32,200 plus attorney fees. Sweetsun was to have purchased the note from Tangiers satisfying the liability. Sweetsun failed to purchase the note and induced the Company to issue shares to Titan International Securities, Inc. as if the note had been paid. The Company first learned of the false claim of defendant Sweetsun’s representations, and the additional issuance of fraudulent shares to Seven Mile Securities in October, 2013. Defendant Scottsdale Capital Advisors Corporation currently holds an unknown amount of the shares of stock in the Company that was originally issued to defendant Sweetsun, as they are a brokerage company. At December 20, 2014, there was a stop transfer enforced on the shares on Titan International Securities. To date, these shares have not been transferred and remain in their entirety until this matter is resolved. MyECheck paid the note thereby eliminating the liability and on October 9, 2014, Tangiers acknowledged that it had been paid in full.

On March 12, 2015, Seven Mile Securities submitted all the required documentation to the Company’s transfer agent which permitted the return of 275,000,000 shares of common stock that was part of the subject matter of this litigation. The litigation will continue against the other defendants in this action.

In late 2014, an individual, Cecil E. Boozer, contacted the Company, contending that he had been promised a twenty percent (20%) equity interest in the Company as well as retaining a fifty percent (50%) membership interest as the “co-founder” of the Company’s wholly owned subsidiary, GreenPay, LLC, a Wyoming limited liability company.  The Company also received a letter from Mr. Boozer dated March 25, 2015 which contained similar claims.  As of the date of this filing, no legal proceeding has been initiated by this individual.  However, as a cautionary measure, on February 5, 2015, the Company referred this matter to outside counsel and, following an active investigation, the Company believes that the claims asserted by this individual lack legal merit.

Consulting, Service and License Agreements

On September 1, 2013, the Company entered into a software and license agreement with a related party, in addition the Company will provide consulting and maintenance services for a period of 12 months following the date of execution of this agreement. In addition, the Company will charge a transaction fee for transactions 1 through 200,000 per calendar month at $0.25 per transaction and transactions 200,001 and over will charge a transaction fee of $0.20 per transaction. The Company received $75,000 in licensing fees for the year ended December 31, 2013. The license holder generated no transaction fees as of December 31, 2013. At December 31, 2014 maintenance fees totaled $4,000 compared to $500 in 2013.

On November 23rd, 2013, Sierra Global, LLC agreed to purchase a license from the Company. On February 24th, 2014, Sierra Global agreed to purchase an additional license for its wholly owned subsidiary, GreenPay, LLC. On June 13, 2014, the Company announced that it would acquire GreenPay, LLC. The merger was completed on August 20th, 2014. The net purchase price for the licenses sold to Sierra Global was determined to be $412,000 after the acquisition of GreenPay, LLC.

F-21

MyECheck, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 10 - Commitments and Contingencies (CONT.)

The patent license issued to GreenPay, LLC on February 24th, 2014 will remain with Sierra Global per the terms and conditions of the merger.

In October, 2014, the Software License and Services Agreement between the Company and Sierra Global, LLC, dated November 23, 2013, was amended to include a 2014 Software Module License Fee in the amount of $500,000.

The Company entered into a License Agreement with GreenPay, LLC on February 24, 2014. Subsequent to that Agreement, the Company and Sierra Global, LLC entered into business discussions, the point of which was the purchase of GreenPay by the Company. In anticipation of that transaction, the Company’s CEO became an unpaid business consultant to GreenPay and was authorized to establish a bank account for GreenPay. After the acquisition of GreenPay by the Company, the bank account was retained by Sierra Global (the Company executed a license under which Sierra Global was permitted to use the GreenPay trade name for limited purposes). During this time, the Company’s CEO did not participate in any ownership of either Sierra Global or GreenPay.

Note 11 - Stockholders’ Deficit

Amendment to Articles of Incorporation

On June 11, 2012, the Company filed an Amendment of Articles of Incorporation with the State of Wyoming to increase authorized shares as follows:

•	Common Stock – 4,900,000,000 – Par value $0.00001 per share
•	Preferred Stock Class, Series A – Par value $0.0001 per share – 10,000,000 shares authorized
•	Preferred Stock Class, Serious B – Par value - $0.0001 per share – 90,000,000 shares authorized

Each Share of Series A Preferred Stock (PS) is entitled to vote together with the holders of the Company’s common stock on all matters and is entitled to 4 times the sum of: i) the total number of shares of common stock which are issued and outstanding at the time of voting, plus, ii) the total number of shares of Series B and Series C Preferred Stock which are issued and outstanding at the time of voting. Each share of Preferred Stock is convertible into the number of shares of Common Stock which equal four times the sum of: i) total number of shares issued and outstanding at the time of conversion, plus ii) the total number of shares of Series B and Series C Preferred Stocks which are issued and outstanding at the time of conversion.

Issuance of Convertible Preferred Stock – related party

On May 29, 2012, the Company issued one share of restricted Series A Preferred Stock (PS) to the major shareholder as part of the employment agreement.

On October 6, 2014, the Company purchased all rights, titles and interest in the one (1) share of MyECheck, Inc. Preferred Class Stock, Series A, stock outstanding. The purchase price paid by the Company for one (1) share of MyECheck, Inc. Preferred Class Stock, Series A, stock was one dollar ($1.00).

F-22

MyECheck, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 11 - Stockholders’ Deficit (CONT.)

Issuance of Common Stock

During the year ended December 31, 2013, Tangiers sold $9,250 of its convertible debt to other investors and the Company was required to settle the debt with 925,000,000 shares of its common stock. At the date of settlement the quoted fair value of the Company’s stock was par. No gain or loss was recognized on the transaction.

On January 17, 2014, the Company issued 25,000,000 shares of its common stock to Asher Enterprise, Inc., who is deemed an accredited investor for the settlement of debt, having a fair value of $3,225 ($0.000129/share), based upon recent quoted trading price.

On February 14, 2014, the Company was able to utilize cash flow generated from operations to purchase 1,000,000,000 shares of MyECheck’s common stock from its major shareholder for $10,000.

The Company contracted with an outside consultant to develop its website. The process began at the end of March, 2014 and continued through June with the support of additional consultants.

Compensation was 500,000 shares of common stock, having a fair value of $15,000 ($0.03/share), based upon recent quoted trading price, and were issued on August 15, 2014.

On February 14, 2014, the Company issued 400,000,000 shares of its common stock to an accredited investor for a subscription receivable, having a fair value of $28,000 ($0.00007/share), based upon recent quoted trading price. In addition, during the year ended December 31, 2013, the company issued 250,000,000 shares of its common stock to the same accredited investor for a subscription receivable of $17,500.

On September 23, 2014, the Company entered into a severance agreement with one of its executives resulting in the authorization of 5,555,556 shares of the Company’s common stock having a fair value of $0.0194/share, based upon quoted trading price at the date of the executed agreement.  The company recorded $107,778 in stock compensation as this award was authorized by the Board of Directors on September 23, 2014. The stock was issued on November 6, 2014.

On October 29, 2014, the Company issued 2,941,176 shares of common stock to TCA Global Credit Master Fund, LP, an investment management company, who is deemed an accredited investor, for advisory fees not to exceed $100,000 as part of the terms for securing a $5,000,000 line of credit.

On October 29, 2014, as part of the TCA Global Credit Master Fund, LP the Company agreed to pay a broker fee of 6% of the initial debenture to an accredited investor of 970,000 of common stock having a fair market value of $32,980 which resulted in a $20 gain.

On October 30, 2014, the Company established a share reserve of common stock to an accredited investor in the amount of 101,102,941 as part of the terms of the Debenture to TCA Global Credit Master Fund, LP, to be five (5) times such number of shares of Common Stock as shall be necessary to effect the full conversion per Article VII, Section 4 of the Debenture. As of December 31, 2014, the share reserve of common stock is 158,045,975. This is based on the stock price at December 31, 2014 with an eighty percent (80%) discount.

F-23

MyECheck, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 11 - Stockholders’ Deficit (CONT.)

On January 27, 2015, the Company issued 7,500,000 shares of its common stock to Hermen Cruz, who is deemed an accredited investor, as consideration for his participation in the early development of the Company in 2007, having a fair value of $135,750 ($0.0181/share), based upon recent quoted trading price.  The securities were not registered under the Securities Act, or the securities laws of any state, and were offered or issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering.

On February 6, 2015, the Company issued 2,500,000 shares of its common stock to Erwin Sillerico, who is deemed an accredited investor, as consideration for his participation in the early development of the Company in 2007, having a fair value of $49,750 ($0.0199/share), based upon recent quoted trading price.  The securities were not registered under the Securities Act, or the securities laws of any state, and were offered or issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering.

On March 24, 2015, the Company entered into a severance agreement with its National Account Sales Manager resulting in the authorization of 833,335 shares of the Company’s common stock having a fair value of $16,250 ($0.0195/share), based upon quoted trading price at the date of the executed agreement.  At December 31, 2014, the company recorded $6,417 as common stock payable. This award was authorized by the Board of Directors on March 24, 2015. The stock was issued on March 24, 2015.

Forgiveness of Debt

During the year ended December 31, 2013, the Company’s officers forgave accrued salaries of $84,281 and this was recorded by the Company as contributed capital.

During the year ended December 31, 2013, the Company’s officers forgave notes payable of $62,964 and this was recorded by the Company as contributed capital.

During the year ended December 31, 2013, a related party forgave note payable of $17,729 and this was recorded by the Company as contributed capital.

On September 11, 2014 a settlement agreement and mutual release of claims was executed in the amount of $5,000 for debt owed on legal services incurred from 2007 through 2009 totaling $71,446. At December 31, 2013, the $71,446 was included in both accounts payable and accrued liabilities.

At December 31, 2014 and 2013, the Company reviewed its old accounts payable as part of the restructuring process and determined with legal counsel that $27,233 and $96,921, respectively, met the criteria of being over the four year statute of limitations and management has determined that they were no longer collectible by the creditors. These amounts were included in Cost Recovery as other income.

F-24

MyECheck, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 12 - Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due.  Deferred taxes relate to differences between the basis of assets and liabilities for financial and income tax reporting which will be either taxable or deductible when the assets or liabilities are recovered or settled.

At December 31, 2014, the Company has a net operating loss carry-forward of approximately $2,865,359 available to offset future taxable income expiring beginning 2024 through 2033. Utilization of future net operating losses may be limited due to potential ownership changes under Section 382 of the Internal Revenue Code.

There was $800 income tax expense for the years ended December 31, 2014 and 2013 due to the Company’s net income.

We have incurred losses since inception, which have generated net operating loss carryforwards.  Taxable loss was $221,764 and taxable income of $206,201 for the years ended December 31, 2014 and 2013, respectively. At December 31, 2014, we had a federal net operating loss carryforward of approximately $2,854,373, after applying the taxable loss from 2014 of $221,764 and taxable income of $206,201 that will expire beginning in 2024.

Current or future ownership changes may limit the future realization of these net operating losses.  Our policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statements of operations. As of January 1, 2014, we had no unrecognized tax benefits, or any tax related interest or penalties. There were no changes in our unrecognized tax benefits during the year ended December 31, 2014. We did not recognize any interest or penalties during 2014 or 2013 related to unrecognized tax benefits.

Section 382 of the Internal Revenue Code generally imposes an annual limitation on the amount of net operating loss carryforwards that may be used to offset taxable income when a corporation has undergone significant changes in its stock ownership. There can be no assurance that we will be able to utilize any net operating loss carryforwards in the future.

We recognize deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss carryforwards.  We have established a valuation allowance to reflect the likelihood of realization of deferred tax assets.

There is no income tax benefit for the losses for the years ended December 31, 2014 and 2013, since management has determined that the realization of the net deferred tax asset is not more likely than not to be realized and has created a valuation allowance for the entire amount of such benefit.

F-25

MyECheck, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 12 - Income Taxes (CONT.)

At December 31, 2014 and 2013, the significant components of our deferred tax assets and liabilities were as follows:

	2014	2013
Deferred tax assets:
Net operating loss	$2,854,373	$2,632,609
Stock compensation non taxable	(299,695)	-
Derivative Liability	(439,368)	-
Accrued expenses	(123,010)	(182,100)
Gross Deferred tax assets	1,992,300	2,450,509
Less: Valuation Allowance	(1,992,300)	(2,450,509)
Net deferred tax assets	$-	$-

A reconciliation of the Federal statutory rate to the Company’s effective tax rate for the years ended December 31, 2014 and 2013 is as follows:

	2014	2013
Federal Statutory rate	34.0%	34.0%
State income taxes, net of federal benefit	8.84%	8.84%
Increase or Decrease in deferred benefit of income taxes resulting from:
Change in valuation allowance	(-39.0)%	(-39.8)%
Effective tax rate	0.0%	0.0%

NOTE 13 – SUBSEQUENT EVENTS

The Company has evaluated for subsequent events between the balance sheet dated as of December 31, 2014, the date the financial statements were available to be issued and concluded that the events or transactions occurring during that time period requiring recognition or disclosure have been made.

On January 27, 2015, MyECheck entered into a copier equipment lease with Caltronics Business Systems. The terms of this agreement are for thirty nine (39) months at $155 per month with a fair market value buyout at the end of the thirty nine month lease. The following table represents the future lease payments:

12/31/2015	$1,705
12/31/2016	1,860
12/31/2017	1,860
12/31/2018	620
Total	$6,045

F-26

MyECheck, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 13 – SUBSEQUENT EVENTS (CONT.)

On January 27, 2015, the Company issued 7,500,000 shares of its common stock to Hermen Cruz, who is deemed an accredited investor, as consideration for his participation in the early development of the Company in 2007, having a fair value of $135,750 ($0.0181/share), based upon recent quoted trading price.  The securities were not registered under the Securities Act, or the securities laws of any state, and were offered or issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering.

On January 30, 2015, MyECheck signed an agreement to acquire 100% of the stock of Seergate, Ltd, developer of a comprehensive electronic payment platform for banks. The Seergate system will be integrated with the MyECheck payment systems adding multiple new capabilities to MyECheck’s payment platform. The acquisition is expected to close in April, 2015, subject to due diligence and after the completion of technical bank integration.

On February 6, 2015, the Company issued 2,500,000 shares of its common stock to Erwin Sillerico, who is deemed an accredited investor, as consideration for his participation in the early development of the Company in 2007, having a fair value of $49,750 ($0.0199/share), based upon recent quoted trading price.  The securities were not registered under the Securities Act, or the securities laws of any state, and were offered or issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering.

On April 2, 2015, the Company issued and executed a convertible note for $15,900. The Company converted a debt for services provided to allow the Company to become of DTC eligible of $14,500 plus interest of $1,400 incurred on January 29, 2014. The note has a term of one year and bears interest at 10% and is unsecured. The debt is convertible based upon 50% of the stock price at January 29, 2014 of a price per share of $0.0016.

F-27

MYECHECK, INC.

CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2015

AND

DECEMBER 31, 2014

MyECheck, Inc.

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2015 AND DECEMBER 31, 2014

	June 30, 2015	December 31, 2014
	(Unaudited)	(Audited)

ASSETS

Current Assets
Cash	$22,850	$51,261
Accounts receivable - Net	80,200	146,740
Employee advances	2,500	2,500
Capitalized loan fees -Net	21,551	150,869
Prepaid expenses	26,852	135,444
Total Current Assets	153,953	486,814

Fixed Assets - Net	94,234	61,730
Intangible Assets - Net Website net	23,371	20,250
IP - Mobile App - Seergate- net	3,120,982	-
Other Assets -Deposits	52,812	70,502
Total Other Assets	3,291,399	152,482

Total Assets	$3,445,352	$639,296

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$359,979	$395,613
Accrued liabilities	184,338	-
Payroll taxes payable	234,060	251,285
Payroll liabilities	61,145	47,710
Accrued rent	34,776	32,904
Loans payable - related party	30,013	34,036
Loans payable - other	91,218	56,415
Derivative liability	276,264	439,368
Deferred revenue	-	25,000
Convertible notes - net	828,000	550,000
Total Current Liabilities	2,099,793	1,832,331

Stockholders' Deficit
Preferred stock, $0.00001 par value, 100,000,000 authorized, none outstanding	-	-
Common stock, $0.00001 par value, 4,900,000,000 shares authorized, 4,073,145,067 and 4,127,436,732 shares issued and outstanding, respectively	50,731	51,274
Treasury stock	(10,001)	(10,001)
Additional paid in capital	7,939,779	3,452,036
Common stock to be issued	-	191,917
Accumulated deficit	(6,634,950)	(4,878,261)
Total Stockholders' Equity	1,345,559	(1,193,035)

Total Liabilities and Stockholders' Equity	$3,445,352	$639,296

The accompanying condensed notes are an integral part of these consolidated financial statements

F-2

MyECheck, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014

Revenues	$181,801	$362,281	$558,109	$724,063

Cost of revenues	2,344	44,527	2,344	44,527
Gross Profit	179,457	317,754	555,765	679,536

General and administrative	410,539	114,611	978,767	148,098
Research and development	166,133	41,359	230,960	41,359
Total Operating Expenses	576,672	155,970	1,209,727	189,457

Income or (Loss) from Operations	(397,215)	161,784	(653,962)	490,079

Other Income /(Expense)
Net change in fair value of derivative liabilities and initial	(9,912)	-	163,104	-
Interest income (expense), net	(18,717)	(1)	(36,593)	(2,934)
Loss on convertible note	(1,229,550)	-	(1,229,550)	-
Other income and expenses	1,114	(47)	1,114	(63,047)
Other income cost recovery	-	53,485	-	53,095
Total other income/(expense)	(1,257,065)	53,437	(1,101,925)	(12,886)
Net income or (loss) before income taxes	(1,654,280)	-	(1,755,887)	-
Provision for income taxes	-	-	(800)	-
Net (Loss) or Income	$(1,654,280)	$215,221	$(1,756,687)	$477,193

Basic earnings per share	$0.00	$0.00	$0.00	$0.00

Diluted earnings per share	$0.00	$0.00	$0.00	$0.00

Weighted average number of shares outstanding during the period - basic	4,123,327,847	4,264,293,204	4,123,327,847	4,264,293,204

Weighted average number of shares outstanding during the period - fully diluted	4,123,327,847	4,264,293,204	4,123,327,847	4,264,293,204

The accompanying condensed notes are an integral part of these consolidated financial statements

F-3

MyECheck, Inc.

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

(Unaudited)

	For the Six Months Ended June 30,
	2015	2014
Cash Flows from Operating Activities:
Net income (loss)	$(1,756,687)	$477,193
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	142,065	1,265
Amortization of IP	96,980	-
Loss on debt conversion	1,229,550	63,047
Interest and prepaid insurance expense	64,185	-
Stock based services	-	4,250
Net change in fair value of derivative liabilities	(163,104)	-
Gain on extinguishment of debt	(19,321)	-
Stock based Compensation	9,833	-
Changes in operating assets and liabilities:
(Increase) Decrease in:
Accounts receivable	66,540	572,252
Prepaid expenses & other assets	-	(46,602)
Increase (Decrease) in:
Accounts payable and accrued expenses	(29,420)	(5,920)
Deferred revenue	(25,000)	(1,500)
Payroll taxes payable	(17,225)	-
Accrued payroll	13,435	-
Net Cash Provided (Used by) by Operating Activities	(388,169)	1,063,985

Cash Flows from Investing Activities
Purchase of P, P & E	(16,693)	(13,058)
Security deposit on new facility	-	(32,812)
Cost incurred capitalized website	-	(17,000)
Purchase of treasury stock	-	(10,000)
Net Cash Used by Investing Activities	(16,693)	(72,870)

Cash Flows from Financing Activities:
(Repayment)/Proceeds for loan payable - related parties	(4,023)	29,029
Proceeds from convertible debt	278,000	-
Net proceeds from acquistion Seergate	17,413
(Repayment)/Proceeds for loan payable - other	85,061	-
Net Cash Provided by Financing Activities	376,451	29,029

Net Decrease in Cash	(28,411)	1,020,144

Cash at Beginning of Period	51,261	65

Cash at End of Period	$22,850	$1,020,209

Supplemental Disclosure of Non Cash Investing and Financing Activities
Common shares issued services and common stock payable	$201,750	$-
Acquisiton of Moble Application assets from Seergate	$3,231,884	$-
Issuance for debt	$54,702	$-
Conversion of convertible note to note payable	$-	$32,000
Stock issued for subscription receivable	$-	$28,000

The accompanying condensed notes are an integral part of these consolidated financial statements

F-4

MyECheck, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

NOTE 1 – ORGANIZATION, BASIS OF PRESENTATION AND NATURE OF OPERATIONS

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) under the accrual basis of accounting.

The consolidated financial information as of December 31, 2014 is derived from the audited consolidated financial statements presented in the Company’s Form 10 dated August 9, 2015. The unaudited condensed interim consolidated financial statements should be read in conjunction with the Company’s Form 10, which contains the audited consolidated financial statements and notes thereto, together with the Management’s Discussion and Analysis, dated August 9, 2015.

Certain information or footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission for interim condensed financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of condensed financial position, results of operations, or cash flows. It is management’s opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair consolidated financial statement presentation. The interim results for the period ended June 30, 2015 are not necessarily indicative of results for the full fiscal year.

Organization

MyECheck, Inc. (“MEC”) (“the Company”) was incorporated in the state of Delaware on October 29, 2004. The Company’s office is located at Folsom, California. On May 25, 2012 the Company was redomiciled in the State of Wyoming. In addition, the Company registered as a foreign corporation in the State of California on October 16, 2014.

GreenPay, LLC (“GreenPay”), a wholly owned subsidiary of the Company, incorporated in the State of Wyoming on March 11, 2014 was acquired by MyEcheck on August 20, 2014. After the acquisition, GreenPay registered as a foreign limited liability company in the State of California on November 10, 2014.

Sekoya Holdings, Ltd. (“Sekoya”) was incorporated in Nevada on May 19, 2005, and is an inactive company.

The Company acquired Seergate, Ltd an Israeli corporation on May 6, 2015.

Reverse Acquisition and Recapitalization

On March 14, 2008, Sekoya Holdings, Ltd. (“Sekoya”), then a development stage company, merged with MEC and MEC became the surviving corporation. This transaction was accounted for as a reverse acquisition. Sekoya did not have any operations and majority-voting control was transferred to MEC. The transaction also required a recapitalization of MEC. Since MEC acquired a controlling voting interest, it was deemed the accounting acquirer, while Sekoya was deemed the legal acquirer. The historical consolidated financial statements of the Company are of those of MEC and of the consolidated entities from the date of merger and subsequent.

F-5

MyECheck, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

NOTE 1 – ORGANIZATION, BASIS OF PRESENTATION AND NATURE OF OPERATIONS

(CONT.)

Acquisition of GreenPay, LLC

On August 20, 2014, MyECheck completed the acquisition of its licensee, GreenPay, LLC. GreenPay, LLC is now a wholly owned subsidiary of MyECheck, Inc. GreenPay assets are owned by MyECheck, however GreenPay will be operated as a separate entity and will move forward with an independent board of directors and management in 2015.

Acquisition of Seergate, Ltd.

On May 6, 2015, MyECheck, Inc. completed its acquisition of Seergate, Ltd. Seergate is an Israeli corporation that has developed an innovative cloud based platform for billing and payments. MyECheck acquired 100% of the issued and outstanding shares of Seergate in exchange for 150,000,000 shares of MyECheck common stock. The 150,000,000 shares of common stock exchanged in connection with the Seergate acquisition were valued based on a ten day average of the price prior to closing.

The adjusted purchase price of the Acquisition totaled $3,075,030, which includes three (3) $25,000 pre-closing cash payments used for the development of technology specifically for the Company. The True Up Payment payable is included in liabilities at May 6, 2015. The Acquisition agreement allows for a ninety (90) day period to finalize the closing balance sheet in order to determine the net working capital adjustment that would be factored into the final purchase amount. On May 7, 2015, we issued 150,000,000 shares of our common stock valued at $0.02 based on a ten day average of the price prior to closing as settlement of the True Up Payment.

Under the purchase method of accounting, the estimated purchase price of the Acquisition was allocated to Seergate’s net tangible and identifiable intangible assets and liabilities assumed based on their estimated fair values as of the date of the completion of the Acquisition, as follows:

Cash	$67,413
Computer equipment	6,145
Other assets	7,777
Total Assets	81,335

Less Liabilities
Payroll accrual	(45,885)
Development costs and travel reimbursement owed by MyECheck to Seergate	(178,382)
Total liabilities	(224,267)
Excess liabilities greater than assets	(142,932)
IP for mobile application	3,217,962

$3,075,030

F-6

MyECheck, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

NOTE 1 – ORGANIZATION, BASIS OF PRESENTATION AND NATURE OF OPERATIONS

(CONT.)

The estimated fair value of certain assets and liabilities have been determined by management and are subject to change upon the finalization of the purchase accounting. No portion of the intangible assets, including goodwill, is expected to be deducted for tax purposes.

The results of operations of Seergate are included in the Company’s condensed consolidated statements of operations from the date of the acquisition of May 6, 2015, including approximately $0 of revenue and approximately $193,000 of net loss. The following unaudited supplemental pro forma information assumes that the Acquisition had occurred as of January 1, 2014

		For the year
	For the six months	ended
	Ended 06/30/2015	12/31/2014
	Unaudited	Unaudited

Revenues	$558,109	$952,156
Cost of revenues	(2,344)	(99,976)
Gross Profit	555,765	852,180

General and administrative	1,013,732	1,527,837
Loss from disposal of assets	-	13,289
Research and development	609,075	1,098,297
Total Operating Expenses	1,622,807	2,639,423
Income or (Loss) from Operations	(1,067,042)	(1,787,243)
Other Income/(Expense)
Derivative liability	(139,670)	(488,246)
Change in fair value of derivative liabilities	303,044	48,878
Interest expense net of interest income	(37,586)	(28,142)
Loss on convertible note	(1,229,550)	(62,980)
Other income and expenses	1,114	-
Other income cost recovery	-	140,685
Total Other Income/(Expense)	(1,102,648)	(389,805)
Net income or (loss) before income taxes	(2,169,960)	(2,177,048)
Provision for income taxes	(800)	(800)
Net (Loss) or Income	$(2,170,760)	$(2,177,848)

F-7

MyECheck, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

NOTE 1 – ORGANIZATION, BASIS OF PRESENTATION AND THE NATURE OF OPERATIONS (CONT.)

The unaudited consolidated pro forma financial information is not necessarily indicative of the results that would have occurred if the Acquisition had occurred on the dates indicated or that may result in the future.

Nature of Operations

The Company provides software that enables merchants and banks to receive and process real–time payments from consumers, businesses and government agencies. Payment can be initiated online, via point of sale terminals, or over the telephone. The Company also licenses patented technology in the mobile payments and banking industries.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

All significant intercompany accounts and balances have been eliminated in consolidation.

Risks and Uncertainties

The Company’s operations are subject to significant risk and uncertainties including financial, operational, regulatory and other risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in its sales and earnings.  The factors expected to contribute to this variability include, among others, (i) the uncertainty associated with the commercialization and ultimate success of the product, (ii) intense competition and rapid technological changes for the mobile payment processing industry and (iii) general economic conditions which may cast doubt on future success.

See Note 3 regarding going concern matters.

Fiscal Year

The Company has adopted a December 31 fiscal year end.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the U.S. of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: the fair value of warrants granted, the fair value of other derivative liabilities, estimates of the probability and potential magnitude of contingent liabilities and the valuation allowance for deferred tax assets due to continuing operating losses.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

F-8

MyECheck, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. At June 30, 2015 and 2014, the Company had no cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At June 30, 2015 and 2014, there were no balances that exceeded the federally insured limit.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts.

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible.

In 2015 and 2014, the Company recorded no bad debt expense.

Capitalized Loan Fees

On October 29, 2014, the Company obtained a loan facility which resulted in the capitalization of loan fees of $193,975 being amortized over the life of the loan. As of June 30, 2015, the accrued amortization was ($172,424) for a net amount reported on the Balance Sheet of $21,551. See Notes 5 & 6. For the six months ended June 30, 2015 the amortization expense was $129,318.

Revenue Recognition

The Company records revenue when all of the following have occurred; (1) persuasive evidence of an arrangement exists, (2) product delivery has occurred, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.

The Company earns revenue from services, which has included the following: electronic check processing, financial verification, identity verification, check guarantee services and licensing of intellectual property. The services are performed under the terms of a contract with a customer, which states the services to be utilized and the terms and fixed price for all services under contract. The price of these services may be a fixed fee per transaction and/or a percentage of the transaction processed depending on the service.

Revenue from electronic check processing is derived from fees collected from merchants to convert merchant customer check data into an electronic image of a paper draft, which allows the Company to deposit the funds to the merchant’s bank through image clearing with the Federal Reserve on behalf of the bank. The Company recognizes the revenue related to electronic check processing fees when the services are performed.

F-9

MyECheck, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Revenue Recognition (Cont.)

Revenue from financial verification is derived from fees collected from merchants to process requests to validate financial verifications to an outside service provider under contract with the Company. The cost for the service provider is recorded in cost of revenue when applicable. This revenue is recognized when the transaction is processed, since the Company has no further obligations.

Revenue from check guarantee services is derived from fees collected from merchants to process transaction to an outside service provider under contract with the Company. The cost for the service provider is recorded in cost of revenue when applicable. This revenue is recognized when the transaction is processed, since the Company has no further obligations.

The Company derives revenue from monthly maintenance fees and initial customer set-up fees. Monthly maintenance fee revenue billed monthly and is recognized as services are performed. Initial set-up fees are recognized over the respective customer relationship period. Payments received in advance of completing the earnings process are recorded as deferred revenue and recognized over the remaining service period.

Customers & Concentrations

One customer comprised 88% of the total revenue for the six months ended June 30, 2015 and three customers comprised 98% of the total revenue for the year ended December 31, 2014. The Company had two customers represent 100% of accounts receivable at June 30, 2015 and two customers represented 100% of net accounts receivable at December 31, 2014.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

•	Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

•	Level 2 – Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 – Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The risk-free rate of return reflects the interest rate for the United States Treasury Note with similar time-to-maturity to that of the convertible debt.

F-10

MyECheck, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Fair Value of Financial Instruments (Cont.)

The recorded value of other financial assets and liabilities, which consist primarily of cash and cash equivalents, accounts receivable, other current assets, and accounts payable and accrued expenses approximate the fair value of the respective assets and liabilities at June 30, 2015 and June 30, 2014 based upon the short-term nature of the assets and liabilities.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion feature.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

For option-based simple derivative financial instruments, the Company uses the Black-Scholes option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a "beneficial conversion feature" ("BCF") and related debt discount.

When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid in capital) and amortized to interest expense over the life of the debt.

Debt Issue Costs and Debt Discount

The Company may record debt issue costs and/or debt discounts in connection with raising funds through the issuance of debt.  These costs may be paid in the form of cash, or equity (such as warrants). These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Original Issue Discount

For certain convertible debt issued, the Company may provide the debt holder with an original issue discount.  The original issue discount would be recorded to debt discount, reducing the face amount of the note and is amortized to interest expense over the life of the debt.

F-11

MyECheck, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Extinguishments of Liabilities

The Company accounts for extinguishments of liabilities in accordance with ASC 860 - “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities”. When the conditions are met for extinguishment accounting, the liabilities are derecognized and the gain or loss on the sale is recognized.

Income Taxes

We account for income taxes under the liability method, whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized. Our policy is to prescribe a recognition threshold and measurement attribute for the recognition and measurement of a tax position taken or expected to be taken in a tax return.

We have analyzed our filing positions in all jurisdictions where we are required to file returns, and found no positions that would require a liability for unrecognized income tax positions to be recognized. We are subject to tax examinations. In the event that we are assessed penalties and or interest, penalties will be charged to other financing expense and interest will be charged to interest expense.

Earnings (Loss) Per Share

Basic net earnings (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.

The Company uses the “treasury stock” method to determine whether there is a dilutive effect of outstanding convertible debt, option and warrant contracts. For the year ended June 30, 2015 the Company reflected net income and a dilutive net income.

The Company had the following potential common stock equivalents at June 30, 2015:

Convertible debt – face amount of $550,000, conversion price of $0.0137	$40,145,985
Convertible Promissory Note – face amount of $40,000, conversion price of $0.0102	3,913,894
Convertible Promissory Note – face amount of $13,000, conversion price of $0.0098	1,326,531
Convertible Promissory Note – face amount of $30,000, conversion price of $0.0087	3,456,221
Convertible Promissory Note – face amount of $25,000, conversion price of $0.0096	2,606,882
Convertible Promissory Note – face amount of $20,000, conversion price of $0.0094	2,132,196
Callable Secured Convertible Note – face amount of $40,000, conversion price of $0.0120	3,333,333
Callable Secured Convertible Note – face amount of $30,000, conversion price of $0.0120	2,500,000
Callable Secured Convertible Note – face amount of $40,000, conversion price of $0.0120	3,333,333
Callable Secured Convertible Note – face amount of $40,000, conversion price of $0.0087	3,333,333
Total common stock equivalents	$68,415,043

F-12

MyECheck, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Earnings (Loss) Per Share

The Company had the following potential common stock equivalents at December 31, 2014:

Convertible debt – face amount of $550,000, conversion price of $0.0174	31,609,195
Common Stock Payable (See Note 11 – Stockholders’ Deficit)	10,833,335
Total common stock equivalents	42,442,530

Advertising

Advertising is expensed as incurred. For June 30, 2015 and 2014, advertising expense was $28,767 and $10,443, respectively.

Stock-Based Compensation

Periodically, we issue common shares or options to purchase our common shares to our officers, directors, employees, or other parties. Compensation expense for these equity awards are recognized over the vesting period, based on the fair value on the grant date. We recognize compensation expense for only the portion of options that are expected to vest, rather than record forfeitures when they occur. If the actual number of forfeitures differs from those estimated by management, additional adjustments to compensation expense may be required in the future periods. We determine the fair value of equity awards using the Black-Scholes valuation model.

Cost of Computer Software Developed or Obtained for Internal Use

The Company capitalizes certain costs incurred for computer software developed or obtained for internal use, which are incurred during the application development stage. These capitalized costs are to be amortized on a straight-line basis over the expected useful life of the software. Costs related to preliminary project activities and post-implementation activities are expensed as incurred. For the six months ended June 30, 2015 and 2014, no costs for the development of internal use software have been capitalized.

Recent Accounting Pronouncements

New Accounting Standards Issued But Not Yet Adopted

From time to time, new accounting pronouncements are issued by the FASB, which are adopted by the Company as of the specified date. Unless otherwise discussed, management believes the impact of recently issued standards, which are not yet effective, will not have a material impact on its consolidated financial statements upon adoption.

In February 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis (“ASU 2015-12”). ASU 2015-02 affects reporting entities that are required to evaluate whether they should consolidate certain legal entities. ASU 2015-02 is effective for us on January 1, 2016, with early adoption permitted. We do not believe that this pronouncement will have an impact on our consolidated financial statements

In April 2015, the FASB issued ASU No. 2015-03, Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”). The amendments in ASU 2015-03 require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in ASU 2015-03. ASU 2015-03 is effective for us on January 1, 2016, with early adoption permitted. We are currently evaluating the potential changes from this ASU to our future financial reporting and disclosures.

F-13

MyECheck, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

NOTE 3 – GOING CONCERN

The Company’s accountants have expressed substantial doubt about the Company’s ability to continue as a going concern as a result of its history of net operating losses. The Company’s ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to successfully deliver license and service agreements and obtain financing until revenue can generate cash flow to meet operating requirements.

The outcome of these matters cannot be predicted at this time. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue its business.

As reflected in the accompanying consolidated financial statements, the Company had a net loss of $1,756,687 in 2015 and a net income of $477,193, in 2014, and net cash used by operations of $388,169 and net cash provided by operations of $1,063,985 for six months ended June 30, 2015 and 2014, respectively. The Company had a working capital deficit of $1,945,840 at June 30, 2015 and $1,345,517 at December 31, 2014 and a stockholders’ equity of $1,345,559 at June 30, 2015 and a stockholders’ deficit of $1,193,035 at December 31, 2014.

The ability of the Company to continue as a going concern is dependent on Management's plans, which include the raising of capital through debt and/or equity markets. The Company will require additional funding during the next twelve months to finance the growth of its current and expected operations and achieve strategic objectives. Additionally, the Company will need to continually generate revenues through its current business operations in order to generate enough cash flow to fund operations through 2015.

The Company is also dependent on maintaining their positive approval status with the Federal Reserve. If the Company were to lose this approval, their ability to provide services would be affected negatively. The Company is also dependent on bank sponsorship when processing transactions directly with the Federal Reserve.  If the Company were to lose bank sponsorship, their ability to provide services would be affected negatively.

The Company believes its current available cash, along with anticipated revenues, may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

NOTE 4 – PROPERTY AND EQUIPMENT

For the six months ended June 30, 2015 and the year ended December 31, 2014 property and equipment is as follows:

	6/30/2015	12/31/2014

Computer equipment	$57,760	$33,139
Furniture and fixtures	56,571	22,018
Leasehold improvements	10,956	10,956
Accumulated depreciation	(31,233)	(4,383)
Net Fixed Assets	$94,234	$61,730

For the six months ended June 30, 2015 and the year ended December 31, 2014, the Company recorded a depreciation expense of $8,745 and $4,205, respectively.

F-14

MyECheck, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

Note 5 – INTANGIBLE ASSETS

Using the Company’s employees and outside consultants, the company invested $24,000 to develop a new website as a critical component of its new marketing plan. The Company’s website went live on July 25, 2014. The Company has elected to amortize the capitalized costs over a thirty six month period for both financial reporting and for income tax purposes once the website is placed in service.

For the six months ended June 30, 2015 and the year ended December 31, 2014 intangible assets are as follows:

	6/30/2015	12/31/2014

Intangible assets website	$31,123	$24,000
Accumulated amortization	(7,752)	(3,750)
Intangible assets website - net	$23,371	$20,250

For the six months ended June 30, 2015 and 2014, $4,002 and $0 in amortization was included in operating expenses, respectively.

For the six months ended June 30, 2015, total depreciation and amortization expense recorded in the operating expenses consisted of the following components: depreciation of $8,745, website amortization of $4,002 and amortization of capitalized loan fees of $129,318 for a total of $142,065.

Note 6 - Convertible notes payable

April 26, 2010 Convertible Debt in Default– Asher Enterprises, Inc.

Terms

On April 26, 2010, the Company issued and executed a convertible note for $50,000. The Company paid $3,000 in debt issue costs and received net proceeds of $47,000. The note had a term of one year and bears interest at 8%, default interest rate of 22%, and was unsecured.

Conversion

The debt is convertible based upon 55% of the average of the three lowest closing prices within the prior ten trading day period. The conversion option may be exercised in the event of default or in whole or part at the option of the holder of the note prior to the debt’s maturity.

For the years ended December 31, 2013 and 2012, the note was in default. At December 31, 2013 the balance on the note was $32,000. On January 17, 2014, the debt was converted into 25,000,000 shares of common stock, at a price per share of $0.002. The estimated fair market value on the conversion date was $0.0038 per share for an estimated a fair value of $95,000 resulting in a loss to the Company of $63,000 which was recorded in the first quarter of 2014.

F-15

MyECheck, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

Note 6 - Convertible notes payable (CONT.)

October 29, 2014 Convertible Debt – TCA Global Credit Master Fund, LP

Terms

On October 29, 2014, the Company issued and executed a convertible note for $550,000 receiving net proceeds of $489,025. The Company paid $60,975 in fees, 2,941,176 shares of common stock for advisory fees not to exceed $100,000 and $33,000 in broker fees for a total capitalized loan fee amount of $193,975. For value received, the Company promises to pay to the order of the Holder, by no later than July 29, 2015 interest on the outstanding principal amount under the Debenture, at the rate of eleven percent (11%) per annum simple interest from the Effective Date. The stock issued for services is further disclosed in Note 11.

Conversion

The debt is convertible based upon 80% of the average daily volume weighted average price of the Company’s Common Stock during the five (5) trading days immediately prior to the Conversion Date.

Additionally, the note contains a ratchet provision. The Company determined under ASC 815, that the embedded conversion feature (if offering of common stock is at no consideration or at a price that is lower than the effective conversion price on the date shares are offered for sale, then a ratchet down of effective exercise price to price per share offered for common stock would be used to determine additional shares to be issued).

The Company has determined that this ratchet provision indicates that these shares, if issued, are not indexed to the Company’s own stock and, therefore, is an embedded derivative financial liability, which requires bifurcation and to be separately accounted for. At each reporting period, the Company will mark this derivative financial instrument to its estimated fair value.

On October 29, 2014, the estimated fair value of the conversion feature of $488,246 was bifurcated from the Note and accounted for as a separate derivative liability. The Note Derivative is carried at its estimated fair value (using the Black Scholes Model) until the Note is converted or otherwise extinguished. Any changes in fair value are recognized in earnings.

At December 31, 2014 the balance on the note was $550,000. As reported in the current balance sheet prepaid interest of $33,737 was included in the prepaid expense amount of $135,444 with $9,638 included in interest expense of $23,066.

At June 30, 2015 the derivative liability was revalued and decreased by $274,770 leaving a balance of $164,598 compared to the balance at December 31, 2014 of $439,368.

At June 30, 2015 the balance on the note was $550,000. As reported in the current balance sheet prepaid interest of $4,819 was included in the prepaid expense amount of $26,852 with $28,914 included in interest expense of $36,593.

F-16

MyECheck, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

Note 6 - Convertible notes payable (CONT.)

On April 2, 2015, the Company issued and executed a convertible note for $15,900. The Company converted accounts payable for services provided to allow the Company to become DTC eligible of $14,500 plus interest of $1,400 incurred on January 29, 2014. The note has a term of one year and bears interest at 10% and is unsecured. The debt is convertible based upon 50% of the stock price at January 29, 2014 of a price per share of $0.0016. During the three months ended June 30, 2015 the note was converted into 19,875,000 shares of common stock. The Company recorded a loss on conversion in the amount of $389,550.

On April 16, 2015, the Company approved the partial assignment of $40,000 of a debt dated October 5, 2010. On April 21, 2015, the Company authorized the conversion of such debt into 40,000,000 shares of common stock at $0.001 per share. The note was converted during the three months ended June 30, 2015 and the Company recorded a loss on conversion in the amount of $840,000.

Convertible Promissory Notes

From time to time the Company raises working capital due to issuances of convertible notes as further described below. During the six months ended June 30, 2015, we entered into multiple convertible notes payable with five (5) containing embedded derivative liabilities (conversion options). At June 30, 2015, these notes consist of the following:

1) Convertible Promissory Note for $40,000 to Charlie Abujudeh dated April 6, 2015, due April 6, 2016, bearing interest at the rate of 10% per annum. This note shall be paid in full or in part to Holder by conversion into Common Stock at the maturity date based upon the discounted price of seventy percent (70%) of the closing price of the Company’s Common Stock on the date of this Note being April 6, 2015 as posted at the OTC Markets exchange of $0.0102 per share for a total common stock issuance of 3,913,894.	$40,000

2) Convertible Promissory Note for $13,000 to Charlie Abujudeh dated April 8, 2015, due April 8, 2016, bearing interest at the rate of 10% per annum. This note shall be paid in full or in part to Holder by conversion into Common Stock at the maturity date based upon the discounted price of seventy percent (70%) of the closing price of the Company’s Common Stock on the date of this Note being April 8, 2015 as posted at the OTC Markets exchange of $0.0098 per share for a total common stock issuance of 1,326,531.	13,000

3) Convertible Promissory Note for $30,000 to Charlie Abujudeh dated April 16, 2015, due April 16, 2016, bearing interest at the rate of 10% per annum. This note shall be paid in full or in part to Holder by conversion into Common Stock at the maturity date based upon the discounted price of seventy percent (70%) of the closing price of the Company’s Common Stock on the date of this Note being April 16, 2015 as posted at the OTC Markets exchange of $0.0087 per share for a total common stock issuance of 3,456,221.	30,000

4) Convertible Promissory Note for $25,000 to Charlie Abujudeh dated April 23, 2015, due April 23, 2016, bearing interest at the rate of 10% per annum. This note shall be paid in full or in part to Holder by conversion into Common Stock at the maturity date based upon the discounted price of seventy percent (70%) of the closing price of the Company’s Common Stock on the date of this Note being April 23, 2015 as posted at the OTC Markets exchange of $0.0096 per share for a total common stock issuance of 2,606,882.	25,000

F-17

MyECheck, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

Convertible Promissory Notes (Cont.)

5) Convertible Promissory Note for $20,000 to Charlie Abujudeh dated May 6, 2015, due May 6, 2016, bearing interest at the rate of 10% per annum. This note shall be paid in full or in part to Holder by conversion into Common Stock at the maturity date based upon the discounted price of seventy percent (70%) of the closing price of the Company’s Common Stock on the date of this Note being May 6, 2015 as posted at the OTC Markets exchange of $0.0094 per share for a total common stock issuance of 2,132,196.	20,000

Total Convertible Promissory Notes	$128,000

Convertible Notes Payable with Embedded Derivative Liabilities (Conversion Options)

During the six months ended June 30, 2015, we entered into convertible notes payable with embedded derivative liabilities (conversion options). At June 30, 2015, these notes consist of the following:

1) On October 29, 2014, the Company issued and executed a convertible Debenture to TCA Global Credit Master Fund, LP for $550,000. The Company paid $60,975 in fees and received net proceeds of $489,025. In addition, the stock compensation are disclosed in Item 10, page 24. For value received, the Company promises to pay to the order of the Holder, by no later than July 29, 2015 interest on the outstanding principal amount under the Debenture, at the rate of eleven percent (11%) per annum simple interest from the Effective Date. (3)	550,000

2) Callable Secured Convertible Note for $40,000 to Charlie Abujudeh dated May 12, 2015, due May 12, 2016, bearing interest at the rate of 10% per annum. The conversion price shall be calculated at the election of the Holder the lesser of (i) 70% of the Trading Price of the Borrower’s Common Stock on the issue date or (ii) the Trading Price of the Borrower’s Common Stock on the Conversion Date. The lowest price the Holder can convert (including discount) is $0.001 per share. (3)	40,000

3) Callable Secured Convertible Note for $30,000 to Johann Gumpp dated May 28, 2015, due May 28, 2016, bearing interest at the rate of 10% per annum. The conversion price shall be calculated at 70% of the Trading Price of the Borrower’s Common Stock on the defined Conversion Date. The Common Stock to the Holder shall be restricted pursuant to SEC Rule 144 with a twelve month holding period. (3).	30,000

4) Callable Secured Convertible Note for $40,000 to Johann Gumpp dated June 8, 2015, due June 8, 2016, bearing interest at the rate of 10% per annum. The conversion price shall be calculated at 70% of the Trading Price of the Borrower’s Common Stock on the defined Conversion Date. The Common Stock to the Holder shall be restricted pursuant to SEC Rule 144 with a twelve month holding period. (3).	40,000

5) Callable Secured Convertible Note for $40,000 to Johann Gumpp dated June 19, 2015, due June 19, 2016, bearing interest at the rate of 10% per annum. The conversion price shall be calculated at 70% of the Trading Price of the Borrower’s Common Stock on the defined Conversion Date. The Common Stock to the Holder shall be restricted pursuant to SEC Rule 144 with a twelve month holding period. (3).	40,000

Total convertible notes payable with embedded derivative liability	$700,000

Total convertible promissory notes & convertible notes payable with embedded derivative liability	$828,000

F-18

MyECheck, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

Note 6 - Convertible notes payable (CONT.)

(1) Note contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rate under the note in the event of such defaults.

(2) The embedded derivative liability associated with the conversion option of the note was bifurcated from the note and recorded at its fair value on the date of issuance and at each reporting date.

(3) We have classified this note as current due to our expectation to either repay or convert the note on a current basis.

The total estimated fair value of the embedded derivative liability associated with the conversion options of these convertible notes payable at inception was $139,940 for the convertible notes with embedded derivatives added in 2015, of which $0 was discounted against the notes and no interest expense was recorded upon issuance. See Note 7, Fair Value Measurements, for a discussion of the changes in the fair value of the embedded derivative liability during the six months ended June 30, 2015.

The following tables set forth our assets and liabilities measured at recurring or non-recurring, at June 30, 2015 and December 31, 2014, and the fair value calculation input hierarchy level that we have determined applies to each asset and liability category.

				Carrying
	Fair Value Measurements Using Inputs			Amount at
Financial Instruments	Level 1	Level 2	Level 3	June 30, 2015

Liabilities:
Callable Secured Convertible Note (1)	$-	$-	$29,333	$29,333
Callable Secured Convertible Note (2)	-		22,000	20,000
Callable Secured Convertible Note (3)	-		30,000	30,000
Callable Secured Convertible Note (4)			30,333	30,333
Derivative Instruments – Convertible	-	-	164,598	164,598

Total	$-	$-	$276,264	$276,264

				Carrying
	Fair Value Measurements Using Inputs			Amount at
Financial Instruments	Level 1	Level 2	Level 3	December 31, 2014

Liabilities:
Derivative Instruments – Convertible	$-	$-	$439,368	$439,368

Total	$-	$-	$439,368	$439,368

F-19

MyECheck, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

Note 6 - Convertible notes payable (CONT.)

Fair Value of Financial Instruments

Market price and estimated fair value of common stock used to measure the Derivative Instruments-Warrants at June 30, 2015 and December 31, 2014:

	June 30, 2015	December 31, 2014
Market price and estimated fair value of common stock:	.0171	0.0218
Exercise price - range	0.012 - 0.0137	0.0174
Expected term range – (years)	.29 – 1yr	.58
Discount range	70% - 80%	-
Dividend yield	-	-
Expected volatility	115%	217%
Risk-free interest rate - range	0.02 – 0.28	0.12%

Note 7 - Loans Payable – Related Parties

The Company’s major shareholder has agreed to advance short term funding until revenue or other funding has been obtained. The advances and repayments will fluctuate depending on cash flow. As of June 30, 2015, the amount owed the shareholder was $523.

On December 4, 2014, the Company’s Chief Financial Officer agreed to advance the company a short term bridge loan. The repayment of the bridge loan will be the principal amount only with zero interest calculated due in the 3rd Quarter, of 2015. As of June 30, 2015, the amount owed the CFO was $20,000.

The Company acquired related party debt associated with the acquisition of Seergate in the amount of $9,500.

NOTE 8 – LEASES

On October 1, 2013, the Company entered into a secured lease with QTS Data Center. The terms of this agreement are three (3) years at $500 per month.

For the six months ended June 30, 2015, the lease expense was $3,094.

NOTE 9 – FACILITIES

On July 1, 2014, MyECheck, leased approximately 3700 square feet of Class A Office Space in the City of Folsom California as its corporate headquarters and primary product development center. This is a 42 month full service lease expiring on December 31, 2017 with an average rent per month of $4,735. The rent increases annually by $0.05 per square foot. Both physical and electronic security features are employed at this location.

On October 28, 2014, MyECheck amended its original lease agreement with Maidu Investment, LLC (Maidu Investment) at the office development known as College Point Business Center, located at 2600 E. Bidwell Street in the City of Folsom, State of California, to include an expansion space defined as Suite 190. The Company took possession of the property on December 5, 2014. The lease term on the expansion space is 42 months expiring on June 30, 2018 with an average combined rent per month of $10,998.

F-20

MyECheck, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

NOTE 9 – FACILITIES

MyECheck paid an additional security deposit in the amount of $20,000, for a combined deposit amount of $52,812. The security deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of MyECheck’s default. Provided MyECheck is not in default under the new lease through the fifteenth (15th) full calendar month after the commencement of the Expansion Space Term, the Landlord will return fifty percent (50%) of the additional security deposit to the Company.

On March 1, 2015, Seergate, entered into a sublease with YK. Multimedia, Ltd. renting one room within the offices of an Executive Suite located on level 1 at “Gamla Building in Park” in Ra’anana, Israel. This lease is open ended and can be terminated with a thirty day written notice of intent to vacate the premises at any time. The monthly rent is $900 U.S. and is prepaid in increments of three months in advance. There was no deposit or guarantee required.

The rent expense for the six months ended June 30, 2015 was $74,174 which was included in operating expenses.

Note 10 - Commitments and Contingencies

Litigations, claims and assessments

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims, other than disclosed below; that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

MyECheck, Inc. vs Zipmark Inc., Jay Bhattacharya

On October 10, 2014, the Company filed a complaint with the United States District Court, Sacramento Division, against Zipmark, Inc. and Jay Bhattacharya, Inc. for damages for breach of contract in the amount of $35,000 plus interest from June 1, 2012, patent infringement damages in an amount no less than $500,000 and that such amounts be tripled, and for a temporary and permanent injunction prohibiting defendants from using the patented MyECheck technology for online check processing. MyECheck has been informed that the defendants Zipmark and Jay Bhattacharya continue to operate Zipmark’s business using technology that infringes on MyECheck’s patented technology.

In addition, defendant Zipmark breached the Services Agreement by failing to pay the second part of the required license fee. As of the date of the filing, Zipmark and/or Jay Bhattacharya have filed a motion to dismiss and challenge the venue. The Company has filed a response to these motions and continues to vigorously pursue all claims against Zipmark and Jay Bhattacharya.

As of the date of the filing the Company has received the Scheduling Order from the Court that sets out the dates for completing discovery, disclosing expert witnesses, filing dispositive motions and pre-trial dates. These dates commence November 6, 2015 and continue through June 20, 2016.

MyECheck, Inc. vs Sweetsun Intertrade, Inc., Seven Miles Securities, Titan International Securities, Inc. and Scottsdale Capital Advisors Corporation

On December 11, 2014, the Company filed a complaint with the United States District Court, Sacramento Division, against Sweetsun Intertrade, Inc., Seven Mile Securities, Titan International Securities, Inc. and Scottsdale Capital Advisors Corporation for declaratory relief for cancellation of share certificates, damages for fraud, including punitive damages from Sweetsun, and preliminary and permanent injunctions restraining them from transferring any shares of the Company’s common stock. In 2010, the Company entered into a settlement agreement with Tangiers Investors, LP on a note due Tangiers in the amount of $32,200 plus attorney fees. Sweetsun was to have purchased the note from Tangiers satisfying the liability.

F-21

MyECheck, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

Note 10 - Commitments and Contingencies (CONT.)

Sweetsun failed to purchase the note and induced the Company to issue shares to Titan International Securities, Inc. as if the note had been paid. The Company first learned of the false claim of defendant Sweetsun’s representations, and the additional issuance of fraudulent shares to Seven Mile Securities in October, 2013. Defendant Scottsdale Capital Advisors Corporation currently holds an unknown amount of the shares of stock in the Company that was originally issued to defendant Sweetsun, as they are a brokerage company.

At December 20, 2014, there was a stop transfer enforced on the shares on Titan International Securities. To date, these shares have not been transferred and remain in their entirety. MyECheck paid the note thereby eliminating the liability and on October 9, 2014, Tangiers acknowledged that it had been paid in full.

On September 8, 2014, the Brooklyn New York’s U.S. Attorney’s Office filed a criminal indictment against Titan International Securities, Inc. and other defendants charging them with a fraudulent scheme to conceal the true ownership of stocks and funds and engage in market manipulation of U.S. public companies. On September 15, 2014, the International Financial Services Commission of Belize suspended Titan International Securities, Inc., a Belize international business company, from “trading in financial and commodity-based derivative instruments and other securities” until further notice. To date, these shares of the Company have not been transferred and remain in their entirety. As of the date of this filing there have been no new developments.

On March 12, 2015, Seven Mile Securities submitted all the required documentation to the Company’s transfer agent which permitted the return of 275,000,000 shares of common stock that was part of the subject matter of this litigation. The cancellation of the 275,000,000 shares for Seven Mile Securities was completed on April 14, 2015 and returned to common stock. The litigation continues against the other defendants in this action. Seven Mile Securities has been removed as a defendant in this litigation.

Cecil Edwin Boozer

In late 2014, an individual, Cecil E. Boozer, contacted the Company, contending that he had been promised a twenty percent (20%) equity interest in the Company as well as retaining a fifty percent (50%) membership interest as the “co-founder” of the Company’s wholly owned subsidiary, GreenPay, LLC, a Wyoming limited liability company.  The Company also received a letter from Mr. Boozer dated March 25, 2015 which contained similar claims.  As of the date of this filing, no legal proceeding has been initiated by this individual.  However, as a cautionary measure, on February 5, 2015, the Company referred this matter to outside counsel and, following an active investigation, the Company believes that the claims asserted by this individual lack legal merit. As of the date of this filing there have been no new developments.

TCA Global Credit Master Fund, L.P. v. MyECheck, Inc., et al.

On July 13, 2015, TCA Global Credit Master Fund, L.P. initiated a breach of contract action against MyECheck and several other defendants in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida.  TCA is a holder of the Company’s convertible notes and has filed its action against MyECheck seeking damages for alleged breaches by MyECheck of the provisions of the convertible notes.  Although MyECheck intends to file an answer to TCA’s complaint within the time allotted under Florida law, as of the date of this filing the Company is engaged in settlement discussions with TCA in an effort to resolve the dispute.

Consulting, Service and License Agreements

In October, 2014, the Software License and Services Agreement between the Company and its major customer dated November 23, 2013, was amended to include a 2014 Software Module License Fee in the amount of $500,000. The Company recorded $86,200 as revenue in the quarter ending June 30, 2015 and $83,300 in December 31, 2014. The Company recorded the revenue as it was earned and payment was received.

F-22

MyECheck, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

Note 10 - Commitments and Contingencies (CONT.)

Consulting, Service and License Agreements

The Company entered into a License Agreement with GreenPay, LLC on February 24, 2014. Subsequent to that Agreement, the Company and Sierra Global, LLC entered into business discussions, the point of which was the purchase of GreenPay by the Company. In anticipation of that transaction, the Company’s CEO became an unpaid business consultant to GreenPay and was authorized to establish a bank account for GreenPay. After the acquisition of GreenPay by the Company, the bank account was retained by Sierra Global (the Company executed a license under which Sierra Global was permitted to use the GreenPay trade name for limited purposes). During this time, the Company’s CEO did not participate in any ownership of either Sierra Global or GreenPay.

Note 11 - Stockholders’ Deficit

Amendment to Articles of Incorporation

On June 11, 2012, the Company filed an Amendment of Articles of Incorporation with the State of Wyoming to increase authorized shares as follows:

•	Common Stock – 4,900,000,000 – Par value $0.00001 per share
•	Preferred Stock Class, Series A – Par value $0.00001 per share – 10,000,000 shares authorized
•	Preferred Stock Class, Serious B – Par value - $0.00001 per share – 90,000,000 shares authorized

Each Share of Series A Preferred Stock (PS) is entitled to vote together with the holders of the Company’s common stock on all matters and is entitled to 4 times the sum of: i) the total number of shares of common stock which are issued and outstanding at the time of voting, plus, ii) the total number of shares of Series B and Series C Preferred Stock which are issued and outstanding at the time of voting.

Each share of Preferred Stock is convertible into the number of shares of Common Stock which equal four times the sum of: i) total number of shares issued and outstanding at the time of conversion, plus ii) the total number of shares of Series B and Series C Preferred Stocks which are issued and outstanding at the time of conversion.

Issuance of Convertible Preferred Stock – related party

On May 29, 2012, the Company issued one share of restricted Series A Preferred Stock (PS) to the major shareholder as part of the employment agreement.

On October 6, 2014, the Company purchased all rights, titles and interest in the one (1) share of MyECheck, Inc. Preferred Class Stock, Series A, stock outstanding. The purchase price paid by the Company for one (1) share of MyECheck, Inc. Preferred Class Stock, Series A, stock was one dollar ($1.00).

Issuance of Common Stock

On October 30, 2014, the Company established a share reserve of common stock to an accredited investor in the amount of 101,102,941 as part of the terms of the Debenture to TCA Global Credit Master Fund, LP, to be five (5) times such number of shares of Common Stock as shall be necessary to effect the full conversion per Article VII, Section 4 of the Debenture. As of June 30, 2015, the share reserve of common stock is 200,927,475. This is based on the stock price at June 30, 2015 with an eighty percent (80%) discount.

F-23

MyECheck, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

Note 11 - Stockholders’ Deficit (CONT.)

Issuance of Common Stock (Cont.)

On January 27, 2015, the Company issued 7,500,000 shares of its common stock to Hermen Cruz, who is deemed an accredited investor, as consideration for his participation in the early development of the Company in 2007, having a fair value of $135,750 ($0.0181/share), based upon recent quoted trading price.  The securities were not registered under the Securities Act, or the securities laws of any state, and were offered or issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering.

On February 6, 2015, the Company issued 2,500,000 shares of its common stock to Erwin Sillerico, who is deemed an accredited investor, as consideration for his participation in the early development of the Company in 2007, having a fair value of $49,750 ($0.0199/share), based upon recent quoted trading price.  The securities were not registered under the Securities Act, or the securities laws of any state, and were offered or issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering.

On March 24, 2015, the Company entered into a severance agreement with its National Account Sales Manager resulting in the authorization of 833,335 shares of the Company’s common stock having a fair value of $16,250 ($0.0195/share), based upon quoted trading price at the date of the executed agreement.  At December 31, 2014, the company recorded $6,417 as common stock payable. This award was authorized by the Board of Directors on March 24, 2015. The stock was issued on March 24, 2015.

On April 2, 2015, the Company issued and executed a convertible note for $15,900. The Company converted accounts payable for services provided to allow the Company to become DTC eligible of $14,500 plus interest of $1,400 incurred on January 29, 2014. The note has a term of one year and bears interest at 10% and is unsecured. The debt is convertible based upon 50% of the stock price at January 29, 2014 of a price per share of $0.0016. On April 7, 2015, the note was converted to 19,875,000 shares of the Company’s common stock which resulted in a loss of $389,550.

On May 6, 2015, MyECheck issued 150,000,000 shares of its common stock as payment of the purchase price for 100% of the issued and outstanding capital stock of Seergate, Ltd.  The common stock issued in connection with the Seergate transaction was valued at $0.02 per share and was calculated using the volume-weighted sales price per share on the OTC – PINK for a consecutive period of ten (10) business days.  The securities were not registered under the Securities Act, or the securities laws of any state, and were offered or issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering.

On April 16, 2015, the Company approved the partial assignment of $40,000 of a debt dated October 5, 2010. On April 21, 2015, the Company authorized the conversion of such debt into 40,000,000 shares of common stock at $0.001 per share which resulted in a loss of $840,000.

Cancellation of Common Stock Issuance

The cancellation of the 275,000,000 shares for Seven Mile Securities was completed on April 14, 2015 and returned to common stock. On March 12, 2015, Seven Mile Securities submitted all the required documentation to the Company’s transfer agent which permitted the return of 275,000,000 shares of common stock that was part of an ongoing litigation. Seven Mile Securities has been removed as a defendant in this litigation.

F-24

MyECheck, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

NOTE 12 – MAJOR EVENTS

During the second quarter of 2015, MyECheck entered into agreements with two new business partners which further expands the Company’s customer base. In April of this year MyECheck entered into a Services Agreement with NXR Global, a leading distributor of health and wellness products, pursuant to which MyECheck agreed to process payments from NXR Global’s customers.

On May 17, 2015, entered into an Authorized Reseller Agreement with Avidia Bank. Under the terms of the Reseller Agreement between MyECheck and Avidia Bank, MyECheck agreed to authorize Avidia Bank to sell MyECheck’s data processing services and its mobile payment system to Avidia’s customers.

NOTE 13 – SUBSEQUENT EVENTS

The Company has evaluated for subsequent events at the date the consolidated financial statements were available to be issued and concluded that the events or transactions occurring during that time period requiring recognition or disclosure have been made.

On July 1, 2015, a Callable Secured Convertible Note was executed and issued to Johann Gumpp for $30,000, bearing interest at the rate of 10% per annum. The conversion price shall be calculated at (i) 70% of the Trading Price of the Borrower’s Common Stock on the defined Conversion Date. The Common Stock to the Holder shall be restricted pursuant to SEC Rule 144 with a twelve month holding period. (3)

On July 14, 2015, the Company executed an Assignment of Remaining Balance owed by MyECheck to Conwell Kirkpatrick relating to debt incurred prior to December 21, 2010 in the amount of $53,054.91.

On July 29, 2015, the Company executed and awarded a combined total of 90,000,000 shares of MyECheck common stock to its Employees at a fair market value of $0.0129 per share.

F-25

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of February 4, 2008, by and between MyECheck, Inc. and Sekoya Holdings, Ltd. *
3.1 (i)	Amendment to the Articles of Incorporation of MyECheck, Inc. *
3.1 (ii)	Amendment to the ByLaws of MyECheck, Inc. *
10.1	Software License and Services Agreement, dated September 1, 2013, by and between MyECheck, Inc. and INTERPAY, Inc. *
10.2	Software License and Services Agreement, dated November 23, 2013, by and between MyECheck, Inc. and Sierra Global, LLC *
10.3	MyECheck Service Agreement, dated September 5, 2014, by and between MyECheck, Inc. and VX Gateway, Inc. *
10.4	Software License and Services Agreement, dated March 19, 2014, by and between MyECheck, Inc. and ITONIS, INC. *
10.5	Software License and Services Agreement, dated February 24, 2014, by and between MyECheck, Inc. and GreenPay, LLC *
10.6	MyECheck Service Agreement, dated July 11, 2014, by and between MyECheck, Inc. and Simplifile, LLC *
10.7	Settlement Agreement and Mutual General Release, dated November 9, 2010, by and between MyECheck, Inc. and Tangiers Investors, LP *
10.8	Securities Purchase Agreement, dated as of April 26, 2010, by and between MyECheck, Inc. and Asher Enterprises, Inc. *
10.9	Convertible Promissory Note, dated as of April 26, 2010, by and between MyECheck, Inc. and Asher Enterprises, Inc. *
10.10	Private Placement Subscription Agreement, dated as of March 2008, by and between Anshan Finance, Ltd. and MyECheck, Inc. *
10.11	Private Placement Subscription Agreement, dated as of March 2008, by and between Youngal Group, Ltd. and MyECheck, Inc. *
10.12	Complaint for Damages for Breach of Contract and Patent Infringement, date of filing October 10, 2014, MyECheck, Inc. (Plaintiff) vs Zipmark, Inc. and Jay Bhattacharya (Defendant) *
10.13	Master Space Agreement, dated October 1, 2013, by and between Quality Investment Properties Sacramento, LLC and MyECheck, Inc. *
10.14	College Point Business Center Standard Lease Agreement, dated June 13, 2014, by and between Maidu Investments, LLC and MyECheck, Inc. *
10.15	First Amendment to the College Point Business Center Standard Lease Agreement, dated October 28, 2014, by and between Maidu Investments, LLC and MyECheck, Inc. *
10.16	Securities Purchase Agreement, dated October 29, 2014, by and between MyECheck, Inc. and TCA Global Credit Master Fund, LP *
10.17	Patent License Agreement, dated June 24, 2008, by and between Edward R. Starrs and MyECheck, Inc. *
10.18	Services Agreement gVerify, dated June 11, 2014, by and between Giact Systems, Inc. and MyECheck, Inc. *
10.19	Intellectual Property License Agreement, dated August 20, 2014, by and between MyECheck, Inc. and Sierra Global, LLC *
10.20	Sierra Global Amendment to Exhibit A – Software Modules License Fees, dated October 1, 2014, by and between MyECheck, Inc. and Sierra Global, LLC *
10.21	Senior Secured, Convertible, Redeemable Debenture, dated October 29, 2014, by and between MyECheck, Inc. and TCA Global Credit Master Fund, LP *
10.22	Caltronics Business Systems Lease Agreement, dated January 27, 2015, by and between MyECheck, Inc. and Caltronics Business Systems *
10.23	Membership Purchase Agreement, dated August 20, 2014, by and between MyECheck, Inc. and GreenPay, LLC *
10.24	Share Purchase Agreement, dated May 5, 2015, by and among MyECheck, Inc. and Seergate, Ltd. *
10.25	Complaint for Declaratory Relief for Cancellation of Share Certificates; Damages for Fraud; Preliminary and Permanent Injunctions, dated December 10, 2014, by and between MyECheck, Inc. (Plaintiff) vs Sweetsun Intertrade, Inc., Seven Mile Securities, Titan International Securities, Inc. and Scottsdale Capital Advisors Corporation *
10.26	Seergate, Ltd. Audited Annual Report at December 31, 2014 and 2013 *
10.27	MyECheck, Inc. and Seergate, Ltd. Unaudited Pro Forma Condensed Combined Financial Information for the Twelve Months Ended December 31, 2014 and the Six Months Ended June 30, 2015 *
10.28	Convertible Promissory Note by and between Charlie Abujudeh *
10.29	Callable Secured Convertible Note by and between Charlie Abujudeh *

Exhibit No.	Description
10.30	Callable Secured Convertible Note by and between Johann Gumpp *
10.31	MyECheck Authorized Reseller Agreement by and between MyECheck, Inc. and Avidia Bank *
10.32	MyECheck Services Agreement by and between MyECheck, Inc. and Monthly Filter Club, LLC
10.33	MyECheck Services Agreement by and between MyECheck, Inc. and Cuallix Consumer Services, Inc.
10.34	MyECheck Services Agreement by and between MyECheck, Inc. and SionicMobile Corporation
10.35	MyECheck Services Agreement by and between MyECheck, Inc. and Withum Smith & Brown
10.36	MyECheck Services Agreement by and between MyECheck, Inc. and Dad’s Custom Roast Coffee
10.37	MyECheck Services Agreement by and between MyECheck, Inc. and New Age Telecom, Inc.
10.38	MyECheck Services Agreement by and between MyECheck, Inc. and Mesorah Heritage Foundation
10.39	MyECheck Services Agreement by and between MyECheck, Inc. and Mesorah Publication, Ltd.
10.40	MyECheck Services Agreement by and between MyECheck, Inc. and Sushi Groove, LLC
10.41	MyECheck Services Agreement by and between MyECheck, Inc. and eze Systems, Inc.
10.42	GreenPay Software License and Service Agreement by and between GreenPay, LLC and MJ SafePay, LLC
10.43	GreenPay Authorized Reseller Agreement by and between Greenpay, LLC and Maverick BankCard, LLC
10.44	MyECheck Services Agreement by and between MyECheck, Inc. and truCrowd Texas, Inc.
10.45	MyECheck Services Agreement by and between MyECheck, Inc. and Lucid Integrated Systems
10.46	MyECheck Services Agreement by and between MyECheck, Inc. and Boss Tech Support, LLC
10.47	MyECheck Services Agreement by and between MyECheck, Inc. and Vergence Entertainment, LLC
10.48	MyECheck Services Agreement by and between MyECheck, Inc. and The Mother of All Survival Kits
10.49	MyECheck Services Agreement by and between MyECheck, Inc. and Credit Shop, Incorporated
10.50	MyECheck Services Agreement by and between MyECheck, Inc. and Nutronix Revolution, Inc.
10.51	MyECheck Partnership Agreement by and between MyECheck, Inc. and Hercules Credit Union
10.52	MyECheck Authorized Reseller Agreement by and between MyECheck, Inc. and Access Payment Systems, Inc.
10.53	MyECheck Services Agreement by and between MyECheck, Inc. and Fantasy Grudge, LLC
10.54	MyECheck Services Agreement by and between MyECheck, Inc. and Elite Tech Help, LLC
10.55	MyECheck Services Agreement by and between MyECheck, Inc. and Kokopay, Inc.
10.56	MyECheck Services Agreement by and between MyECheck, Inc. and PacNet Services Ltd.
10.57	MyECheck Authorized Reseller Agreement by and between MyECheck, Inc, and Peter Farinas DBA PK and Maverick, Inc.
10.58	Memorandum of Understanding
10.59	Award Letter
10.60	Debt Purchase Agreement by and between Redwood Management, LLC and TCA Global Credit Master, LP
10.61	Exchange Agreement, dated July 16, 2015, by and between MyECheck, Inc. and Redwood Management, LLC
10.62	Ten Percent Convertible Note, dated July 15, 2015, by and between MyECheck, Inc. and Redwood Management, LLC
31.1	Certification of the Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of the Principal Accounting Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of the Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2	Certification of the Principal Accounting Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

* Previously Filed

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